FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286596-01

July 11, 2025

BENCHMARK 2025-V16
Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

$624,663,285
(Approximate Initial Mortgage Pool Balance)

$[ ]
(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor
Commercial Mortgage Pass-Through Certificates, Series 2025-V16

Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company German American Capital Corporation Bank of Montreal Barclays Capital Real Estate Inc.
As Sponsors and Mortgage Loan Sellers

Citigroup	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	Deutsche Bank Securities

 Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC	Drexel Hamilton, LLC

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 11, 2025
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BMARK 2025-V16

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-286596) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the preliminary prospectus expected to be dated in July 2025 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these Materials nor anything contained in these Materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
2

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
3

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
4

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
5

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
6

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%
Mortgage Loan Information		Property Information
Loan Sellers:	CREFI, BMO	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(5):	Various – Various
Borrower Sponsor(s):	Industrial Logistics Properties Trust	Collateral:	Various
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$60,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$60,000,000	Property Management:	The RMR Group LLC
% by Initial UPB:	9.6%	Size:	18,271,519 SF
Interest Rate(3):	5.37574485896279%	Appraised Value / Per SF(6):	$1,706,541,600 / $93
Note Date:	June 26, 2025	Appraisal Date(6):	Various
Original Term:	60 months	Occupancy:	82.9% (Various)
Amortization:	Interest Only	UW Economic Occupancy:	82.9%
Original Amortization:	NAP	Underwritten NOI:	$84,349,369
Interest Only Period:	60 months	Underwritten NCF:	$79,902,305
First Payment Date:	August 9, 2025
Maturity Date:	July 9, 2030	Historical NOI
Additional Debt Type(2):	Pari Passu / B-Notes	Most Recent NOI	$79,941,604 (TTM April 30, 2025)
Additional Debt Balance(2):	$687,200,000 / $412,800,000	2024 NOI:	$80,362,857
Call Protection:	YM0.5(53),O(7)	2023 NOI:	$82,653,662
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$76,907,027
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$41	$63
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$41	$63
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV(6):	43.8%	68.0%
TI / LC:	$0	Springing	NAP	Maturity Date LTV(6):	43.8%	68.0%
Unfunded Obligations:	$2,476,942	$0	NAP	UW NOI DY:	11.3%	7.3%
Ground Lease:	$0	Springing	NAP	UW NCF DSCR:	1.96x	1.06x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(2)	$747,200,000	59.8%	Existing Debt	$1,224,370,000	97.9%
Subordinate Debt(2)	412,800,000	33.0	Closing Costs(7)	23,508,992	1.9
Borrower Sponsor Equity	90,355,934	7.2	Upfront Reserves	2,476,942	0.2
Total Sources	$1,250,355,934	100.0%	Total Uses	$1,250,355,934	100.0%
(1)	The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, each of which is an affiliate of the Borrower Sponsor (as defined below).
(2)	The ILPT 2025 Portfolio Mortgage Loan (as defined below) is part of the ILPT 2025 Portfolio Whole Loan (as defined below), which is comprised of 30 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $1,160,000,000. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Senior Loan (as defined below) and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Whole Loan.
(3)	Interest Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus. The Interest Rate of the ILPT 2025 Portfolio Whole Loan may change if any of the individual mortgaged properties securing the ILPT 2025 Portfolio Whole Loan is released and any portion of any of the ILPT 2025 Portfolio Whole Loan components is paid down in accordance with the ILPT 2025 Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary (Top 20 Properties)” for an overview of the top 20 ILPT 2025 Portfolio Properties (as defined below).
(6)	The ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600, as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual ILPT 2025 Portfolio Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%. The individual appraisals were completed on various dates between April 3, 2025 and April 10, 2025.
(7)	Closing costs include origination fees and legal costs, among other expenses.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The Loan. The ILPT 2025 Portfolio Mortgage Loan is part of a whole loan with an aggregate outstanding balance of $1,160,000,000 (the “ILPT 2025 Portfolio Whole Loan”) comprised of (i) 30 pari passu senior notes with an aggregate outstanding balance of $747,200,000 (collectively the “ILPT 2025 Portfolio Senior Notes”), which collectively evidence the senior portion of the ILPT 2025 Portfolio Whole Loan (the “ILPT 2025 Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding balance of $412,800,000 (collectively, the “ILPT 2025 Portfolio Junior Notes”). Among the ILPT 2025 Portfolio Senior Notes are the non-controlling Notes A-7-1 (Non-Florida), A-7-1 (Florida), A-10-1 (Non-Florida), and A-10-1 (Florida), with an aggregate initial principal balance of $60,000,000 (the “ILPT 2025 Portfolio Mortgage Loan”), which evidence the ILPT 2025 Portfolio Mortgage Loan and will be contributed to the Benchmark 2025-V16 securitization trust. The ILPT 2025 Portfolio Junior Notes are generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes. The ILPT 2025 Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of Montreal (“BMO”), Royal Bank of Canada (“RBC”) and UBS AG New York Branch (“UBS AG”) on June 26, 2025. The ILPT 2025 Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple (traditional and leased fee) or leasehold interests in 102 primarily industrial properties (excluding, with respect to one such property, certain non-collateral improvements owned by a municipality and leased to a tenant at such property pursuant to a PILOT lease) (such properties, excluding such non-collateral improvements, collectively, the “ILPT 2025 Portfolio Properties” or the “Properties”, and each individually, a “ILPT 2025 Portfolio Property” or “Property”). The ILPT 2025 Portfolio Whole Loan documents reflect 101 properties as the ILPT 2025 Portfolio Properties identified on Annex A to the preliminary prospectus as 91-210 Olai and 91-95 Hanua, which are referred to collectively in the Mortgage Loan documents as “91-210 Olai Street and 91-95 Hanua Street” (together, the “ILPT 2025 Portfolio Combined Property”) and constitute two separate buildings with one legal description. The ILPT 2025 Portfolio Combined Property has one title commitment, allocated loan amount (which is the sum of the allocated loan amount for each property that constitutes the ILPT 2025 Portfolio Combined Property) and security instrument and is treated as a single property for purposes of the ILPT 2025 Portfolio Whole Loan documents (including for purposes of the release provisions therein). Accordingly, for purposes of any disclosure herein and the Preliminary Prospectus regarding the terms of the ILPT 2025 Portfolio Whole Loan documents, the ILPT 2025 Portfolio Combined Property constitutes a single separate individual Property. However, the lender’s underwriting and charts used herein, on Annex A to the preliminary prospectus treat 91-210 Olai and 91-95 Hanua as separate ILPT 2025 Portfolio Properties and reflect 102 ILPT 2025 Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The promissory notes comprising the ILPT 2025 Portfolio Whole Loan are summarized in the below table. The relationship between the holders of the ILPT 2025 Portfolio Whole Loan is governed by a co-lender agreement. The ILPT 2025 Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ILPT 2025-LPF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The ILPT 2025 Portfolio Pari Passu—AB Whole Loan” and “The Pooling and Servicing Agreement-Servicing of the Outside Serviced Mortgage Loans” in the preliminary prospectus.

ILPT 2025 Portfolio Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1 (Non-Florida) and A-1 (Florida)	$208,880,000	$208,880,000	ILPT 2025-LPF2	Yes
A-2 (Non-Florida) and A-2 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-3 (Non-Florida) and A-3 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-4 (Non-Florida) and A-4 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-5 (Non-Florida) and A-5 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-6 (Non-Florida) and A-6 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-7-1 (Non-Florida) and A-7-1 (Florida)	$45,000,000	$45,000,000	BMARK 2025-V16	No
A-7-2(Non-Florida) and A-7-2 (Florida)	$45,000,000	$45,000,000	BBCMS 2025-5C36	No
A-8 (Non-Florida) and A-8 (Florida)(2)	$38,571,750	$38,571,750	BANA	No
A-9 (Non-Florida) and A-9 (Florida)(2)	$38,571,750	$38,571,750	MSMCH	No
A-10-1 (Non-Florida) and A-10-1 (Florida)	$15,000,000	$15,000,000	BMARK 2025-V16	No
A-10-2 (Non-Florida) and A-10-2 (Florida)	$4,285,500	$4,285,500	BMO	No
A-11 (Non-Florida) and A-11 (Florida)(2)	$19,285,500	$19,285,500	RBC	No
A-12-1 (Non-Florida) and A-12-1 (Florida)	$15,000,000	$15,000,000	BBCMS 2025-5C36	No
A-12-2 (Non-Florida) and A-12-2 (Florida)(2)	$4,285,500	$4,285,500	UBS AG	No
Total Senior Notes	$747,200,000	$747,200,000
B-1 (Non-Florida) and B-1 (Florida)(3)	$165,120,000	$165,120,000	ILPT 2025-LPF2	No
B-2 (Non-Florida) and B-2 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-3 (Non-Florida) and B-3 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-4 (Non-Florida) and B-4 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-5 (Non-Florida) and B-5 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-6 (Non-Florida) and B-6 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
Total Junior Notes	$412,800,000	$412,800,000
Whole Loan	$1,160,000,000	$1,160,000,000
(1)	The Florida notes are secured solely by mortgages on the Properties located in Florida, and the Non-Florida notes are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and the other ILPT 2025 Portfolio Whole Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida mortgages and Non-Florida mortgages.
(2)	Expected to be contributed to one or more future securitizations.
(3)	The ILPT 2025 Portfolio Junior Notes will be generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The Properties. The ILPT 2025 Portfolio Properties consist of 102 primarily industrial Properties totaling approximately 18.3 million SF across 30 states. The ILPT 2025 Portfolio Properties are located across 53 individual markets with the largest concentrations (by underwritten net operating income (“UW NOI”)) in Honolulu (35 Properties; 12.2% of UW NOI), Charleston (4 Properties; 8.2% of UW NOI) and Charlotte (2 Properties; 7.9% of UW NOI).

Of the 35 Properties located in Honolulu (“ILPT Honolulu Properties”), 28 are leased fee properties (“ILPT Leased Fee Properties”) as to which the related borrower owns the fee interest in the land and ground leases it to a tenant which owns the applicable improvements. The ILPT Honolulu Properties are located across approximately 142 acres of land in the southwestern quadrants of Oahu with proximity to Honolulu’s central business district and the H-1 Freeway. The ILPT Honolulu Properties are located in the Ewa Taxation District, which is the largest district on the island and includes a significant amount of housing for the island’s population.

The Properties are located across 30 states, with the largest state concentrations (based on UW NOI) in South Carolina (7 Properties; 17.3% of UW NOI), Florida (8 Properties; 13.1% of UW NOI), Hawaii (35 Properties; 12.2% of UW NOI), and Ohio (6 Properties; 10.9% of UW NOI). No single Property contributes more than 6.5% of UW NOI.

Based on the underwritten rent roll dated May 1, 2025, the ILPT 2025 Portfolio Properties were 82.9% leased, with a weighted average remaining lease term based on underwritten base rent (“UW Base Rent”) of 5.2 years and no more than 23.1% of the Portfolio NRA expiring during any single year throughout the term of the ILPT 2025 Portfolio Whole Loan. Excluding the largest tenant (by UW Base Rent) FedEx, which accounts for 16.5% of Portfolio NRA and 29.5% of UW Base Rent, no other tenant accounts for more than 5.2% of Portfolio NRA or 6.1% of UW Base Rent.

Excluding the ILPT Leased Fee Properties, the ILPT 2025 Portfolio Properties have a weighted average (based on NRA) year built of 2004, average Property size of 171,701 SF and weighted average clear heights of approximately 29.0 feet.

Approximately 35.5% of Portfolio NRA is leased to investment grade rated tenants, with seven of the top 20 tenants in the Portfolio (or their respective parent companies) by UW Base Rent being investment-grade rated, including, but not limited to, FedEx (16.5% of Portfolio NRA; 29.5% of UW Base Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch), Exel Inc. (5.2% of Portfolio NRA; 5.8% of UW Base Rent; rated A2/NR/A- by Moody’s/S&P/Fitch) and Mercedes Benz US International, Inc. (2.9% of Portfolio NRA; 3.7% of UW Base Rent; rated A2/A/A by Moody’s/S&P/Fitch).

The ILPT 2025 Portfolio Properties consist of the following property sub-types: warehouse/distribution (87.2% of UW NOI), leased fee (7.5% of UW NOI), cold storage (2.8% of UW NOI), manufacturing (2.0% of UW NOI) and storage yard (0.4% of UW NOI).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The table below presents certain approximate information regarding the top 20 Properties (by allocated loan amount).

Portfolio Summary (Top 20 Properties)
Property Name	City, State	Property Sub-Type	NRA	% of Portfolio NRA	Leased %	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)	% of Portfolio UW NOI	Year Built(2)
996 Paragon Way	Rock Hill, SC	Warehouse/Distribution	945,023	5.2%	100.0%	4.1	$5.5	6.5%	2014
91-399 Kauhi	Kapolei, HI	Leased Fee	2,237,547	12.2%	0.5%	0.6	-$0.6	-0.8%	NAP
11224 Will Walker Road	Vance, AL	Warehouse/Distribution	529,568	2.9%	100.0%	6.3	$3.3	4.0%	2021
10450 Doral Boulevard	Doral, FL	Warehouse/Distribution	240,283	1.3%	100.0%	2.9	$2.3	2.8%	1996
1580, 1590 & 1600 Williams Road	Columbus, OH	Warehouse/Distribution	759,950	4.2%	100.0%	0.8	$3.3	3.9%	1992
32150 Just Imagine Drive	Avon, OH	Warehouse/Distribution	644,850	3.5%	100.0%	5.8	$2.9	3.4%	1995
6850 Weber Boulevard	Charleston, SC	Warehouse/Distribution	265,318	1.5%	100.0%	7.9	$2.6	3.1%	2018
1341 N. Clyde Morris Blvd.	Daytona Beach, FL	Warehouse/Distribution	399,440	2.2%	100.0%	7.6	$2.3	2.7%	2018
27200 SW 127th Avenue	Homestead, FL	Warehouse/Distribution	237,756	1.3%	100.0%	6.6	$2.0	2.4%	2017
7410 Magi Road	Hanahan, SC	Warehouse/Distribution	302,400	1.7%	100.0%	5.9	$2.3	2.7%	2003
2375 East Newlands Road	Fernley, NV	Warehouse/Distribution	337,500	1.8%	100.0%	9.8	$2.0	2.4%	2007
3800 Midlink Drive	Kalamazoo, MI	Cold Storage	158,497	0.9%	100.0%	4.0	$2.4	2.8%	2014
13509 Waterworks Street	Jacksonville, FL	Warehouse/Distribution	304,859	1.7%	100.0%	4.4	$1.9	2.2%	2014
13400 East 39th Avenue and 3800 Wheeling Street	Denver, CO	Warehouse/Distribution	393,971	2.2%	100.0%	10.0	$2.6	3.1%	1974
91-141 Kalaeloa	Kapolei, HI	Leased Fee	910,491	5.0%	100.0%	4.4	$1.8	2.1%	NAP
9860 West Buckeye Road	Tolleson, AZ	Warehouse/Distribution	288,045	1.6%	100.0%	1.7	$1.4	1.7%	2002
125 North Troy Hill Road	Colorado Springs, CO	Warehouse/Distribution	225,198	1.2%	100.0%	5.5	$2.0	2.3%	2015
11900 Trolley Lane	Beltsville, MD	Warehouse/Distribution	148,881	0.8%	100.0%	3.0	$1.4	1.7%	2000
11501 Wilkinson Drive	El Paso, TX	Warehouse/Distribution	144,199	0.8%	100.0%	3.1	$1.4	1.7%	2005
2300 North 33rd Avenue East	Newton, IA	Manufacturing	337,960	1.8%	100.0%	7.5	$1.7	2.0%	2008
Subtotal / Wtd. Avg. - Top 20			9,811,736	53.7%	77.3%	5.3	$44.5	52.8%	2006
Subotal / Wtd. Avg. - Other 82 Properties			8,459,783	46.3%	89.3%	5.1	$39.8	47.2%	2003
Total / Wtd. Avg.			18,271,519	100.0%	82.9%	5.2	$84.3	100.0%	2004
Total / Wtd. Avg. - Excluding Leased Fee			12,705,897	69.5%	92.9%	5.0	$78.0	92.5%	2004
(1)	Weighted based on UW Base Rent.
(2)	Weighted based on NRA.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

Major Tenants. The three largest tenants based on underwritten base rent are FedEx, American Tire Distributors, Inc. (“ATD”) and Exel Inc.

FedEx (Baa2/BBB/NR by Moody’s/S&P/Fitch; 3,009,412 square feet; 16.5% of net rentable area; 29.5% of underwritten base rent) (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, FedEx offers integrated business solutions utilizing its global network.

ATD (722,267 square feet; 4.0% of net rentable area; 6.1% of underwritten base rent) is a leading automotive aftermarket digital distribution platform with the industry’s largest national distribution network of more than 115 distribution centers spanning over 20 million SF of space. ATD serves more than 60,000 automotive retailers across the United States. In October 2024, ATD commenced a Chapter 11 bankruptcy proceeding. In February 2025, the bankruptcy court approved the sale of ATD’s business to an entity formed by its pre-bankruptcy lenders. The sale closed on February 28, 2025 and each of the leases related to the 5 Properties which serve as collateral for the ILPT 2025 Portfolio Whole Loan were later assigned by the seller to the purchaser. All rental obligations have been assumed by the purchaser, which is not in bankruptcy. The purchaser is continuing to operate the business under the “American Tire Distributors, Inc.” name. According to the Borrower Sponsor, ATD has been a long-term tenant within the ILPT 2025 Portfolio Properties since 2012.

Exel Inc.(945,023 square feet; 5.2% of net rentable area; 5.8% of underwritten base rent) (NASDAQ: MCRB) is part of the supply chain division of Deutsche Post DHL, a global leader in international express, overland transport and air freight. Exel is a contract logistics provider in the Americas with over 40,000 employees at more than 500 sites throughout the U.S., Canada, and Latin America.

The following table presents certain information relating to the tenants at the ILPT 2025 Portfolio Properties (by UW Base Rent):

Tenant Summary
Tenant	Credit Rating (Moody’s/S&P/Fitch)(1)	Property Count	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	% of Annual U/W Base Rent (2)	U/W Base Rent PSF(2)	Wtd. Avg. Lease Expiration Date(3)(4)	Term. Option (Y/N)	Renewal Options
FedEx(5)	Baa2/BBB/NR	28	3,009,412	16.5%	$26,501,047	29.5%	$8.81	Apr-30	N	Various(5)
Exel Inc.	A2/NR/A-	1	945,023	5.2%	$5,197,627	5.8%	$5.50	Aug-29	N	1 x 5 yr
Par Hawaii Refining, LLC	NR/NR/NR	1	910,491	5.0%	$1,875,611	2.1%	$2.06	Dec-29	N	4 x 5 yr
ODW Logistics, Inc.	NR/NR/NR	1	759,950	4.2%	$3,389,377	3.8%	$4.46	May-26	N	N
American Tire Distributors, Inc.(6)	NR/NR/NR	5	722,267	4.0%	$5,475,732	6.1%	$7.58	Jun-32	N	Various(6)
Shurtape Technologies, LLC	NR/NR/NR	1	644,850	3.5%	$3,030,795	3.4%	$4.70	May-31	N	2 x 5 yr
Mercedes Benz US International, Inc.	A2/A/A	1	529,568	2.9%	$3,299,209	3.7%	$6.23	Nov-31	N	2 x 5 yr
Refresco Beverages US Inc.	NR/NR/NR	2	421,350	2.3%	$2,248,769	2.5%	$5.34	Mar-30	N	3 x 5 yr
B Braun Melsungen Aktiengesellschaft	NR/NR/NR	1	399,440	2.2%	$2,312,758	2.6%	$5.79	Feb-33	N	2 x 5 yr
Packaging Corp of America	Baa1/BBB/NR	1	393,971	2.2%	$2,265,333	2.5%	$5.75	Jul-35	N	1 x 5 yr
Subtotal / Wtd. Avg.			8,736,322	47.8%	$55,596,257	61.9%	$6.36	Sep-30
Other Leased			6,405,269	35.1%	$34,202,442	38.1%	$5.34	Jan-31
Total Vacant			3,129,928	17.1%
Total / Wtd. Avg.			18,271,519	100.0%	$89,798,699	100.0%	$4.91	Oct-30
(1)	Ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	UW Base Rent is inclusive of contractual rent steps.
(3)	For tenants with multiple leases throughout the ILPT 2025 Portfolio Properties, the Wtd. Avg. Lease Expiration Date shown represents the weighted average expiration date based on UW Base Rent.
(4)	Certain tenants reflected in the chart above and other tenants throughout all of the ILPT 2025 Portfolio Properties, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	The various FedEx leases across 28 ILPT 2025 Portfolio Properties contain various renewal options including: two, five-year renewal options (1,390,369 SF), two, three-year renewal options (219,277 SF), one, five-year renewal option (1,373,540 SF) and one, three-year renewal option (24,310 SF).
(6)	ATD has one, five-year renewal option with respect to its leases in the aggregate of 347,060 SF across the 1415 West Commerce Way property and 200 Orange Point Drive property. ATD has two, five-year renewal options with respect to its leases in the aggregate of 375,207 SF across the 955 Aeroplaza Drive property, 55 Commerce Avenue property and 17200 Manchac Park Lane property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The following table presents certain information relating to the lease rollover schedule at the ILPT 2025 Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring NRA	% of NRA	Cumulative % of NRA	U/W Base Rent	% of U/W Base Rent	Cumulative % of UW Base Rent	U/W Base Rent $ per SF
MTM & 2025	456,542	2.5%	2.5%	$1,024,624	1.1%	1.1%	$2.24
2026	1,147,565	6.3%	8.8%	$6,288,905	7.0%	8.1%	$5.48
2027	988,246	5.4%	14.2%	$6,914,135	7.7%	15.8%	$7.00
2028	1,243,373	6.8%	21.0%	$9,202,252	10.2%	26.1%	$7.40
2029	4,223,401	23.1%	44.1%	$23,811,564	26.5%	52.6%	$5.64
2030	1,103,366	6.0%	50.1%	$6,065,962	6.8%	59.4%	$5.50
2031	1,848,639	10.1%	60.3%	$11,088,979	12.3%	71.7%	$6.00
2032	489,774	2.7%	62.9%	$4,709,671	5.2%	77.0%	$9.62
2033	1,351,485	7.4%	70.3%	$9,525,398	10.6%	87.6%	$7.05
2034	504,881	2.8%	73.1%	$2,187,428	2.4%	90.0%	$4.33
2035 & Thereafter	1,784,319	9.8%	82.9%	$8,979,781	10.0%	100.0%	$5.03
Vacant	3,129,928	17.1%	100.0%	NAP	NAP	NAP	NAP
Total	18,271,519	100.0%	100.0%	$89,798,699	100.0%	100.0%	$5.93
(1)	Based on the underwritten rent roll as of May 1, 2025, inclusive of contractual rent steps through June 1, 2026 ($2,564,639).
(2)	Based on stated lease terms and without regard to any termination or similar options in favor of the tenant under its related lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ILPT 2025 Portfolio Properties:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 4/30/2025	U/W	U/W Per SF
Base Rent(2)	$81,534,372	$87,919,667	$86,539,549	$86,344,048	$87,234,060	$4.77
Potential Income from Vacant	0	0	0	0	13,768,512	$0.75
Rent Steps(3)	0	0	0	0	2,564,639	$0.14
Credit Rent Steps	0	0	0	0	1,410,906	$0.08
Recoveries	14,463,595	17,727,890	17,698,808	16,030,796	17,792,750	$0.97
Gross Potential Income	$95,997,966	$105,647,557	104,238,358	102,374,844	122,770,868	$6.72
Economic Vacancy & Credit Loss	0	0	0	0	(13,768,512)	$0.75
Other Income	242,886	498,904	349,459	844,065	120,260	$0.01
Effective Gross Income	$96,240,853	$106,146,461	104,587,817	103,218,908	109,122,615	$5.97

Management Fee	2,808,970	3,208,328	3,094,690	3,073,117	3,273,678	$0.18
Payroll	1,949,481	2,310,348	1,995,600	1,982,854	1,784,719	$0.10
General & Administrative	257,897	550,041	321,882	468,070	304,124	$0.02
Common Area Maintenance	801,048	1,202,251	1,073,113	1,060,196	1,023,927	$0.06
Utilities	169,689	164,253	731,295	995,392	1,262,527	$0.07
Real Estate Taxes	11,905,980	13,832,724	14,749,741	13,583,499	14,788,787	$0.81
Insurance	1,440,760	2,224,854	2,258,641	2,114,176	2,335,484	$0.13
Other Expenses	0	0	0	0	0	$0.00
Total Operating Expenses	$19,333,826	$23,492,800	$24,224,960	$23,277,304	$24,773,246	$1.36

Net Operating Income	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$84,349,369	$4.62
Replacement Reserves	0	0	0	0	2,541,179	$0.14
TI/LC	0	0	0	0	1,905,885	$0.10
Net Cash Flow	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$79,902,305	$4.37

Occupancy (%)	99.3%	99.1%	84.0%	84.1%	82.9%
NCF DSCR(4)	1.89x	2.03x	1.97x	1.96x	1.96x
NOI Debt Yield(4)	10.3%	11.1%	10.8%	10.7%	11.3%
(1)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(2)	Based on the in-place rent roll as of May 1, 2025. Base Rent includes recent lease signings and excludes any free rent.
(3)	Represents contractual rent steps through June 1, 2026 ($2,564,639).
(4)	NCF DSCR and NOI Debt Yield are based on the ILPT 2025 Portfolio Senior Notes. Including the ILPT 2025 Portfolio Junior Notes, NCF DSCR is 1.06x and NOI Debt Yield is 7.3%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

Appraisals. According to the appraisals, the ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600 as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

ILPT 2025 Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
As-Portfolio	$1,706,541,600	4.96%
Aggregate As-Is	$1,673,080,000	5.06%
(1)	Source: Appraisals.

Environmental Matters. All of the Properties have been subject to Phase I environmental site assessments (“ESAs”) dated as of various dates in April and May 2025. The ESAs identified recognized environmental conditions and controlled recognized environmental conditions at certain of the Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the preliminary prospectus.

An environmental insurance policy is in place, provided by Allied World Assurance Company (U.S.), Inc., with a policy limit of $25,000,000 per incident and $25,000,000 in the aggregate, subject to a $50,000 per incident deductible for a four (4)-year term. The lender is an additional named insured under the policy. The borrowers are required to maintain pollution legal liability insurance for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan, which may be maintained by renewal, extension or replacement, with the same policy limits as described above and a $50,000 self-insured retention amount, which names the lender as an additional named insured and has the same coverages, terms, conditions and endorsements as the pollution legal liability policy approved as of the origination date. We cannot assure you that the existing or any future environmental insurance policy will cover or mitigate any of the environmental risks at the Properties, or that the borrowers will renew, extend or replace the existing policy, and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

The Markets. The ILPT 2025 Portfolio Properties are located across 53 different markets, with the largest concentrations (based on UW NOI) in Honolulu (12.2% of UW NOI), Charleston (8.2% of UW NOI) and Charlotte (7.9% of UW NOI). The top 20 markets (by UW NOI) comprise 78.7% of Portfolio NRA and 78.6% of UW NOI.

Market	# of Properties	NRA	% of Portfolio NRA	Market Rent(1)	Market Vacancy(1)	UW Base Rent ($MM)(2)	UW Base Rent PSF(2)	% of Portfolio UW Base Rent(2)	UW NOI ($MM)	% of Portfolio UW NOI
Honolulu	35	5,895,586	32.3%	$22.23	2.7%	$11.3	$3.10	12.6%	$10.3	12.2%
Charleston	4	781,177	4.3%	$10.52	14.6%	$7.2	$9.24	8.0%	$7.0	8.2%
Charlotte	2	1,146,001	6.3%	$9.77	9.4%	$6.4	$5.55	7.1%	$6.6	7.9%
Miami	3	515,041	2.8%	$20.91	5.7%	$5.0	$9.69	5.6%	$4.6	5.4%
Columbus	3	928,834	5.1%	$8.18	7.2%	$4.7	$5.09	5.3%	$4.6	5.4%
Tuscaloosa	1	529,568	2.9%	$8.38	3.6%	$3.3	$6.23	3.7%	$3.3	4.0%
Denver	2	463,836	2.5%	$12.23	7.8%	$2.9	$6.24	3.2%	$3.2	3.8%
Colorado Springs	2	350,258	1.9%	$11.59	4.2%	$3.2	$9.27	3.6%	$3.1	3.7%
Cleveland	1	644,850	3.5%	$6.85	3.6%	$3.0	$4.70	3.4%	$2.9	3.4%
Kalamazoo	1	158,497	0.9%	$6.29	3.5%	$2.5	$15.84	2.8%	$2.4	2.8%
Jacksonville	2	400,742	2.2%	$10.80	5.2%	$2.5	$6.32	2.8%	$2.4	2.8%
Albany	2	479,000	2.6%	$9.43	3.0%	$2.4	$5.00	2.7%	$2.3	2.8%
Daytona Beach	1	399,440	2.2%	$11.65	3.6%	$2.3	$5.79	2.6%	$2.3	2.7%
Reno	1	337,500	1.8%	$9.04	11.1%	$2.1	$6.20	2.3%	$2.0	2.4%
Oklahoma City	2	268,701	1.5%	$8.44	5.5%	$2.0	$7.32	2.2%	$2.0	2.3%
Des Moines	1	337,960	1.8%	$7.89	5.8%	$1.8	$5.35	2.0%	$1.7	2.0%
Phoenix	1	288,045	1.6%	$13.72	12.3%	$1.5	$5.18	1.7%	$1.4	1.7%
Sioux Falls	1	167,171	0.9%	$8.57	1.7%	$1.5	$8.74	1.6%	$1.4	1.7%
Washington	1	148,881	0.8%	$17.46	6.0%	$1.5	$9.77	1.6%	$1.4	1.7%
El Paso	1	144,199	0.8%	$8.39	10.9%	$1.5	$10.26	1.6%	$1.4	1.7%
Total / Wtd. Avg. - Top 20	67	14,385,287	78.7%	$15.23	5.3%	$68.6	$5.65	76.4%	$66.3	78.6%
Other 33 Markets	35	3,886,232	21.3%	$7.84	5.9%	$21.2	$7.07	23.6%	$18.0	21.4%
Total / Wtd. Avg.	102	18,271,519	100.0%	$13.66	5.4%	$89.8	$5.93	100.0%	$84.3	100.0%
Total Excluding Leased Fee	74	12,705,897	69.5%	$9.90	6.6%	$82.6	$7.00	92.0%	$78.0	92.5%

(1)	Source: Third-party provider. Total / Wtd. Avg. is weighted by NRA.
(2)	Represents the UW Base Rent per leased SF. UW Base Rent figures include contractual rent steps through June 1, 2026 ($2,564,639).

The following table presents certain market rent conclusions for the ILPT 2025 Portfolio:

Market Rent Conclusions (Excluding ILPT Leased Fee Properties)
	Market Rent PSF(1)	UW Base Rent PSF(2)	Delta
Portfolio Excluding ILPT Leased Fee Properties	$9.90	$7.00	-41.4%
(1)	Source: third-party market reports.
(2)	Based on underwritten rent rolls as of May 1, 2025, inclusive of contractual rent increases.

The Borrowers and the Borrower Sponsor. The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor (the “Borrower Sponsor”) and the non-recourse carveout guarantor (“Guarantor”). Each borrower has at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT 2025 Portfolio Whole Loan.

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of December 31, 2024, ILPT owned 411 industrial and logistics properties with 59.9 million rentable SF, which are 94.4% leased to approximately 300 different tenants with a weighted average remaining lease term of 7.8 years.

Property Management. The ILPT 2025 Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company, which is an affiliate of the borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

Initial and Ongoing Reserves. At origination of the ILPT 2025 Portfolio Whole Loan, the borrowers deposited approximately $2,476,942 into an unfunded obligations reserve for outstanding free rent, tenant improvements, landlord work and leasing commissions.

Tax Reserve – Waived except during a Trigger Period (as defined below). During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the amount estimated by the lender to be payable by the borrowers, during the next ensuing 12 months (exclusive of any taxes required to be paid directly to the applicable tax authority by tenants under their leases).

Insurance Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrowers for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. Notwithstanding the foregoing, the insurance reserve deposit is waived provided the insurance is maintained under an approved blanket policy satisfying the requirements of the ILPT 2025 Portfolio Whole Loan documents.

Replacement Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $211,765 for all of the ILPT 2025 Portfolio Properties (excluding the ILPT Leased Fee Properties).

Leasing Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $158,824.

Ground Lease Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the rents due under the ground lease during the next 12-month period.

Lockbox / Cash Management. The ILPT 2025 Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the Properties and received by the borrowers into one or more restricted account (each, a “Lockbox Account”) in the name of one of the borrowers (ILPT Tower LLC, a Delaware limited liability company, as of the origination date) for the benefit of the lender to the extent set forth in the ILPT 2025 Portfolio Whole Loan documents. During a Trigger Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender (the “Cash Management Account”). If a Trigger Period does not exist, the borrowers may direct funds be transferred to an account designated by the borrowers which is not pledged as security for the ILPT 2025 Portfolio Whole Loan.

On each payment date during a Trigger Period, funds, if any, on deposit in the Cash Management Account are to be disbursed and applied in the following order of priority: (i) monthly escrows for ground rent, (ii) monthly escrows for taxes, (iii) monthly escrows for insurance premiums, (iv) payment of the monthly debt service due under the ILPT 2025 Portfolio Whole Loan, (v) the required monthly payment of amounts due to the replacement reserve, (vi) the required monthly payment of amounts due to the leasing reserve, (vii) funds sufficient to pay operating expenses pursuant to the terms of the ILPT 2025 Portfolio Whole Loan documents and (viii) all amounts remaining after the foregoing deposits to an excess cash flow reserve. Provided no event of default is continuing, the borrowers will have access to the excess cash flow account for disbursements as described in the ILPT 2025 Portfolio Whole Loan documents. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the ILPT 2025 Portfolio Whole Loan documents, the lender may apply funds to the ILPT 2025 Portfolio Whole Loan in such priority as it may determine.

A “Trigger Period” means, a period commencing upon, among other conditions, (i) the occurrence and continuance of an event of default, and (ii) the debt yield falling below (a) 6.00% during the period from the origination date through and including the second anniversary thereof, or (b) 6.25% following the second anniversary of the origination date and thereafter, (each of clause (a) and (b), the “Debt Yield Threshold”), in each case, for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the ILPT 2025 Portfolio Whole Loan documents, and terminating upon (a) with respect to clause (i), the cure (if applicable) of such event of default, or (b) with respect to clause (ii), the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, or the date that the borrowers prepay the ILPT 2025 Portfolio Whole Loan in an amount sufficient to meet the applicable debt yield requirement (including payment of any applicable yield maintenance premium) or the date that the borrowers deliver cash or a letter of credit as cash collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the ILPT Portfolio Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold.

Current Mezzanine or Secured Subordinate Indebtedness. The ILPT 2025 Portfolio Whole Loan also includes the ILPT 2025 Portfolio Junior Notes. The ILPT 2025 Portfolio Junior Notes bear interest at the weighted average of the interest rate of 8.2510509729845%. Payments on the ILPT 2025 Portfolio Junior Notes are generally subordinate to payments on the ILPT 2025 Portfolio Senior Notes, provided that the ILPT 2025 Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ILPT 2025 Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The ILPT 2025 Portfolio Pari Passu-AB Whole Loan” in the preliminary prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

Release of Collateral. The borrowers have the right to obtain the release of any of the Properties in connection with an arms-length transfer to a third party of such Property, upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Property and (b) the remaining outstanding principal balance of the ILPT 2025 Portfolio Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield of the ILPT 2025 Portfolio Whole Loan after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the ILPT 2025 Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the Guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the ILPT 2025 Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Lease. The ILPT 2025 Portfolio Property known as the 435 SE 70th Street property located in Topeka, Kansas (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight five-year options and thereafter for one, one year option. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2027 and is subject to escalations for subsequent renewal terms.

PILOT Lease, FILOT Arrangement and Similar Agreements. With respect to the ILPT 2025 Portfolio Property known as the 3502 Enterprise Avenue property (1.2% of the allocated loan amount), certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a PILOT lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property which is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) the reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

With respect to the ILPT 2025 Portfolio Property known as the 996 Paragon Way property (5.6% of the allocated loan amount), a tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows tenant to make certain payments in lieu of tax payments that would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the Property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the Property.

With respect to the ILPT 2025 Portfolio Property known as the 11224 Will Walker Road property (3.5% of the allocated loan amount), Mercedes Benz US International, Inc., a tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 ILPT 2025 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.8% 1.96x 11.3%

Condominium Properties. Five of the Properties are subject to condominium regimes (established pursuant to the applicable condominium documents) including: (i) 91-222 Olai property, (ii) 91-174 Olai property, (iii) 91-259 Olai property, (iv) 91-265 Hanua property (the properties referenced in the foregoing clauses (i) through (iv) being the “Hawaii Condominiums”) and the (v) 3800 Midlink Drive property. With respect to the Hawaii Condominiums, each such condominium consists of two units, both of which are owned and controlled by the related borrower. With respect to the condominium related to the 3800 Midlink Drive property, the related borrower owns one of 22 units in the related condominium, and does not control the condominium. Please see “Description of the Mortgage Pool--Condominium and Other Shared Interests” in the preliminary prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
19

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
20

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
21

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

853 Broadway

Floor	Tenants
21	Paedae Inc. 5,864 SF Exp. 12/2027
20	Union Square Cognitive Therapy 1,060 SF Exp. 9/2029; The Assembly of the State of 1,063 SF Exp. 12/2026; Linda Ashley 1,026 SF Exp. 12/2025; Burns McClellan Inc. 2,512 SF Exp. 9/2027
19	Personetics Technologies Inc. 7,004 SF Exp. 4/2028
18	Union Square Hospitality Group 15,126 SF Exp. 3/2030
17	
16	Lepercq De Deuflize & Co. Inc 7,563 SF Exp. 7/2036
15	Nourish Inc. 7,563 SF Exp. 6/2030
14	Vanterra Capital LLC 2,668 SF Exp. 1/2026; Paedae Inc. 3,362 SF Exp. 12/2027; Paedae Inc. 1,479 SF Exp. 12/2027
12	IRR LLC 7,559 SF Exp. 8/2030
11	Vacant 1,246 SF; Complete Wellness Holdings 2,697 SF Exp. 3/2032; Vacant 2,738 SF; Northcurrent Partners LLC 1,197 SF Exp. 9/2028
10	First Look Services Inc. 7,896 SF Exp. 12/2028
9	Casa Komos Beverage Group Inc 1,453 SF Exp. 10/2034; Dr. Matthew Shawl 891 SF Exp. 12/2027; 9Yards Capital Management LP 3,762 SF Exp. 1/2026; 853 Smile Dental Services PC 1,769 SF Exp. 12/2027
8	Triplepoint Capital LLC 7,891 SF Exp. 9/2027
7	Vacant 7,902 SF
6	Loopme Inc. 7,897 SF Exp. 4/2030
5	Vacant 7,997 SF
4	Vacant 8,013 SF
3	Shaw Industries Inc. 7,963 SF Exp. 11/2033
2	Casa Komos Beverage Group Inc 8,816 SF Exp. 10/2034
MZ	
1	Capital One N.A. 1,535 SF Exp. 10/2030; Capital One N.A. 15,990 SF Exp. 10/2030
0	

VACANT | BUILDING | 2025 – 2026 | 2027 – 2028 | 2029 – 2030 | 2031+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
22

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
23

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use - Office/Retail
Borrower Sponsor(s):	Jeffrey J. Feil	Collateral:	Fee
Borrower(s):	841-853 Fee Owner LLC	Location:	New York, NY
Original Balance:	$56,500,000	Year Built / Renovated:	1893, 1927 / 2019
Cut-off Date Balance:	$56,500,000	Property Management:	Jeffrey Management Corp.
% by Initial UPB:	9.0%	Size:	265,119 SF
Interest Rate:	5.52000%	Appraised Value (As Is) / Per SF:	$185,000,000 / $698
Note Date:	May 22, 2025	Appraisal Date:	March 31, 2025
Original Term:	60 months	Occupancy:	84.3% (as of March 25, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	89.7%
Original Amortization:	NAP	Underwritten NOI:	$16,306,043
Interest Only Period:	60 months	Underwritten NCF:	$15,722,781
First Payment Date:	July 6, 2025
Maturity Date:	June 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$15,683,493 (TTM February 28, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$16,187,134
Call Protection:	L(26),D(27),O(7)	2023 NOI:	$15,013,124
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$13,650,775
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$213
Taxes:	$0	$538,611	NAP	Maturity Date Loan / SF:	$213
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	30.5%
Replacement Reserves:	$0	$4,419	NAP	Maturity Date LTV:	30.5%
Free Rent Reserve:	$1,644,651	$0	NAP	UW NOI DY:	28.9%
				UW NCF DSCR:	4.97x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,500,000	100.0%	Loan Payoff	$50,501,539	89.4%
			Borrower Sponsor Equity:	3,757,967	6.7
			Upfront Reserves	1,644,651	2.9
			Closing Costs	595,842	1.1
Total Sources	$56,500,000	100.0%	Total Uses	$56,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The second largest mortgage loan (the “841-853 Broadway Mortgage Loan”) is secured by a first lien on the borrower’s fee interest in a 265,119 square foot, mixed use, office and retail property located in New York, New York (the “841-853 Broadway Property”). The 841-853 Broadway Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $56,500,000. The 841-853 Broadway Mortgage Loan was originated by Citi Real Estate Funding Inc. on May 22, 2025 and has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.52000% per annum on an Actual/360 basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
24

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The Property. The 841-853 Broadway Property is a 21-story, 265,119 square foot, mixed-use office and retail property located in the Flatiron/Union Square neighborhood of New York, New York. The 841-853 Broadway Property was originally constructed in phases in 1893 and 1927 and most recently renovated in 2019. The 841-853 Broadway Property is comprised of two directly adjacent buildings located along Broadway between East 13th Street and East 14th Street. The 841-853 Broadway Property is located in close proximity to Union Square Park and directly above the 14th Street – Union Square subway station, which provides access to the L, N, Q, R, W, 4, 5, and 6 subway lines.

The 841-853 Broadway Property features 238,453 square feet of office space accounting for 67.4% of underwritten rent, 26,666 square feet of ground floor retail space accounting for 32.4% of underwritten rent, and one telecommunications tenant that accounts for 0.2% of underwritten rent. The tenant roster at the 841-853 Broadway Property features 30 unique tenants, consisting of 25 office tenants, one telecommunications tenant and four retail tenants across various industries including financial services, technology, medical and advertising. As of March 25, 2025, the 841-853 Broadway Property was 84.3% leased.

Major Tenants. The three largest tenants based on underwritten base rent are Capital One N.A. (“Capital One”), Ernst & Young U.S. LLP (“Ernst & Young”) and Basis Global Technologies Inc (“Basis Global Technologies”).

Capital One (17,525 square feet; 6.6% of net rentable area; 22.0% of underwritten base rent). Founded in 1994, Capital One, is a diversified bank holding company that is headquartered in McLean, Virginia. Capital One provides a wide range of financial products and services, including credit cards, checking and savings accounts, auto, business, and commercial loans, Capital One Shopping and Creditwise. Capital One has 13 bank branches located across Manhattan and as of December 31, 2024 employed approximately 52,600 employees worldwide. Capital One has been a tenant at the 841-853 Broadway Property since June 2015 and has a current lease term through October 2030 with one, five-year renewal option and no termination options remaining.

Ernst & Young (26,939 square feet; 10.2% of net rentable area; 9.9% of underwritten base rent). Founded in 1906, Ernst & Young is one of the Big 4 accounting firms offering services in assurance, audit, tax, financial, and business advisory services to the automotive, financial, government, entertainment, mining, real estate, technology, and telecommunication industries. Ernst & Young has been a tenant at the 841-853 Broadway Property since August 2015 and has a current lease term through April 2029 with one, five-year renewal option and no termination options remaining.

Basis Global Technologies (26,234 square feet; 9.9% of net rentable area; 8.0% of underwritten base rent). Founded in 2001, Basis Technologies is a comprehensive media automation and intelligence platform that integrates and automates the digital advertising process by integrating disparate systems and tools, automating workflows, reconciling billing, and streamlining campaigns from end to end. Basis Technologies has been a tenant at the 841-853 Broadway Property since August 2015 and has a current lease term through November 2025 with no renewal or termination options remaining.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The following table presents certain information relating to the largest tenants by underwritten base rent at the 841-853 Broadway Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants-Retail
Capital One N.A.	Baa1/BBB/A-	17,525	6.6%	$5,323,128	$303.74	22.0%	10/31/2030	N	1 x 5 yr
Santander Bank N.A.	Baa1/A-/A-	2,304	0.9%	$1,359,780	$590.18	5.6%	2/28/2026(3)	N	2 x 5 yr
Max Union Square LLC	NR/NR/NR	4,534	1.7%	$738,000	$162.77	3.0%	1/31/2035	N	2 x 5 yr
Waise Ebrahimi DDS PC	NR/NR/NR	2,303	0.9%	$434,803	$188.80	1.8%	7/31/2033	N	1 x 5 yr
Total Major Retail Tenants		26,666	10.1%	$7,855,712	$294.60	32.4%

Major Tenants-Office
Ernst & Young U.S. LLP	NR/NR/NR	26,939	10.2%	$2,408,085	$89.39	9.9%	4/30/2029	N	1 x 5 yr(4)
Basis Global Technologies Inc	NR/NR/NR	26,234	9.9%	$1,929,050	$73.53	8.0%	11/30/2025	N	N
Union Square Hospitality Group	NR/NR/NR	15,126	5.7%	$1,336,979	$88.39	5.5%	3/31/2030	N	1 x 5 yr
Paedae Inc.	NR/NR/NR	10,705	4.0%	$1,217,937	$113.77	5.0%	12/31/2027	N	N
Human Security Inc.	NR/NR/NR	13,809	5.2%	$1,005,682	$72.83	4.2%	5/31/2031	Y(5)	1 x 5 yr
Movable Inc.	NR/NR/NR	13,716	5.2%	$951,342	$69.36	3.9%	8/31/2033	Y(6)	1 x 5 yr
Total Major Office Tenants		106,529	40.2%	$8,849,075	$83.07	36.5%

Total Major Tenants		133,195	50.2%	16,704,787	$125.42	69.0%
Non- Major Tenants		90,251	34.0%	$7,519,414	$83.32	31.0%
Total Occupied		223,446	84.3%	$24,224,201	$108.41	100.0%
Vacant		41,673	15.7%
Total		265,119	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2025 and inclusive of $280,622 of straight line rent steps and $284,057 of contractual rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Santander Bank N.A. executed a 30-month extension on July 1, 2025 which was not reflected in the underwritten rent roll dated March 25, 2025.
(4)	Ernst & Young U.S. LLP occupies 26,939 square feet at the 841-853 Broadway Property, which is set to expire April 30, 2029. It has one, five-year renewal option for the entire 26,939 square feet or one, five-year renewal option for one of its two floors.
(5)	Human Security Inc. has the one-time option to terminate its lease effective as of January 1, 2028, upon 12 months’ notice provided it pays an early termination fee.
(6)	Movable Inc. has the one-time option to terminate its lease effective as of December 23, 2029, upon 12 months’ notice provided it pays an early termination fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
26

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The following table presents certain information relating to the lease rollover schedule at the 841-853 Broadway Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	27,262	10.3%	10.3%	$1,937,827	8.0%	$71.08	2
2026(2)(3)	9,797	3.7%	14.0%	$2,069,634	8.5%	$211.25	5
2027(4)	23,768	9.0%	22.9%	$2,293,529	9.5%	$96.50	6
2028(3)	16,097	6.1%	29.0%	$1,285,885	5.3%	$79.88	3
2029	27,999	10.6%	39.6%	$2,487,963	10.3%	$88.86	2
2030	55,670	21.0%	60.6%	$8,607,724	35.5%	$154.62	5
2031	13,809	5.2%	65.8%	$1,005,682	4.2%	$72.83	1
2032	2,697	1.0%	66.8%	$212,485	0.9%	$78.79	1
2033	23,982	9.0%	75.8%	$2,138,663	8.8%	$89.18	3
2034	10,268	3.9%	79.7%	$803,955	3.3%	$78.30	1
2035	4,534	1.7%	81.4%	$738,000	3.0%	$162.77	1
2036 & Thereafter	7,563	2.9%	84.3%	$642,855	2.7%	$85.00	1
Vacant	41,673	15.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	265,119	100.0%	100.0%	$24,224,201	100.0%	$108.41	31
(1)	Based on the underwritten rent roll dated March 25, 2025, and inclusive of $280,622 of straight line rent steps and $284,057 of contractual rent steps through March 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2026 includes an antenna lease to T Mobile Northeast, which occupies 0 square feet at the 841-853 Broadway Property and accounts for $51,957 in base rent, equal to 0.2% of underwritten rent.
(3)	Santander Bank N.A. executed a 30-month extension on July 1, 2025 (which expires August 31, 2028) and was not reflected in the underwritten rent roll dated March 25, 2025.
(4)	2027 includes a Telecommunications and License Agreement to Cogent Communications Inc., which occupies 0 square feet at the 841-853 Broadway Property and accounts for $0 in base rent.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 841-853 Broadway Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 2/28/2025	UW(1)	UW PSF
Base Rent	$20,168,922	$20,014,802	$21,704,735	$22,940,945	$22,748,440	$23,659,522	$89.24
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$564,679	$2.13
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$3,064,932	$11.56
Reimbursements	$2,590,404	$2,848,473	$3,108,798	$2,935,735	$2,946,318	$1,869,812	$7.05
Gross Potential Income	$22,759,326	$22,863,275	$24,813,533	$25,876,680	$25,694,758	$29,158,945	$109.98
Economic Vacancy & Credit Loss	0	0	0	0	0	($3,064,932)	($11.56)
Other Income(3)	$484,704	$498,893	$451,618	$585,721	$540,902	$563,793	$2.13
Effective Gross Income	$23,244,030	$23,362,168	$25,265,151	$26,462,401	$26,235,660	$26,657,806	$100.55

Real Estate Taxes	$5,392,718	$5,939,123	$6,114,987	$6,244,330	$6,244,330	$6,232,346	$23.51
Management Fee	$697,321	$700,865	$757,955	$793,872	$787,070	$799,734	$3.02
Insurance	$184,823	$212,839	$249,850	$266,263	$266,264	$235,890	$0.89
Payroll & Benefits	$1,537,509	$1,584,342	$1,635,986	$1,570,108	$1,603,120	$1,601,690	$6.04
Other Expenses(4)	$1,091,313	$1,274,224	$1,493,250	$1,400,693	$1,651,383	$1,482,102	$5.59
Total Operating Expenses	$8,903,684	$9,711,393	$10,252,027	$10,275,267	$10,552,167	$10,351,763	$39.05

Net Operating Income	$14,340,346	$13,650,775	$15,013,124	$16,187,134	$15,683,493	$16,306,043	$61.50
Replacement Reserves	$0	$0	$0	$0	$0	$53,024	$0.20
TI/LC	$0	$0	$0	$0	$0	$530,238	$2.00
Net Cash Flow	$14,340,346	$13,650,775	$15,013,124	$16,187,134	$15,683,493	$15,722,781	$59.30

Occupancy (%)	77.5%	77.2%	82.3%	88.3%	84.3%(5)	89.7%(6)
NCF DSCR	4.54x	4.32x	4.75x	5.12x	4.96x	4.97x
NOI Debt Yield	25.4%	24.2%	26.6%	28.6%	27.8%	28.9%
(1)	UW Base Rent is based on the underwritten rent roll dated March 25, 2025.
(2)	Contractual Rent Steps are inclusive of $280,622 of straight line rent steps and $284,057 of contractual rent steps through March 1, 2026.
(3)	Other Income includes HVAC income, fixed and sub metered water and electricity income, and miscellaneous income.
(4)	Other Expenses include repairs and maintenance, utilities and general and administrative expenses.
(5)	Represents most recent occupancy as of March 25, 2025.
(6)	Represents economic occupancy.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

Appraisal. According to the appraisal, the 841-853 Broadway Property had an “as-is” appraised value of $185,000,000 as of March 31, 2025, as shown in the table below.

841-853 Broadway Appraised Value(1)
Property	Value	Capitalization Rate
841-853 Broadway	$185,000,000	7.96%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated April 7, 2025, there was no evidence of any recognized environmental conditions at the 841-853 Broadway Property.

The Market. The 841-853 Broadway Property is located along Broadway between East 13th Street and East 14th Street in the Flatiron / Union Square neighborhood of Manhattan. The 841-853 Broadway Property is located just south of Union Square Park which, according to the appraisal, has attracted 40 new businesses including Capital One Labs, Compass, Dropbox, Hulu, Mashable, eBay, and Facebook over the past year. Primary access to the 841-853 Broadway Property is provided by the 14th Street – Union Square subway station, located directly below the 841-853 Broadway Property, which provides access to the L, N, Q, R, W, 4, 5, and 6 subway lines.

According to a third party market research report, the 841-853 Broadway Property is located in the Gramercy Park office and retail submarkets of New York City. As of March 21, 2025, the Gramercy Park office submarket had a total inventory of 28,753,629 square feet, an overall vacancy rate of 15.2% and market asking rent of $73.47 per square foot. As of March 21, 2025, the Gramercy Park retail submarket had a total inventory of 2,499,086 square feet, an overall vacancy rate of 3.1% and market asking rent of $130.12 per square foot.

The following table presents information relating to comparable office rentals for the 841-853 Broadway Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
841-853 Broadway(2) New York, NY	1893, 1927 / 2019	265,119 SF	Basis Global Technologies Inc	26,234 SF	Aug-15	124 mos.	$73.53	Modified Gross
111 Fifth Avenue	1895 / NAP	234,700 SF	Radar Labs, Inc.	20,000 SF	Mar-25	92 mos.	$78.00	Modified Gross
New York, NY
295 Fifth Avenue	1920 / 2023	712,074 SF	Octus (Reorg Research)	43,500 SF	Mar-25	136 mos.	$86.00	Modified Gross
New York, NY
110 Fifth Avenue	1890 / 2012	173,499 SF	Compass	16,282 SF	Jan-25	101 mos.	$83.50	Modified Gross
New York, NY
24-28 West 25th Street	1911 / NAP	134,585 SF	Newbond Capital Management	5,500 SF	Jan-25	76 mos.	$73.00	Modified Gross
New York, NY
149 Fifth Avenue	1918 / NAP	173,159 SF	Euclidean Capital LLC	22,476 SF	Sep-24	139 mos.	$77.00	Modified Gross
New York, NY
257 Park Avenue South	1913 / NAP	252,161 SF	AIS	12,617 SF	Sep-24	138 mos.	$64.00	Modified Gross
New York, NY
387 Park Avenue South	1910 / 2017	232,000 SF	Criteo Corp.	20,551 SF	Sep-24	138 mos.	$76.00	Modified Gross
New York, NY
111 Fifth Avenue	1895 / NAP	234,700 SF	Vita Coco	22,530 SF	Aug-24	135 mos.	$70.00	Modified Gross
New York, NY
470 Park Avenue South	1925 / 2022	301,178 SF	DAZN	9,703 SF	Aug-24	130 mos.	$84.00	Modified Gross
New York, NY
836-838 Broadway	1876 / NAP	88,739 SF	Gloss Genius	13,619 SF	Jul-24	80 mos.	$91.00	Modified Gross
New York, NY
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 25, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

The following table presents information relating to comparable retail leases for the 841-853 Broadway Property:

Comparable Retail Leases(1)
Property Name/Location	Tenant	Suite Size (SF)	Lease Start Date	Lease Term (months)	Average Rent PSF	Lease Type
841-853 Broadway(2) New York, NY	Capital One N.A.	17,525 SF	2015 / 2022	184 mos.	$303.74	Modified Gross
122 Fifth Avenue	Reformation	3,400 SF	2025	120 mos.	$290.00	Modified Gross
New York, NY
11 Bond Street	Gymshark USA	13,124 SF	2025	132 mos.	$217.16	Modified Gross
New York, NY
26 Astor Place	JPMorgan Chase	13,318 SF	2024	180 mos.	$169.77	Modified Gross
New York, NY
31 Union Square West	Flight Club	11,700 SF	2024	120 mos.	$119.66	Modified Gross
New York, NY
220 Park Avenue South	Scarpetta	3,800 SF	2024	144 mos.	$165.79	Modified Gross
New York, NY
866 Broadway	Bauli	2,970 SF	2024	120 mos.	$161.81	Modified Gross
New York, NY
142 Fifth Avenue	Cole Haan	4,352 SF	2024	120 mos.	$229.78	Modified Gross
New York, NY
85 Fifth Avenue	Nespresso	13,092 SF	2024	120 mos.	$213.87	Modified Gross
New York, NY
863 Broadway	Claire's	2,600 SF	2023	60 mos.	$199.23	Modified Gross
New York, NY
893 Broadway	Saatva	6,700 SF	2023	120 mos.	$185.97	Modified Gross
New York, NY
172 Fifth Avenue	Hoka	2,175 SF	2022	60 mos.	$344.83	Modified Gross
New York, NY
4 Union Square South	Sephora	8,979 SF	2020	120 mos.	$534.58	Modified Gross
New York, NY
1 Union Square South	Citibank	9,755 SF	2020	96 mos.	$475.00	Modified Gross
New York, NY
29 Union Square West	Chase	3,000 SF	2019	126 mos.	$533.33	Modified Gross
New York, NY
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 25, 2025.

The Borrower and the Borrower Sponsor. The borrower is 841-853 Fee Owner LLC, a Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 841-853 Broadway Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil, Chief Executive Officer of The Feil Organization, a family owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and manages a portfolio of more than 26 million square feet of retail and commercial space and more than 5,000 residential rental units. The Feil Organization is headquartered in Manhattan and has properties located in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

Property Management. The 841-853 Broadway Property is managed by Jeffrey Management Corp., a borrower affiliated property management company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

Initial and Ongoing Reserves. At origination of the 841-853 Broadway Mortgage Loan, the borrower deposited $1,644,651 into a free rent reserve account, such amount representing free rent owed to certain tenants under their respective leases.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $538,611); provided that the borrower will have no obligation to make the monthly tax deposit if the Tax Reserve Waiver Conditions (as defined below) are satisfied on such monthly payment date.

“Tax Reserve Waiver Conditions” means that each of the following is true: (i) no event of default has occurred and is continuing, (ii) the debt yield being equal to or greater than 20%, and (iii) the lender receives evidence, in form and substance reasonably satisfactory to the lender, that all taxes have been timely paid prior to the 30 days before the date they are due and payable.

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 841-853 Broadway Property does not constitute an approved blanket or umbrella policy pursuant to the 841-853 Broadway Mortgage Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,419.

Lockbox / Cash Management. The 841-853 Broadway Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account and is thereafter required to cause all rents and other sums received by the borrower or the property manager, as applicable, to promptly be deposited into such lender-controlled lockbox account. The borrower was required to deliver a notice to all tenants at the 841-853 Broadway Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 841-853 Broadway Mortgage Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 841-853 Broadway Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 841-853 Broadway Mortgage Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 841-853 Broadway Mortgage Loan documents, the lender may apply funds to the 841-853 Broadway Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 10% (a “Debt Yield Trigger Event”) (provided, however, that a Trigger Period pursuant to clause (ii) will not be deemed to exist if (and so long as) the Debt Yield Trigger Period Avoidance Conditions (as defined below) are satisfied and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 10% for one calendar quarter and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Debt Yield Trigger Period Avoidance Conditions” means that (a) the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit, in an amount that, if added to underwritten cash flow, would cause the debt yield to be equal to 10%, and (b) every three months thereafter for so long as the Debt Yield Trigger Event would otherwise be occurring, the borrower makes a true up payment into the excess cash flow account in the amount of any deficiency (or increases the amount of the letter of credit in the amount of any deficiency) such that the total funds deposited by the borrower for purposes of satisfying the Debt Yield Trigger Period Avoidance Conditions equals an amount that, if added to underwritten cash flow, would cause the debt yield to be equal to or greater than 10%.

“Specified Tenant” means, as applicable, any tenant which, individually or when aggregated with other leases at the 841-853 Broadway Mortgaged Property with the same tenant or its affiliate, accounts for (i) 15% or more of the total rental income for the 841-853 Broadway Mortgaged Property or (ii) 15% or more of the 841-853 Broadway Mortgaged Property’s gross leasable area. As of the origination of the 841-853 Broadway Mortgage Loan, Capital One is the sole Specified Tenant at the 841-853 Broadway Mortgaged Property.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the applicable Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice, cure and grace periods, (ii) other than in connection with permitted “go dark” events pursuant to the terms of the 841-853 Broadway Mortgage Loan documents, a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, (iii) a Specified Tenant giving notice that it is terminating its lease for all or a material portion of the Specified Tenant space, or applicable portion thereof, (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Mixed Use – Office/Retail 841-853 Broadway New York, NY 10003	Collateral Asset Summary – Loan No. 2 841-853 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 30.5% 4.97x 28.9%

a Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the 841-853 Broadway Mortgage Loan documents and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases for a minimum term of three years in accordance with the applicable terms and conditions of the 841-853 Broadway Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised (provided, however, it being acknowledged that (a) the tenant will not be deemed to fail to be in actual physical occupancy or open for business solely as a result of any company-wide work from home policy of any tenant implemented at the tenant property due to the COVID-19 pandemic or any governmental rules or regulations promulgated in connection with the COVID-19 pandemic or (b) standard and customary temporary vacancy of any applicable space (or any portion thereof) solely for purposes of the initial build-out, renovation or reorganization of the applicable premises will still be considered open and operating demised pursuant to leases which are in full force and effect), and paying the full amount of the rent due under its lease (or the borrower has deposited any free rent with the lender).

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all events of default as defined under the applicable Specified Tenant lease, (ii) other than in connection with permitted “go dark” events pursuant to the terms of the 841-853 Broadway Mortgage Loan documents, is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease, has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 841-853 Broadway Mortgage Loan documents, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (vi) is paying full, unabated rent under the applicable Specified Tenant lease (or any free rent is deposited with the lender), and (vii) the applicable Specified Tenant space has been re-let for a minimum term of three years.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

Condominium Conversion. The borrower has the right to convert the 841-853 Broadway Property into a condominium with units that are 100% owned by the borrower, provided that conditions set forth in the 841-853 Broadway Mortgage Loan documents are satisfied, including but not limited to the lender’s reasonable approval of the related condominium documents, updates to the 841-853 Broadway Mortgage Loan documents as reasonably required by the lender, and compliance with REMIC requirements.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Eli Weiss and Francesca Madruga	Collateral:	Leasehold
Borrower(s):	MADDD 550 Broad LLC	Location:	New York, NY
Original Balance:	$55,000,000	Year Built / Renovated:	1909 / 1998
Cut-off Date Balance:	$55,000,000	Property Management:	Verbena Management LLC
% by Initial UPB:	8.8%	Size:	96,028 SF
Interest Rate:	6.70000%	Appraised Value (As Is) / Per SF:	$81,300,000 / $847
Note Date:	July 3, 2025	Appraisal Date:	March 27, 2025
Original Term:	60 months	Occupancy:	100.0% (as of April 8, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$5,275,156
Interest Only Period:	60 months	Underwritten NCF:	$5,241,031
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,211,511 (TTM March 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$5,134,532
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$4,894,242
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$4,431,012

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$573
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$573
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.7%
Replacement Reserves:	$0	$2,844	NAP	Maturity Date LTV:	67.7%
Deferred Maintenance:	$8,625	$0	NAP	UW NOI DY:	9.6%
Other(2):	$63,660	Springing	NAP	UW NCF DSCR:	1.40x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Loan Payoff	$42,129,811	76.6%
			Borrower Sponsor Equity:	10,555,460	19.2
			Closing Costs	2,242,444	4.1
			Upfront Reserves	72,285	0.1
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves is comprised of a $63,660 ground lease reserve, equal to one month’s rent under the ground lease.

The Loan. The third largest mortgage loan (the “Bridgemarket Retail Mortgage Loan”) is secured by the borrower’s leasehold interest in a 96,028 square foot anchored retail shopping center located in the Lenox Hill neighborhood of New York, New York (the “Bridgemarket Retail Property”). The Bridgemarket Retail Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $55,000,000. The Bridgemarket Retail Mortgage Loan was originated on July 3, 2025 by CREFI and accrues interest at a fixed rate of 6.70000% per annum. The Bridgemarket Retail Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Bridgemarket Retail Mortgage Loan is July 6, 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The Property. The Bridgemarket Retail Property is a 96,028 square foot, anchored retail property located under the Ed Koch Queensborough Bridge (the “Queensborough Bridge”) in the Lenox Hill neighborhood of New York, New York. The Bridgemarket Retail Property was originally constructed in 1909 and was most recently renovated in 1998. The Bridgemarket Retail Property is attached to and part of the Queensborough Bridge and as of April 8, 2025, was 100.0% leased to four tenants: Trader Joe’s, TJ Maxx, Guastavino’s, and Joco. As of the Cut-off Date, the current tenant roster has a weighted average tenancy of 14.7 years with a weighted average lease term remaining of 12.5 years with no tenant expirations before 2036. Access to the Bridgemarket Retail Property is provided by the 4, 5, 6, E, F, B, D, N, Q and R subway trains. The Bridgemarket Retail Property is registered as a landmark with the New York City Landmark Preservation Commission and is subject to applicable landmark preservation rules and regulations.

The Bridgemarket Retail Property is encumbered by a ground lease with The City of New York with an expiration date of June 29, 2097. See “Ground Lease” below.

Major Tenants. The three largest tenants based on underwritten base rent are Trader Joe’s, TJ Maxx and Guastavino’s.

Trader Joe’s (22,894 square feet; 23.8% of net rentable area; 40.0% of underwritten base rent). Founded in 1967, Trader Joe’s is a national chain of neighborhood grocery stores known for its private-label products. Trader Joe’s has been a tenant at the Bridgemarket Retail Property since December 2021 and has a current lease term through March 2037 with one, five-year and one, seven-year renewal option of right and, if the ground lease term is extended, an additional five-year renewal option and no termination options.

TJ Maxx (35,750 square feet; 37.2% of net rentable area; 32.7% of underwritten base rent). Founded in 1976, TJ Maxx is a discount department store which, together with its affiliate Marshalls, is the largest off-price retailer of apparel and home fashions in the United States. TJ Maxx is a wholly owned subsidiary of TJX Companies (NYSE: TJX). TJ Maxx has been a tenant at the Bridgemarket Retail Property since March 2010 and has a current lease term through January 2036 with two, five-year renewal options and no termination options.

Guastavino’s (26,818 square feet; 27.9% of net rentable area; 21.7% of underwritten base rent). Guastavino’s is an event operator with over 40 years of combined experience holding events in New York City. Guastavino’s specifically caters to weddings, bar and bat mitzvahs, charity gala events, and corporate events. Guastavino’s has been a tenant at the Bridgemarket Retail Property since February 1997 and has a current lease term through February 2037 with no renewal or termination options.

The following table presents certain information relating to the largest tenants at the Bridgemarket Retail Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Trader Joe’s	NR/NR/NR	22,894	23.8%	$2,687,500	$117.39	40.0%	NAV	NAV	3/31/2037	N	Various(3)
TJ Maxx	A2/NR/A	35,750	37.2%	$2,196,123	$61.43	32.7%	NAV	NAV	1/31/2036	N	2 x 5 yr
Guastavino’s	NR/NR/NR	26,818	27.9%	$1,457,998	$54.37	21.7%	NAV	NAV	2/28/2037	N	N
JOCO	NR/NR/NR	10,566	11.0%	$370,817	$35.10	5.5%	NAV	NAV	4/30/2049	N	2 x 12 yr
Total Major Tenants		96,028	100.0%	$6,712,438	$69.90	100.0%
Vacant		0	0.0%
Total		96,028	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2025 inclusive of $394,225 of contractual rent steps through May 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Trader Joe’s has one five-year renewal option, one seven-year renewal option and, if the ground lease term is extended, an additional five-year renewal option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The following table presents certain information relating to the lease rollover schedule at the Bridgemarket Retail Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.00%	$0	0.0%	$0.00	0
2026	0	0.0%	0.00%	$0	0.0%	$0.00	0
2027	0	0.0%	0.00%	$0	0.0%	$0.00	0
2028	0	0.0%	0.00%	$0	0.0%	$0.00	0
2029	0	0.0%	0.00%	$0	0.0%	$0.00	0
2030	0	0.0%	0.00%	$0	0.0%	$0.00	0
2031	0	0.0%	0.00%	$0	0.0%	$0.00	0
2032	0	0.0%	0.00%	$0	0.0%	$0.00	0
2033	0	0.0%	0.00%	$0	0.0%	$0.00	0
2034	0	0.0%	0.00%	$0	0.0%	$0.00	0
2035 & Thereafter	96,028	100.0%	100.00%	$6,712,438	100.0%	$69.90	4
Vacant	0	0.0%	100.00%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	96,028	100.0%		$6,712,438	100.0%	$69.90	4
(1)	Based on the underwritten rent roll dated April 8, 2025 inclusive of $394,225 of contractual rent steps through May 1, 2025.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bridgemarket Retail Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 3/31/2025	UW(1)	UW PSF
Base Rent(1)	$2,875,145	$5,402,746	$5,828,345	$6,125,884	$6,227,295	$6,318,182	$65.80
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$394,255	$4.11
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0	$0.00
Reimbursements	$144,226	$274,315	$274,315	$280,919	$284,221	$304,400	$3.17
Gross Potential Income	$3,019,371	$5,677,061	$6,102,660	$6,406,803	$6,511,516	$7,016,838	$73.07
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	($210,505)	($2.19)
Percentage Rent	$0	$0	$0	$0	$0	$0	$0.00
Other Income(3)	$162,505	$144,399	$193,329	$193,077	$249,266	$278,854	$2.90
Effective Gross Income	$3,181,876	$5,821,459	$6,295,989	$6,599,880	$6,760,782	$7,085,187	$73.78

Real Estate Taxes(4)	$0	$0	$0	$0	$0	$0	$0.00
Management Fee	$95,456	$174,644	$188,880	$197,996	$202,823	$212,556	$2.21
Insurance	$91,847	$69,548	$141,433	$105,354	$112,576	$122,373	$1.27
Ground Rent	$489,876	$530,699	$449,478	$512,823	$522,686	$763,917	$7.96
CAM Expenses	$296,307	$319,343	$243,386	$307,445	$313,956	$313,956	$3.27
Other Expenses(5)	$251,517	$296,214	$378,570	$341,729	$397,229	$397,229	$4.14
Total Operating Expenses	$1,225,003	$1,390,448	$1,401,746	$1,465,348	$1,549,271	$1,810,031	$18.85

Net Operating Income	$1,956,873	$4,431,012	$4,894,242	$5,134,532	$5,211,511	$5,275,156	$54.93
Replacement Reserves	$0	$0	$0	$0	$0	$34,125	$0.36
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,956,873	$4,431,012	$4,894,242	$5,134,532	$5,211,511	$5,241,031	$54.58

Occupancy (%)	67.1%	89.0%	89.0%	96.3%	99.1%	97.0%(6)
NCF DSCR	0.52x	1.19x	1.31x	1.37x	1.39x	1.40x
NOI Debt Yield	3.6%	8.1%	8.9%	9.3%	9.5%	9.6%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated April 8, 2025.
(2)	Contractual Rent Steps are inclusive of $394,225 of contractual rent steps through May 1, 2025.
(3)	Other income consists of reimbursed utilities, such as steam, water, and electric.
(4)	Real Estate Taxes are not underwritten as the Bridgemarket Retail Property is owned by The City of New York and is exempt from real estate taxes. The ground rent of $763,917 is paid in lieu of real estate taxes.
(5)	Other Expenses include payroll and benefits, utilities and general and administrative expenses as well as professional and legal fees.
(6)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

Appraisal. According to the appraisal, the Bridgemarket Retail Property had an “as-is” appraised value of $81,300,000 as of March 27, 2025, as shown in the table below.

Bridgemarket Retail Appraised Value(1)
Property	Value	Capitalization Rate
Bridgemarket Retail	$81,300,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated April 8, 2025, there was no evidence of any recognized environmental conditions at the Bridgemarket Retail Property.

The Market. The Bridgemarket Retail Property is located at 401-419 East 59th Street, on the corner of First Avenue and East 59th Street, in the Lenox Hill neighborhood of New York, New York. According to the appraisal, the neighborhood surrounding the Bridgemarket Retail Property is characterized by a heavy concentration and density of residential buildings with the core business area of Manhattan located to the west of the Bridgemarket Retail Property. The appraisal identified seven lease transactions in competitive properties that range in size from 8,039 square feet to 31,500 square feet with rent per square foot ranging from $75.40 to $195.00. Primary access to the Bridgemarket Retail Property is provided by the 4, 5, 6, E, F, B, D, N, Q and R subway trains.

According to the appraisal, the Bridgemarket Retail Property is located in the Plaza District retail submarket of New York City. As of the fourth quarter of 2024, the Plaza District retail submarket had a total inventory of 5,544,123 square feet, a vacancy rate of 6.3%, and average market rent of $98.01 per square foot.

The following table presents information relating to comparable retail rentals for the Bridgemarket Retail Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Bridgemarket Retail(2)	-	Trader Joe’s	22,894	Dec-21	15.3	$117.39
401-419 East 59th Street New York, NY
1175 Third Avenue	0.8 mi	Whole Foods Market	13,716	Jun-23	15	$118.69
New York, NY
919 Third Avenue	0.8 mi	Chase Bank	10,800	Feb-25	5	$127.64
New York, NY
885 Second Avenue	1.0 mi	Whole Foods Market	8,039	Feb-25	15	$125.00
New York, NY
825 Second Avenue	1.1 mi	Westside Market NYC	19,500	May-24	20	$82.05
New York, NY
1280 Lexington Avenue	1.8 mi	Petco Animal Supplies, Inc.	12,300	Nov-23	10	$195.00
New York, NY
2220 Broadway	3.0 mi	P.C. Richard & Son	31,500	Jun-23	5	$75.40
New York, NY
311 Eleventh Avenue	3.4 mi	Heavenly Market	13,609	Apr-23	15	$95.53
New York, NY
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 8, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

The Borrower and the Borrower Sponsor. The borrower is MADDD 550 Broad LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure. The borrower is managed by MM 550 Broad LLC, a Delaware limited liability company, which has one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bridgemarket Retail Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantors are Eli Weiss, a principal at Joy Construction, and Francesca Madruga, the chief executive officer of Maddd Equities. Joy Construction is a full-service general contracting and development firm primarily focused on multifamily and commercial projects located throughout New York City. Maddd Equities is a real estate development firm with expertise in a broad range of real estate disciplines, including investment, development, construction and asset management. Maddd Equities acquires, owns, develops and operates properties across many asset classes, including workforce housing, luxury high-rise buildings, hotels, and commercial developments

Property Management. The Bridgemarket Retail Property is managed by Verbena Management LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the Bridgemarket Retail Mortgage Loan, the borrower deposited approximately (i) $8,625 into an immediate repairs reserve and (ii) $63,660 into a ground lease rent reserve.

Tax Reserve – Provided that (i) The City of New York, as landlord under the ground lease, is obligated to pay for all real estate taxes, (ii) the borrower delivers evidence reasonably satisfactory to lender that either (a) the Bridgemarket Retail Property continues to be fully exempt from the payment of real estate taxes or (b) if not exempt, that all real estate taxes for the Bridgemarket Retail Property have been paid (the “Tax Reserve Waiver Conditions”), the borrower is not obligated to deposit any funds into the real estate tax reserve. If the Tax Reserve Waiver Conditions are not satisfied at any point, then, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – If the liability or casualty policy maintained by the borrower covering the Bridgemarket Retail Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,844.

Leasing Reserve – The borrower is required to deposit into a leasing reserve upon receipt, any early termination fee or payment or other termination fee or payment made by any tenant at the Bridgemarket Retail Property.

Lockbox / Cash Management. The Bridgemarket Retail Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Bridgemarket Retail Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account and is thereafter required to, within two business days of receipt, deposit, or cause the property manager to deposit, all revenue received by the borrower or property manager, as applicable, into such lender-controlled lockbox account. On or before the origination date, the borrower was required to send a notice to all tenants occupying space at the Bridgemarket Retail Property directing them to pay all rent and other sums due under the applicable lease into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the Bridgemarket Retail Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bridgemarket Retail Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Bridgemarket Retail Mortgage Loan; provided, however, in the event that a Trigger Period exists as a result of a Going Dark Trigger (as defined below) and no other Trigger Period then exists, then the amount of excess cash flow funds on deposit shall not exceed an amount equal to 12 months of rent payable by the Specified Tenant (as defined below) that is the subject of the applicable Going Dark Trigger pursuant to its lease (such amount shall be (x) base rent payable in the 12 month period commencing withing the calendar month immediately following the month in which the applicable Going Dark Trigger is declared and (y) without giving effect to any free rent period, rent abatement or other rent concession given to the applicable Specified Tenant pursuant to its lease during such 12 month period (the “Excess Cash Flow Cap”)) and, accordingly, to the extent a monthly excess cash flow deposit would result in the aggregate amount of the excess cash flow funds in the excess cash flow account to exceed the Excess Cash Flow Cap, such monthly excess cash flow deposit shall be decreased by an amount equal to such excess (which may result in no monthly excess cash flow deposit being required for the applicable monthly payment date). Upon the expiration of all Trigger Periods, the lender is required to promptly return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any such amounts required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained in such account until the leasing commissions, tenant allowances, tenant improvements, and free rent being reserved for have been paid or expired and the applicable tenant is open for business and paying full

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Retail – Anchored 401-419 East 59th Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Bridgemarket Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.7% 1.40x 9.6%

rent. Upon an event of default under the Bridgemarket Retail Mortgage Loan documents, the lender may apply funds to the Bridgemarket Retail Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Bridgemarket Retail Mortgage Loan documents.

A ”Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (any such occurrence, a “Going Dark Trigger”), (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, if requested by the lender, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Bridgemarket Retail Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, sufficient funds have been accumulated in the excess cash flow reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting (such accumulation, the “Specified Tenant Excess Cash Flow Condition”).

A “Specified Tenant” means, any person whose lease, individually or when aggregated with all other leases at the Bridgemarket Retail Property with the same person or its affiliate, either (i) accounts for 15% or more of the total rental income for the Bridgemarket Retail Property or (ii) 15% or more of the Bridgemarket Retail Property’s gross leasable area, and, in each case, together with any person providing credit support or a guaranty under such lease.

“Specified Tenant Cure Conditions” shall mean each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. The Bridgemarket Retail Mortgage Loan is secured by the borrower’s leasehold interest in the Bridgemarket Retail Property pursuant to that certain Third Amended and Restated Lease, dated April 1, 2025, between The City of New York, as ground lessor, and the borrower, as ground tenant. The ground lease expires on June 29, 2097 and the borrower’s ground rent is comprised of three components: (i) minimum rent (currently $763,920 per year) subject to CPI increases, (ii) percentage rent equal to 12% of the difference between annual gross receipts and minimum gross receipts and (iii) a flat additional rent of $50,000 per year that is not subject to escalation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(5):	Various
Borrower Sponsor(s)(1):	PSPIB-RE Finance II Inc.	Collateral:	Leasehold
Borrower(s)(1):	Various	Location:	Washington, D.C.
Original Balance(2):	$45,000,000	Year Built / Renovated:	Various / NAP
Cut-off Date Balance(2):	$45,000,000	Property Management:	Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC
% by Initial UPB:	7.2%	Size:	2,241,794 SF
Interest Rate(3):	5.43886125%	Appraised Value / Per SF(6):	$1,730,000,000 / $772
Note Date:	June 18, 2025	Appraisal Date(6):	Various
Original Term:	60 months	Occupancy(7):	93.0% (Various)
Amortization:	Interest Only	UW Economic Occupancy:	93.3%
Original Amortization:	NAP	Underwritten NOI:	$108,102,894
Interest Only Period:	60 months	Underwritten NCF:	$103,696,220
First Payment Date:	August 11, 2025
Maturity Date:	July 11, 2030	Historical NOI
Additional Debt Type(2):	Pari Passu / B-Note / Mezzanine	Most Recent NOI:	$85,065,804 (3/31/2025 TTM)
Additional Debt Balance(2):	$673,600,000 / $306,400,000 / $125,000,000	2024 NOI:	$85,904,273
Call Protection:	L(25),DorYM1(28),O(7)	2023 NOI:	$80,792,301
Lockbox / Cash Management:	Hard (Office and Retail); Soft (Remaining Collateral)/Springing	2022 NOI:	$55,482,266

Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$321	$457	$513
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$321	$457	$513
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV:	41.5%	59.2%	66.5%
TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV:	41.5%	59.2%	66.5%
FF&E Reserve	$0	Springing	NAP	UW NOI DY:	15.0%	10.5%	9.4%
Rent Concession Reserve	$26,973,955	$0	NAP	UW NCF DSCR:	2.62x	1.65x	1.37x
Existing TI/LC Reserve	$18,758,819	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan:	$718,600,000	59.2%	Loan Payoff:	$1,150,975,365	94.8%
Subordinate Loan:	$306,400,000	25.2%	Upfront Reserves:	$45,732,775	3.8%
Mezzanine Loan:	$125,000,000	10.3%	Closing Costs(8):	$17,183,454	1.4%
Sponsor Equity:	$63,891,594	5.3%
Total Sources:	$1,213,891,594	100.0%	Total Uses:	$1,213,891,594	100.0%
(1)	See “The Borrowers and Borrower Sponsor” section below for further discussion.
(2)	The Wharf Mortgage Loan (as defined below) is part of The Wharf Senior Loan (as defined below) with an original aggregate principal balance of $718,600,000. The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI DY, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on The Wharf Senior Loan, The Wharf Whole Loan and Total Debt (inclusive of The Wharf Mezzanine Loan), respectively. The Cut-off Date Loan /SF, Maturity Date Loan / SF, UW NOI DY, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV based upon The Wharf Whole Loan and The Wharf Mezzanine Loan (as defined below) are $513, $513, 9.4%, 1.37x, 66.5% and 66.5%, respectively.
(3)	The Wharf Mortgage Loan and the other portion of The Wharf Senior Loan are comprised of pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loan (as defined below) is comprised of Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. The interest rate of The Wharf Mortgage Loan is approximately 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is approximately 6.03829867%.
(4)	See “Initial and Ongoing Reserves” section below for further discussion of reserve requirements.
(5)	The general Property Type for The Wharf Properties (as defined below) consists of Office, Retail, Multifamily, Other, and Hospitality, and the detailed Property Type for The Wharf Properties consists of CBD, Anchored, High Rise, Parking Garage, Extended Stay, Full Service, Performing Arts Center, and Marina.
(6)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties (as defined below) of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.3% and 42.3%, respectively.
(7)	Represents the physical occupancy for the Office Component (as defined below) and the Retail Component (as defined below) totaling 1,374,918 SF (collectively, the “Commercial Component”). The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

March 31, 2025 the physical occupancy for the Multifamily Component (as defined below) was 90.8% occupied as of March 31, 2025 and the Hospitality Component (as defined below) was 79.3% occupied as of TTM March 2025.

(8)	No Closing Costs are attributable to an interest buydown or origination fees.

The Loan. The fourth largest mortgage loan (“The Wharf Mortgage Loan”) is part of a whole loan evidenced by 14 senior promissory notes in the aggregate original principal amount of $718,600,000 (“The Wharf Senior Loan”) and three subordinate B-Notes in the aggregate original principal amount of $306,400,000 that are subordinate to The Wharf Senior Loan (“The Wharf Subordinate Companion Loan”, and together with The Wharf Senior Loan, the “The Wharf Whole Loan”). The Wharf Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GSBI”) and Morgan Stanley Bank, N.A (“MSBNA”). The Wharf Whole Loan is secured by the borrowers’ leasehold interests in a 2.2 million SF mixed use development comprising three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks) (“The Wharf Property”, “The Wharf Properties”, or “The Wharf”). The Wharf Mortgage Loan is evidenced by the non-controlling Note A-2-2 and the non-controlling Note A-3-2, with an aggregate original principal amount of $45,000,000. The Wharf Whole Loan will be serviced pursuant to the trust and servicing agreement for the WHARF Commercial Mortgage Trust 2025-DC securitization trust, and the relationship between the holders of The Wharf Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Wharf Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the preliminary prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$284,300,000	$284,300,000	WHARF 2025-DC	Yes
A-1-2	$170,580,000	$170,580,000	WHARF 2025-DC	No
A-1-3	$113,720,000	$113,720,000	WHARF 2025-DC	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-2-2	$22,500,000	$22,500,000	Benchmark 2025-V16	No
A-2-3(1)	$18,000,000	$18,000,000	Morgan Stanley Mortgage Capital Holdings LLC, an affiliate of MSBNA (“MSMCH”)	No
A-3-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-3-2	$22,500,000	$22,500,000	Benchmark 2025-V16	No
A-3-3(1)	$6,000,000	$6,000,000	MSMCH	No
A-4-1(1)	$14,000,000	$14,000,000	WFB	No
A-4-2	$4,000,000	$4,000,000	BANK5 2025-5YR15	No
A-5-1-1	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-5-1-2(1)	$1,000,000	$1,000,000	WFB	No
A-5-2(1)	$2,000,000	$2,000,000	MSMCH	No
B-1-1	$153,200,000	$153,200,000	WHARF 2025-DC	No
B-1-2	$91,920,000	$91,920,000	WHARF 2025-DC	No
B-1-3	$61,280,000	$61,280,000	WHARF 2025-DC	No
Whole Loan	$1,025,000,000	$1,025,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The Property. The Wharf Property comprises a 2,241,794 SF portion of a larger over three million SF development located along the Washington Channel within southwest District of Columbia. The Wharf includes three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks). The Wharf was delivered in two phases between 2017 and 2022 and is estimated to attract approximately 8 million visitors annually.

Office (928,154 SF, 41.2% ALA, 46.5% of underwritten net operating income)

The Wharf Property includes four, LEED-certified properties totaling 928,154 SF of office space (the “Office Component”) constructed between 2017 and 2022. Tenant suites range in size from 161 SF to 288,026 SF. As of February 2025, the Office Component is 93.4% leased to 18 tenants with a weighted average remaining lease term of 11.2 years. Major office tenants include Pharmaceutical Research & Manufacturers of America (“PhRMA”), Williams and Connolly LLP (AM Law 100), Mercedes-Benz North American Corporation and Cisco Systems, Inc. (“Cisco”).

Retail (446,764 SF, 19.4% ALA, 19.1% of underwritten net operating income)

The Wharf Property includes 446,764 SF of retail space (the “Retail Component”) constructed between 2017 and 2022. The Retail Component includes The Anthem (a concert venue), three Michelin-rated restaurants and a restaurant owned by a James Beard Award-winning chef. The Anthem is fully leased through September 2037 and hosted 166 events in 2024, with 128 performance events and 38 non-performance events. The Anthem attracted approximately 482,635 patrons in 2024 and averaged 3,771 attendees per show. As of February 2025, the Retail Component was 92.1% leased to 91 tenants. Between 2022 and 2024, retail sales experienced a 64.4% increase on average, with restaurants accounting for 73.7% of the total 2024 retail sales volume.

Multifamily (904 units, 15.6% ALA, 11.2% of underwritten net operating income)

The Wharf Property includes three, Class A multifamily properties totaling 904 units and 603,232 SF (the “Multifamily Component”). In total, there are 430 one-bedrooms, 233 two-bedrooms and 241 studio units, with unit sizes ranging from 337 SF to 1,457 SF. There are 314 parking spaces designated to the Multifamily Component. The Multifamily Component includes 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). As of March 2025, the Multifamily Component is 90.8% occupied with an average in-place rent of $2,310/unit.

Hospitality (412 keys, 10.4% ALA, 10.6% of underwritten net operating income)

The Wharf Property includes two hotels totaling 412 keys: the 237-key Hyatt House (the “Hyatt House Property”) and the 175-key Canopy (the “Canopy Property”, and together with the Hyatt House Property, the “Hospitality Component”), both of which were constructed in 2017.

The Hyatt House Property is a 9-story, 237-room, extended stay hotel operating under a franchise agreement with Hyatt through October 31, 2042. Amenities at the Hyatt House Property include a meeting space, a free breakfast, an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. The Hyatt House guestroom configuration consists of 146 extended stay and 91 standard rooms.

The Canopy Property is a 10-story, 175-room, full service hotel operating under a franchise agreement with Hilton through October 31, 2037. Amenities at the Canopy Property include a meeting space, a business center, a fitness center, vending and ice machines, a guest laundry room, and a sundries shop. The Canopy Property guestroom configuration consists of 95 king rooms, 55 double rooms and 25 suites.

Garage (1,175 spaces, 11.8% ALA, 11.5% of underwritten net operating income)

The Wharf Property includes two garages totaling 2,575 parking spaces, with 1,175 spaces available for public use. These facilities are designed to handle high traffic volumes and accommodate the needs of over 8 million annual visitors. The garages are positioned across The Wharf Property to serve the diverse needs of The Wharf’s mixed-use environment, including residential units, office spaces, retail outlets and hotel accommodations at various demand levels.

Marina (220 docks, 1.5% ALA, 1.0% of underwritten net operating income)

At the base of The Wharf, the marina features 220 docks. The marina has 300 feet of alongside dockage and 10-15' of depth. The marina has a fuel dock, a dock shop, and clubhouse amenities that include on-site security 24 hours a day.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The following table presents certain information for The Wharf Properties:

Wharf Properties Summary
Property	Year Built	Property Type	Allocated Loan Amount	% of Senior Loan	Size(1)	Occ.	UW NOI	% UW NOI	Appraised Value
670-680 Maine	2022	Office	$166,778,297	23.2%	500,981	92.2%	$28,672,930	26.5%	$396,000,000
1000 Maine	2018	Office	$82,968,504	11.5%	249,251	95.2%	$14,515,453	13.4%	$197,000,000
800 Maine	2017	Office	$31,978,752	4.5%	149,515	100.0%	$4,754,249	4.4%	$75,100,000
580 Water (Pier 4)	2018	Office	$14,362,185	2.0%	28,407	63.6%	$2,354,222	2.2%	$34,100,000
Office Subtotal			296,087,738	41.2%	928,154	93.4%	50,296,854	46.5%	$702,200,000
Phase I Retail	2017, 2018	Retail	$73,515,234	10.2%	215,398	84.4%	$9,870,844	9.1%	$171,000,000
Phase II Retail	2022	Retail	$37,693,199	5.2%	91,136	98.0%	$6,166,020	5.7%	$89,500,000
The Anthem	2017	Retail	$28,322,655	3.9%	140,230	100.0%	$4,622,926	4.3%	$63,800,000
Retail Subtotal			139,531,088	19.4%	446,764	92.1%	20,659,790	19.1%	$324,300,000
The Channel	2017	Multifamily	$63,762,605	8.9%	501	92.0%	$7,799,440	7.2%	$151,400,000
The Tides	2022	Multifamily	$32,081,809	4.5%	255	87.5%	$2,822,008	2.6%	$77,700,000
Incanto	2017	Multifamily	$16,541,120	2.3%	148	92.6%	$1,507,143	1.4%	$40,800,000
Multifamily Subtotal			112,385,535	15.6%	904	90.8%	12,128,591	11.2%	$269,900,000
Hyatt House	2017	Hospitality	$42,560,750	5.9%	237	79.8%	$6,892,293	6.4%	$103,000,000
Canopy	2017	Hospitality	$32,383,271	4.5%	175	78.5%	$4,554,527	4.2%	$77,800,000
Hospitality Subtotal			74,944,021	10.4%	412	79.3%	11,446,820	10.6%	$180,800,000
Garage (Ph I)	2017	Parking Garage	$51,230,221	7.1%	683	NAP	$8,544,110	7.9%	$115,400,000
Garage (Ph II)	2022	Parking Garage	$33,861,133	4.7%	492	NAP	$3,905,694	3.6%	$80,400,000
Garage Subtotal			85,091,354	11.8%	1,175	NAP	12,449,804	11.5%	$195,800,000
Marina	2019, 2022	Marina	$10,560,265	1.5%	NAP	NAP	$1,121,035	1.0%	$27,400,000
Total / Wtd. Avg.			$718,600,000		2,241,794(1)	93.0%(2)	$108,102,894		$1,730,000,000(3)

(1)	Size represents square footage for office and retail properties, number of units for multifamily properties, number of keys for hospitality properties, and number of spaces for garage properties. The Total Size includes square footage attributable to the Multifamily Component (603,232 SF) and the Hospitality Component (263,644 SF).
(2)	Total / Wtd. Avg. Occ represents the weighted average occupancy of the office and retail space totaling 1,374,918 SF. The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component was 90.8% occupied and the Hospitality Component was 79.3% occupied as of TTM March 2025.
(3)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

Major Tenants.

Williams & Connolly LLP (313,485 SF, 22.8% of commercial NRA, 27.4% of underwritten commercial base rent, 10/31/2038 lease expiration). Williams & Connolly LLP (“Williams & Connolly”) is an American law firm founded in 1967 and based in Washington, D.C. Williams & Conolly has over 370 attorneys specializing in commercial litigation. The firm’s clients include major global companies including Pfizer, Disney, Samsung, Intel, Bank of America, Google, The Carlyle Group, Medtronic, AstraZeneca, Genentech, Eli Lilly, 21st Century Fox, and HSBC. Williams & Connolly has been a tenant at the 670-680 Maine property since 2022 and has a lease expiring in October 2038 with either one, 10-year renewal option or two, five-year renewal options. Williams & Connolly LLP has a termination option with 24 months’ notice with an effective date of October 31, 2033.

Anthem (140,230 SF, 10.2% of commercial NRA; 4.2% of underwritten commercial base rent, 9/29/2037 lease expiration). Anthem leases 100% of The Anthem and operates as an entertainment venue. Anthem attracted more than 482,635 patrons in 2024, with its capacity to accommodate up to 6,000 people. The Anthem's event schedule included 161 total events hosted in 2024 and 173 total events budgeted for 2025. The Anthem has been a retail tenant at The Wharf Property since 2017 and has a lease expiring on September 29, 2037 with two, four-year and 11 months renewal options and no termination options.

Pharmaceutical Research and Manufacturers of America (76,470 SF; 5.6% of commercial NRA; 7.5% of underwritten commercial base rent, 7/31/2041 lease expiration). Pharmaceutical Research and Manufacturers of America (“PhRMA”) is an American trade group representing companies in the pharmaceutical industry. Founded in 1958 and headquartered in Washington, D.C, PhRMA lobbies on behalf of pharmaceutical companies. PhRMA has been an office tenant at the 670-680 Maine property since 2024 and is on a lease expiring on July 31, 2041 with either one, 10-year renewal option or two, 5-year renewal options. PhRMA has a termination option with 24 months’ notice with an effective date of July 31, 2036.

The following table presents certain information relating to the tenancy of the Commercial Component at The Wharf Property:

Top Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant type	Tenant SF	Approx. % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Williams & Connolly LLP	NR/NR/NR	Office	313,485	22.8%	$19,159,432	27.4%	$61.12	Y(4)	10/31/2038	Various(5)
Anthem	NR/NR/NR	Retail	140,230	10.2%	$2,971,816	4.2%	$21.19	N	9/29/2037	(6)
PhRMA	NR/NR/NR	Office	76,470	5.6%	$5,232,077	7.5%	$68.42	Y(7)	7/31/2041	Various(8)
Washington Gas Light Company	A/NR/A-	Office	70,056	5.1%	$3,929,432	5.6%	$56.09	N	10/31/2034	1 x 5 Yr
Kelley Drye & Warren LLP	NR/NR/NR	Office	65,308	4.7%	$4,326,655	6.2%	$66.25	Y(9)	8/31/2042	Various(10)
Total/Wtd. Avg.			665,549	48.4%	35,619,412	50.9%	$53.52

Non-Major Tenants			612,389	44.5%	$34,351,442	49.1%	$56.09
Occupied Collateral Total			1,277,938	93.0%	$69,970,854	100.0%	$54.75
Vacant Space			96,980	7.0%
Total/Wtd. Avg.			1,374,918	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 1,374,918 and the % of Total Annual UW Base Rent for the Commercial Component of $69,970,854.
(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through March 2026 totaling $1,527,852.
(4)	Williams & Connolly LLP has a termination option with 24 months’ notice effective October 31, 2033.
(5)	Williams & Connolly LLP has either one, 10-year renewal option or two, 5-year renewal options.
(6)	Anthem has two, four-year and 11 months renewal options.
(7)	PhRMA has a termination option with 24 months’ notice effective July 31, 2036.
(8)	PhRMA has either one, 10-year renewal option or two, 5-year renewal options.
(9)	Kelley Drye & Warren LLP has the right to contract its space by 6,700 SF effective March 1, 2036 with 20 months’ notice by paying a fee of approximately $1,362,352.
(10)	Kelley Drye & Warren LLP has either one, 10-year renewal option or two, 5-year renewal options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at The Wharf Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2025	1	25	$955.24	0.0%	0.0%	$23,881	0.0%	0.0%
2026	1	1,180	$59.70	0.1%	0.1%	$70,449	0.1%	0.1%
2027	15	37,290	$59.84	2.7%	2.8%	$2,231,547	3.2%	3.3%
2028	10	51,958	$54.43	3.8%	6.6%	$2,828,267	4.0%	7.4%
2029	4	18,156	$52.69	1.3%	7.9%	$956,689	1.4%	8.7%
2030	7	14,947	$62.21	1.1%	9.0%	$929,887	1.3%	10.1%
2031	4	55,362	$11.08	4.0%	13.0%	$613,469	0.9%	10.9%
2032	18	100,026	$56.65	7.3%	20.3%	$5,666,231	8.1%	19.0%
2033	16	72,678	$74.06	5.3%	25.6%	$5,382,498	7.7%	26.7%
2034	21	160,955	$58.11	11.7%	37.3%	$9,352,400	13.4%	40.1%
2035	3	35,173	$63.82	2.6%	39.8%	$2,244,832	3.2%	43.3%
Thereafter	21	730,188	$54.33	53.1%	92.9%	$39,670,703	56.7%	100.0%
Vacant	0	96,980	$0.00	7.1%	100.0%	$0	0.0%
Total/Wtd. Avg.	121	1,374,918	$54.75(4)	100.0%		$69,970,854	100.0%
(1)	Information obtained from the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The following table presents certain information relating to the unit mix of the Multifamily Component at The Wharf Property:

Unit Mix Summary (The Wharf Consolidated – Market Rate)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	152	149	16.8%	98.0%	380	$1,900
1 Bedroom, 1 Bathroom	266	241	29.4%	90.6%	655	$2,656
1 Bedroom, 1 Bathroom - PH	2	1	0.2%	50.0%	972	$6,000
1 Bedroom, 2 Bathroom	5	4	0.6%	80.0%	1,032	$3,410
2 Bedrooms, 1 Bathrooms	5	5	0.6%	100.0%	794	$3,277
2 Bedrooms, 2 Bathrooms	137	111	15.2%	81.0%	1,008	$4,005
2 Bedrooms, 2 Bathrooms -PH	1	1	0.1%	100.0%	1,457	$10,446
Total/Weighted Average	568	512	62.8%	90.1%	674	$2,762

Unit Mix Summary (The Wharf Consolidated – Affordable)(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	89	80	9.8%	89.9%	404	$1,211
1 Bedroom, 1 Bathroom	154	141	17.0%	91.6%	639	$1,514
1 Bedroom, 2 Bathroom	3	3	0.3%	100.0%	895	$1,906
2 Bedrooms, 1 Bathrooms	19	18	2.1%	94.7%	843	$2,021
2 Bedrooms, 2 Bathrooms	71	67	7.9%	94.4%	950	$1,935
Total/Weighted Average	336	309	37.2%	92.0%	656	$1,560
(1)	The affordable housing covenants pertain to set-asides for low-income households (30% of area median income (“AMI”)), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hyatt House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)(3)			Hyatt House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	75.3%	$230.03	$173.18	76.5%	$263.18	$201.26	101.6%	114.4%	116.2%
12/31/2024 TTM	75.6%	$238.24	$180.09	78.9%	$270.09	$213.21	104.4%	113.4%	118.4%
3/31/2025 TTM	75.3%	$243.50	$183.45	79.6%	$272.87	$217.22	105.7%	112.1%	118.4%
(1)	Source: Industry Report, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Residence Inn Washington, DC National Mall, Courtyard Washington Capitol Hill/Navy Yard, Hampton Inn & Suites Washington DC-Navy Yard, Hyatt Place Washington DC/National Mall, Homewood Suites by Hilton Washington DC Capitol Navy Yard and Residence Inn Washington Capitol Hill/Navy Yard.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Canopy Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)(3)			Canopy Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	71.2%	$256.26	$182.40	76.3%	$277.03	$211.37	107.2%	108.1%	115.9%
12/31/2024 TTM	75.3%	$259.22	$195.22	79.3%	$272.44	$215.96	105.3%	105.1%	110.6%
3/31/2025 TTM	75.2%	$267.13	$200.93	78.5%	$280.43	$220.24	104.4%	105.0%	109.6%
(1)	Source: Industry Report, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Tribute Portfolio The Ven at Embassy Row, Kimpton The Hotel George, Courtyard Washington Capitol Hill/Navy Yard, Hyatt Place Washington DC/National Mall, InterContinental Washington DC The Wharf and Thompson Hotels Washington DC.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Wharf Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF(1)
Gross Potential Rent	$74,874,917	$98,237,512	$103,815,339	$105,637,537	$123,159,888(2)	$62.26
Credit Rent	$0	$0	$0	$0	$741,424	$0.37
Vacancy	($14,527,793)	($6,112,860)	($7,770,440)	($9,261,900)	($8,281,851)(3)	($4.19)
Total Base Rent	$60,347,124	$92,124,652	$96,044,899	$96,375,637	$115,619,461	$58.45
Percentage Rent	$3,562,065	$3,839,293	$3,162,795	$3,019,851	$2,755,650	$1.39
(Concessions)	($403,114)	($563,408)	($381,657)	($383,034)	($383,034)	($0.19)
Total Expense Reimbursements	$18,008,710	$26,253,287	$31,148,986	$31,140,784	$37,753,567	$19.09
Net Rental Income	$81,514,785	$121,653,824	$129,975,023	$130,153,237	$155,745,644	$78.73
Hotel Rooms Revenue	$26,490,158	$30,910,420	$32,372,748	$32,904,617	$32,904,617	$79,866
Hotel F&B Revenue	$3,975,026	$3,430,866	$3,336,409	$3,265,132	$3,265,132	$7,925
Hotel Other Departmental Revenue	$489,968	$603,550	$568,344	$566,453	$566,453	$1,375
Hotel Miscellaneous Income	$68,256	$189,066	$309,216	$301,644	$301,644	$732
Hotel Revenue	$31,023,407	$35,133,902	$36,586,716	$37,037,845	$37,037,845	$89,898
Other Income	$11,182,961	$12,671,375	$10,475,549	$10,706,546	$10,183,146	$5.15
Effective Gross Income	$123,721,154	$169,459,101	$177,037,288	$177,897,628	$202,966,635	$102.60
Hotel Rooms Expense	$5,301,095	$6,703,143	$7,095,715	$7,193,068	$7,193,068	$17,459
Hotel F&B Expense	$3,529,195	$3,849,731	$3,587,687	$3,505,014	$3,505,014	$8,507
Hotel Other Operated Departments Expense	$80,299	$95,926	$87,999	$80,598	$80,598	$196
Hotel Departmental Expenses	$8,910,589	$10,648,799	$10,771,401	$10,778,680	$10,778,680	$26,162

Real Estate Taxes	$9,168,349	$14,388,358	$17,078,754	$17,334,101	$18,444,655	$9.32
Insurance	$1,793,832	$2,327,175	$2,580,797	$2,740,951	$2,312,344	$1.17
Management Fee	$2,110,885	$2,807,326	$2,340,107	$2,298,983	$2,663,710	$1.35
Other Operating Expenses	$33,716,575	$44,309,007	$43,979,457	$44,933,782	$45,852,007	$23.18
Commercial Expenses	$46,789,642	$63,831,867	$65,979,114	$67,307,817	$69,272,716	$35.02

Hotel Real Estate Taxes	$2,062,162	$2,645,632	$2,257,700	$2,339,460	$2,365,859	$5,742
Hotel Insurance	$290,213	$313,488	$252,560	$259,336	$259,814	$631
Hotel Management Fee	$858,147	$966,522	$1,096,741	$1,112,316	$1,111,135	$2,697
Hotel Other Operating Expenses	$9,328,135	$10,260,493	$10,775,500	$11,034,216	$11,075,537	$26,882
Hotel Expenses	$12,538,657	$14,186,135	$14,382,500	$14,745,327	$14,812,345	$35,952
Total Expenses	$68,238,888	$88,666,801	$91,133,015	$92,831,824	$94,863,741	$47.96

Net Operating Income	$55,482,266(4)	$80,792,301(4)	$85,904,273	$85,065,804(5)	$108,102,894(5)	$54.65
CapEx	$0	$0	$0	$0	$455,784	$0.23
TI/LC	$0	$0	$0	$0	$2,469,376	$1.25
FF&E	$0	$0	$1,463,469	$1,481,514	$1,481,514	$3,596
Net Cash Flow	$55,482,266	$80,792,301	$84,440,804	$83,584,290	$103,696,220	$52.42

Occupancy %(6)	NAV	NAV	NAV	93.0%(6)	93.3%(3)
NOI DSCR(7)	1.40x	2.04x	2.17x	2.15x	2.73x
NCF DSCR(7)	1.40x	2.04x	2.13x	2.11x	2.62x
NOI Debt Yield(7)	7.7%	11.2%	12.0%	11.8%	15.0%
NCF Debt Yield(7)	7.7%	11.2%	11.8%	11.6%	14.4%
(1)	Represents (i) UW $ PSF based on the NRSF for the Office Component, Retail Component and Multifamily Component totaling 1,978,150 and (ii) UW per key for “Hotel” line items based on the total rooms for the Hospitality Component totaling 412 keys.
(2)	Includes contractual rent steps through March 2026 totaling $1,527,852.
(3)	Represents/reflects the underwritten vacancy for the Commercial Component. The underwritten economic vacancy, based on the Commercial Component, is 7.5%. The underwritten economic vacancy of all of The Wharf Properties is 6.7%.
(4)	The increase in Net Operating Income between 2022 and 2023 was primarily due to the completion of Phase II (783,576 SF of office, retail, multifamily, and parking garage space) in October 2022.
(5)	The increase in Net Operating Income between 3/31/2025 TTM and UW is primarily due to (i) eight new and renewal office leases totaling 216,539 SF ($14,094,922 of underwritten base rent) commencing between June 2024 and January 2026, (ii) 13 new and renewal retail leases totaling 21,632 SF ($1,327,108 of underwritten base rent) commencing between March 2024 and July 2026, and (iii) UW Total Base Rent includes contractual rent steps through March 2026 totaling $1,527,852 and rent averaging for investment grade tenants totaling $741,424.
(6)	The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% leased.
(7)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on The Wharf Senior Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for The Wharf of $1,730,000,000, which reflects a portfolio premium of 1.74%, as of dates ranging from February 21, 2025 to March 4, 2025. The aggregate as-is appraised values of The Wharf Properties is $1,700,400,000 as of dates ranging from February 21, 2025 to March 4, 2025.

Property	Appraised Value(1)	Capitalization Rate(1)
The Wharf	$1,700,400,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessments as of dates ranging from September 4, 2024 to September 12, 2024, there was no evidence of any recognized environmental l conditions at The Wharf Properties.

The Market. The Wharf Property is located in Washington D.C., approximately 3.0 miles from the central business district and 3.5 miles northeast of Reagan National Airport. The larger development stretches across almost 1 mile of waterfront on 24 acres, encompassing more than 3 million SF of residential, retail, commercial, hotel, cultural, and public space and more than 50-acres of water. Major employers include all the branches of the Federal government, the municipal government, the court systems as well as the support services, such as law and public relations firms.

According to a third-party market research report, the Office Component is situated within the Southwest submarket of the Washington – D.C. office market. As of March 2025, the Southwest submarket reported inventory of approximately 13.8 million SF with an 14.9% vacancy and average asking rents of $51.78 PSF.

According to a third-party market research report, the Retail Component is located within the Southwest submarket of the Washington – D.C. retail market. As of February 2025, the Southwest submarket reported total inventory of approximately 398,104 SF with a 11.4% vacancy rate and average asking rent of $32.11 PSF.

According to a third-party market research report, the Multifamily Component is located within the Southwest/Navy Yard submarket of the Washington – D.C. multifamily market. As of June 2025, the Southwest/Navy Yard multifamily submarket reported total inventory of 21,152 units with a 15.8% vacancy rate and average asking rents of $2,992 per unit (per month).

The Borrowers and the Borrower Sponsor. The borrowers comprise 27 entities: Wharf Horizontal REIT Leaseholder LLC, Wharf Phase 1 Retail REIT Leaseholder LLC, Wharf Phase 1 REIT WH Leaseholder LLC, Wharf Phase 1 Apartment REIT Leaseholder A LLC, Wharf Phase 1 Apartment REIT Leaseholder B LLC, Wharf 3A Office REIT Leaseholder LLC, Wharf 3A-8 Office REIT Leaseholder LLC, Wharf Phase 2 Retail REIT Leaseholder LLC, Wharf 1 Office REIT Leaseholder LLC, Wharf 5 Hotel REIT Leaseholder LLC, Wharf 5 Hotel East REIT Leaseholder LLC, Wharf Phase 2 Parcel 5 Retail REIT Leaseholder LLC, Wharf Piers 3 & 4 LLC, Wharf 1 Office REIT Parking Lessee LLC, Wharf 3A Office REIT Parking Lessee LLC, Wharf 3A-8 Office REIT Parking Lessee LLC, Wharf 3A Office Floors 9-11 REIT Parking Lessee LLC, Wharf Phase 1 Apartment REIT Parking Lessee A LLC, Wharf Phase 1 Apartment REIT Parking Lessee B LLC, Wharf 5 Hotel REIT Parking Lessee LLC, Wharf 5 Hotel East REIT Parking Lessee LLC, Wharf 5 Hotel TRS Leaseholder LLC, Wharf 5 Hotel East TRS Leaseholder LLC, Wharf Phase 3 REIT Leaseholder LLC, Wharf Fish Market REIT Leaseholder LLC, Wharf Gangplank Marina Leaseholder LLC and Wharf Phase 1 Apartment TRS Leaseholder LLC. Each borrower is a single purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Wharf Whole Loan. The borrower sponsor and non-recourse carveout guarantor is PSPIB-RE Finance II Inc., a Canadian corporation. PSPIB-RE Finance Inc. is a directly controlled subsidiary and affiliate of the Public Sector Pension Investment Board.

Public Sector Pension Investment Board (“PSP”) was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management. PSP invests funds for the pension plans of the Federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Canadian Reserve Force. As of fiscal year end 2024, PSP managed $67.2 billion in gross asset value ($27.2 billion net asset value, which is 10.3% of total AUM) of commercial real estate assets in major international markets. PSP invests globally across asset classes, with major exposure in residential (30.9%), industrial (24.7%) and office properties (22.0%). PSP’s largest geographic concentration is in the United States at 47.4%, with additional significant exposure in Europe and Canada at 21.8% and 17.0%, respectively.

Property Management. The Wharf Property is managed by Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

Initial and Ongoing Reserves.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the borrowers are required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly 1/12th of the annual estimated insurance payments, unless The Wharf Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Trap Event Period).

Replacement Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the sum of (a) the aggregate square footage of the commercial properties (excluding the non-traditional commercial properties) multiplied by $0.20 and (b) the product of $200 per unit for each of the residential properties (initially estimated to be $37,982 as of the closing date).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to 1/12th of the amount equal to the aggregate square footage of each of the commercial properties (excluding the non-traditional commercial properties) multiplied by $1.00.

FF&E Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the greater of (i) 4% of the operating income for the Hospitality Component for the calendar month that is two calendar months prior to the calendar month in which the payment date occurs and (ii) the amount actually required by the franchisor pursuant to the franchise agreement.

Existing TI/LC Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $18,758,819 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Rent Concession Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $26,973,955 for outstanding rent concessions related to 10 tenants.

Lockbox and Cash Management. The Wharf Whole Loan is structured is structured with a hard lockbox for the Commercial Component, and a soft lockbox for the remaining collateral and springing cash management. The borrowers are required to direct tenants to pay rent directly into such lockbox account. The borrowers are permitted to collect rents received from any of the Hospitality Component, Multifamily Component, parking garages and the marina, provided, (a) such amounts will be deemed to be collateral and are required to be held in trust for the benefit, and as the property, of the lender, (b) such amounts may not be commingled with any other funds or property of the borrowers or the applicable manager and (c) the borrowers are required to deposit such amounts in the lockbox account within 2 business days of the receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the borrowers. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Wharf Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Wharf Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under The Wharf Whole Loan;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) based on The Wharf Whole Loan and The Wharf Mezzanine Loan being less than 1.15x for two consecutive calendar quarters; or
(iii)	the occurrence and continuance of an event of default under The Wharf Mezzanine Loan.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default under The Wharf Whole Loan;
●	with regard to clause (ii) above, (a) upon the date that the NCF DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers either make a prepayment of The Wharf Whole Loan and The Wharf Mezzanine Loan on a pro rata and pari passu basis in an amount which, after giving effect to such prepayment results in the NCF DSCR being at least 1.15x or deposit an amount with the lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x, or (c) PSPIB-RE Finance II Inc., one or more affiliated investment grade rated entities or another person approved by the lender delivers to the lender a guaranty in
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Various – Various Various Washington, DC 20024	Collateral Asset Summary – Loan No. 4 The Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.5% 2.62x 15.0%

an amount that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan, would result in the NCF DSCR being at least 1.15x; and

●	with regard to clause (iii) above, upon the cure of such event of default under The Wharf Mezzanine Loan.

Subordinate Debt. The Wharf Property also secures The Wharf Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $306,400,000. The Wharf Subordinate Companion Loan is coterminous with The Wharf Senior Loan and accrues interest at the weighted average interest rate for Components C-2, D, E and HRR. The Wharf Senior Loan is senior in right of payment to The Wharf Subordinate Companion Loan. The holders of The Wharf Senior Loan and The Wharf Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Wharf Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Wharf Pari Passu-AB Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
The Wharf Subordinate Companion Loan	$306,400,000	7.444%	60	0	60	1.65x	10.5%	59.2%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of The Wharf Whole Loan, OP USA Debt Holding II Limited Partnership (“Oxford”) funded a mezzanine loan (“The Wharf Mezzanine Loan”) in the amount of $125,000,000 secured by the mezzanine borrowers’ equity interests in the borrowers under The Wharf Whole Loan as collateral for The Wharf Mezzanine Loan. The Wharf Mezzanine Loan is coterminous with The Wharf Whole Loan. The Wharf Mezzanine Loan accrues interest at a rate of 10.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term	Mezzanine Amortization Term	Mezzanine IO Period	Total Debt UW NCF	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
The Wharf Mezzanine Loan	$125,000,000	10.00%	60	0	60	1.37x	9.4%	66.5%	66.5%

Release of Property. Provided no event of default is ongoing, The Wharf Whole Loan documents provide that the borrowers may obtain the partial release of any of four individual properties: the 800 Maine office property ($45,614,000 allocated loan amount, 4.5% of ALA), the Hyatt House Property ($60,708,000 allocated loan amount, 5.9% of ALA), the Canopy Property ($46,191,000 allocated loan amount, 4.5% of ALA) or the Marina ($15,063,000 allocated loan amount, 1.5% of ALA), subject to certain conditions, including:

(i)	partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of The Wharf Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property;
(ii)	the post-release debt yield for the remaining properties will be at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrowers may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of The Wharf Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of The Wharf Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit;
(iii)	if The Wharf Mezzanine Loan is outstanding, concurrently with the payment of the release price, the mezzanine borrowers are required to make a partial prepayment on The Wharf Mezzanine Loan equal to the applicable mezzanine release price;
(iv)	an opinion of counsel that the partial release satisfies applicable REMIC requirements; and

Ground Lease. The Wharf Property is subject to 13 ground leases with the District of Columbia. 12 of the 13 ground leases expire on April 24, 2113, with the Fish Market lease expiring April 23, 2064 with one, 49 year extension option. Each ground tenant has prepaid rent in full for the term.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Recapitalization / Acquisition	Properties Type – Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Prime Storage NC, L.P.	Collateral:	Fee
Borrower(s):	Prime Storage Chopt Road Richmond, LLC, Prime Storage Eastpointe, LLC, Prime Storage Rocklin, LLC and Prime Storage Bridgewater, LLC	Location(2):	Various, Various
Original Balance:	$40,500,000	Year Built / Renovated(2):	Various / NAP
Cut-off Date Balance:	$40,500,000	Property Management:	Prime Group Holdings LLC
% by Initial UPB:	6.5%	Size:	316,223 SF
Interest Rate:	5.87000%	Appraised Value / Per SF(3):	$62,500,000 / $198
Note Date:	June 26, 2025	Appraisal Date(3):	Various
Original Term:	60 months	Occupancy:	88.9% (as of June 18, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	88.6%
Original Amortization:	NAP	Underwritten NOI:	$3,247,505
Interest Only Period:	60 months	Underwritten NCF:	$3,247,505
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,961,573 (TTM May 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,947,759
Call Protection:	L(25),D(29),O(6)	2023 NOI(4):	NAV
Lockbox / Cash Management:	Soft / Springing	2022 NOI(4):	NAV

Reserves(1)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$128
Taxes:	$311,888	$62,378	NAP	Maturity Date Loan / SF:	$128
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	64.8%
Replacement Reserves:	$237,175	$0	NAP	Maturity Date LTV:	64.8%
				UW NOI DY:	8.0%
				UW NCF DSCR:	1.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000	100.0%	Sponsor Equity	$27,562,368	68.1%
			Purchase Price	10,841,152	26.8
			Closing Costs	1,547,417	3.8
			Upfront Reserves	549,063	1.4
Total Sources	$40,500,000	100.0%	Total Uses	$40,500,000	100.0%
(1)	For a full description of Reserves, please refer to “Initial and Ongoing Reserves” below.
(2)	See “Portfolio Summary” below.
(3)	Appraised Value represents the aggregate “as is” value of $62,500,000 as of the appraisals dated between May 23, 2025 and May 30, 2025.
(4)	2022 NOI and 2023 NOI are not available because the borrower acquired the Prime Storage – Bridgewater Property (as defined below) at origination of the Prime Storage – NCRS Portfolio Mortgage Loan (as defined below) and the remainder of the Prime Storage – NCRS Portfolio Properties (as defined below) were acquired between November 2023 and April 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

The Loan. The fifth largest mortgage loan (the “Prime Storage - NCRS Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in four self storage properties, totaling 3,062 units and 316,223 square feet, located in California, Virginia, New Jersey, and Michigan (collectively, the “Prime Storage - NCRS Portfolio Properties”). The Prime Storage - NCRS Portfolio Mortgage Loan is evidenced by one promissory note with an aggregate outstanding principal balance as of the Cut-off Date of $40,500,000. The Prime Storage - NCRS Portfolio Mortgage Loan was originated on June 26, 2025 by CREFI and accrues interest at a fixed rate of 5.87000% per annum. The Prime Storage - NCRS Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Prime Storage - NCRS Portfolio Mortgage Loan is July 6, 2030.

The Properties. The Prime Storage - NCRS Portfolio Properties were built between 2007 and 2022 and have an average facility size of approximately 79,056 square feet. The borrower sponsor recently acquired the Prime Storage – NCRS Portfolio Properties for $57,841,152 between November 2023 and June 2025. As of June 18, 2025, the Prime Storage – NCRS Portfolio Properties were 88.9% occupied with an underwritten revenue per available foot (“RevPAF”) of $17.17. The Prime Storage – NCRS Portfolio Properties unit mix consists of 2,920 climate-controlled units totaling 305,233 square feet, 132 non climate-controlled units totaling 8,190 square feet, and two commercial units totaling 2,800 square feet. The Prime Storage Portfolio Properties also contain eight parking spaces which account for approximately 0.1% of underwritten effective gross income.

The following table presents certain information relating to the Prime Storage - NCRS Portfolio Properties:

Portfolio Summary
Property Name	City, State	Allocated Mortgage Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	Year Built / Renovation(2)	As-is Appraised Value(2)	UW NOI(1)	% of UW NOI
Prime Storage - Rocklin	Rocklin, CA	$12,780,000	98,480	82.1%	2021 / NAP	$21,900,000	$1,020,285	31.4%
Prime Storage - Richmond	Richmond, VA	12,200,000	88,535	94.7%	2019, 2022 / NAP	16,400,000	968,617	29.8%
Prime Storage - Bridgewater	Bridgewater, NJ	8,260,000	57,538	97.5%	2007 / NAP	10,700,000	677,937	20.9%
Prime Storage - Eastpointe	Eastpointe, MI	7,260,000	71,670	84.2%	2019 / NAP	13,500,000	580,666	17.9%
Total / Wtd. Avg.		$40,500,000	316,223	88.9%		$62,500,000	$3,247,505	100.0%
(1)	Based on the underwritten rent roll dated June 18, 2025. Total SF includes 2,800 square feet of commercial space at the Prime Storage – Eastpointe property and excludes the square feet attributable to the eight parking spots at the Prime Storage – Richmond property. Total Occ. % presented above is based on Total SF. Occupancy based on self storage units is 87.1%.
(2)	Source: Appraisals.

Prime Storage - Rocklin

The Prime Storage - Rocklin property consists of a three-story, 998-unit, 98,480 SF, self storage property located in Rocklin, California (“Prime Storage - Rocklin Property”). The Prime Storage - Rocklin Property was constructed in 2021 and is situated on a 1.70-acre site. The Prime Storage - Rocklin Property is 100.0% climate controlled and features surveillance cameras, individual unit locks, climate control units, keypad entry and on site management. The Prime Storage – Rocklin Property was acquired by the applicable borrower in March 2024 for $20,000,000. As of June 18, 2025, the Prime Storage – Rocklin Property was 82.1% occupied with an underwritten RevPAF of $16.40.

Prime Storage - Richmond

The Prime Storage - Richmond property consists of a 738-unit, 88,535 SF, self storage property comprised of one, two-story and one, three-story building located in Richmond, Virginia (“Prime Storage - Richmond Property”). The Prime Storage - Richmond Property was constructed in 2019, expanded in 2022, and is situated on a 3.59-acre site. The Prime Storage - Richmond Property is 98.9% climate controlled and features surveillance cameras, individual unit locks, climate control units, keypad entry, on-site management and eight parking units. The Prime Storage – Richmond Property was acquired by the applicable borrower in November 2023 for $15,000,000. As of June 18, 2025, the Prime Storage – Richmond Property was 94.7% occupied with an underwritten RevPAF of $15.41.

Prime Storage - Bridgewater

The Prime Storage - Bridgewater property consists of a two-story, 604-unit, 57,538 SF, self storage property located in Bridgewater, New Jersey (“Prime Storage - Bridgewater Property”). The Prime Storage - Bridgewater Property was constructed in 2007 and is situated on a 4.36-acre site. The Prime Storage - Bridgewater Property is 90.4% climate controlled and features surveillance cameras, individual unit locks, climate control units, keypad entry and on-site management. The Prime Storage – Bridgewater Property was acquired by the applicable borrower at origination of the Prime Storage – NCRS Portfolio Mortgage Loan for $10,841,152. As of June 18, 2025, the Prime Storage – Bridgewater Property was 97.5% occupied with an underwritten RevPAF of $18.56.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

Prime Storage – Eastpointe

The Prime Storage - Eastpointe property consists of a three-story, 722-unit, 71,670 SF, self storage property located in Eastpointe, Michigan (“Prime Storage - Eastpointe Property”). The Prime Storage - Eastpointe Property was constructed in 2019 and is situated on a 2.33-acre site. The Prime Storage - Eastpointe Property is 97.5% climate controlled and features surveillance cameras, individual unit locks, climate control units, keypad entry, on site management, and two commercial units totaling 2,800 square feet. The Prime Storage – Eastpointe Property was acquired by the applicable borrower in April 2024 for $12,000,000. As of June 18, 2025, the Prime Storage – Eastpointe Property was 84.2% occupied with an underwritten RevPAF of $19.30.

The following table presents certain information relating to the unit mix at the Prime Storage - NCRS Portfolio Properties:

Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self Storage Units	% of Climate Controlled Self Storage SF	Current Occupancy(3)	UW RevPAF
Prime Storage - Rocklin	998	32.6%	98,480	31.1%	100.0%	100.0%	82.1%	$16.40
Prime Storage - Richmond	738	24.1%	88,535	28.0%	97.5%	98.9%	94.7%	$15.41
Prime Storage - Bridgewater	604	19.7%	57,538	18.2%	93.7%	90.4%	97.5%	$18.56
Prime Storage - Eastpointe	722	23.6%	71,670	22.7%	89.4%	97.5%	84.2%	$19.30
Total / Wtd. Avg.	3,062	100.0%	316,223	100.0%	95.7%	97.4%	88.9%	$17.17
(1)	Based on the underwritten rent rolls dated June 18, 2025.
(2)	Available SF includes two units totaling 2,800 square feet of commercial space at the Prime Storage – Eastpointe property and excludes the square footage attributable to the eight parking spots at the Prime Storage – Richmond property.
(3)	Current Occupancy presented above is based on total square footage. Current Occupancy based on the total number of units is 86.9%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prime Storage - NCRS Portfolio Properties:

Cash Flow Analysis(1)(2)
	Ann. 2024	TTM 5/2025	UW	UW Per SF
Storage Rental Income	$4,381,379	$4,463,521	$4,580,985	$14.49
Potential Income from Vacant Units	0	0	586,734	$1.86
Gross Potential Income	$4,381,379	$4,463,521	$5,167,719	$16.34
Economic Vacancy	0	0	($586,734)	($1.86)
Gross Potential Before Other Income	$4,381,379	$4,463,521	$4,580,985	$14.49
Other Income(3)	628,148	609,349	850,060	$2.69
Effective Gross Income	$5,009,527	$5,072,870	$5,431,045	$17.17

Management Fee	200,381	202,915	217,242	$0.69
Personnel	380,615	397,847	377,682	$1.19
General & Administrative	189,409	206,263	199,258	$0.63
Insurance	86,581	85,225	84,357	$0.27
Real Estate Taxes	684,148	660,935	748,531	$2.37
Other Expenses	520,633	558,113	556,471	$1.76
Total Expenses	$2,061,768	$2,111,297	$2,183,541	$6.91

Net Operating Income	$2,947,759	$2,961,573	$3,247,505	$10.27
Replacement Reserves	0	0	0	$0.00
Net Cash Flow	$2,947,759	$2,961,573	$3,247,505	$10.27

Occupancy	NAV	88.9%(4)	88.6%(5)
NOI Debt Yield	7.3%	7.3%	8.0%
NCF DSCR	1.22x	1.23x	1.35x
(1)	Based on the underwritten rent roll dated June 18, 2025.
(2)	Historical financial information prior to 2024 is not available because the applicable borrower acquired the Prime Storage – Bridgewater Property at origination of the Prime Storage – NCRS Portfolio Mortgage Loan and the remainder of the Prime Storage – NCRS Portfolio Properties were acquired between November 2023 and April 2024.
(3)	Other Income is primarily comprised of commercial revenue as well as net insurance revenue, while additional sources of other income include late fees and application fees.
(4)	Represents the most recent occupancy as of June 18, 2025.
(5)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

Appraisals. According to the appraisals prepared in connection with the origination of the Prime Storage - NCRS Portfolio Mortgage Loan, the appraiser concluded to an aggregate “as-is” appraised value of $62,500,000 as of dates ranging from May 23, 2025 to May 30, 2025.

Prime Storage - NCRS Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Prime Storage - Rocklin	$21,900,000	5.50%
Prime Storage - Richmond	$16,400,000	5.75%
Prime Storage - Bridgewater	$10,700,000	5.25%
Prime Storage - Eastpointe	$13,500,000	6.00%
Total / Wtd. Avg.	$62,500,000	5.63%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental reports, dated June 6, 2025, did not identify any recognized environmental conditions at the Prime Storage – NCRS Portfolio Properties.

The Market. The Prime Storage - NCRS Portfolio Properties are located in Rocklin, California (31.4% of underwritten net operating income), Richmond, Virginia (29.8% of underwritten net operating income), Bridgewater, New Jersey (20.9% of underwritten income), and Eastpointe, Michigan (17.9% of underwritten net operating income).

The following table includes information regarding the demographics of each immediate trade area for the individual Prime Storage – NCRS Portfolio Properties:

Demographic Summary(1)
		Population(2)			Average Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Prime Storage - Rocklin	Rocklin, CA	21,836	95,535	216,992	$149,821	$161,124	$154,382
Prime Storage - Richmond	Richmond, VA	8,617	103,577	205,935	$128,425	$131,160	$146,329
Prime Storage - Bridgewater	Bridgewater, NJ	6,712	53,845	112,097	$174,219	$179,414	$181,319
Prime Storage - Eastpointe	Eastpointe, MI	21,022	147,806	356,576	$69,829	$77,059	$82,207
Wtd. Avg. (based on UW NOI)		14,590	98,577	216,755	$134,230	$140,974	$144,698
(1)	Source: Appraisals.
(2)	Population and Average Household Income represent 2024 Population and Average Household Income.

The Borrowers and the Borrower Sponsor. The borrowers are Prime Storage Chopt Road Richmond, LLC, Prime Storage Eastpointe, LLC, Prime Storage Rocklin, LLC and Prime Storage Bridgewater, LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Storage - NCRS Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Prime Storage NC, L.P. which is owned by Robert Moser. Robert Moser is the CEO of Prime Group Holdings which he founded in 2013. Robert Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self storage, manufactured home communities and recreation vehicle resorts. Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self- storage facilities located throughout North America and is headquartered in Saratoga Springs, New York. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The Prime Storage - NCRS Portfolio Properties are managed by Prime Group Holdings LLC, a borrower-affiliated property management company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

Initial and Ongoing Reserves. At origination of the Prime Storage - NCRS Portfolio Mortgage Loan, the borrowers deposited approximately (i) $311,888 into a reserve account for real estate taxes and (ii) $237,175 into a replacement reserve.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,378 per month).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, 1/12th of an amount which would be sufficient to pay the insurance premiums with respect to the insurance policies which cover solely the Prime Storage - NCRS Portfolio Properties and, at the option of the lender, if the insurance policies which cover the Prime Storage - NCRS Portfolio Properties and any non-collateral properties do not constitute an approved blanket or umbrella policy pursuant to the Prime Storage - NCRS Portfolio Mortgage Loan documents, or the lender requires the applicable borrowers to obtain a separate policy, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Prime Storage - NCRS Portfolio Mortgage Loan, an acceptable blanket policy was in place.

Debt Service Coverage Ratio Cure Funds. If the borrowers deliver cash in the Debt Service Coverage Ratio Cure Amount as described below under Lockbox/Cash Management, such cash will be held a reserve fund.

Lockbox / Cash Management. The Prime Storage - NCRS Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the Prime Storage – NCRS Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon the occurrence of a Trigger Period (as defined below), the lender is required to establish, on the borrowers’ behalf, a cash management account. The Restricted Account is subject to an account control agreement in favor of the lender. All (i) credit card receivables, (ii) revenue derived from any space leased to non-storage tenants and (iii) all cash and check revenue received from the self-storage and/or other non-commercial and/or retail components at the Prime Storage - NCRS Portfolio Properties are required to be deposited by the borrowers or property manager into the applicable Restricted Account within one business day of the borrowers’ or property manager’s receipt thereof. So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the Restricted Account are required to be transferred on each business day into the cash management account and will be applied as provided in the Prime Storage - NCRS Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the Restricted Account after the application of such funds in accordance with the Prime Storage - NCRS Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Prime Storage - NCRS Portfolio Mortgage Loan, unless a Trigger Period no longer exists, in which case such funds are to be disbursed to the borrowers. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Prime Storage - NCRS Portfolio Mortgage Loan documents, the lender may apply funds to the Prime Storage - NCRS Portfolio Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Prime Storage – NCRS Portfolio Mortgage Loan documents, and (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the earlier of (1) the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon which (A) prior to the Prepayment Release Date (as defined below), the borrowers deposited into the debt service coverage ratio cure reserve account, the Debt Service Coverage Ratio Cure Amount (as defined below) and (B) on and after the Prepayment Release Date, the borrowers have prepaid the Prime Storage - NCRS Portfolio Mortgage Loan in an amount equal to the applicable Debt Service Coverage Ratio Cure Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Prepayment Release Date” means the monthly payment date in February 2030.

“Debt Service Coverage Ratio Cure Amount” means, with respect to a cure of a Trigger Period commenced in accordance with clause (A)(ii) of the definition thereof, an amount that, if applied to the reduction of the Prime Storage - NCRS Portfolio Mortgage Loan, would result in a Debt Service Coverage Ratio Cure (without any obligation for the applicable debt service coverage ratio to be satisfied for two consecutive calendar quarters).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 5 Prime Storage – NCRS Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 64.8% 1.35x 8.0%

Release of Collateral. Provided that no event of default is continuing under the Prime Storage - NCRS Portfolio Mortgage Loan documents (I) at any time (a) after the earlier of (x) June 26, 2028 and (y) the date that is two years after the closing date of the Benchmark 2025-V16 securitization, and (b) before the Prepayment Release Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Prime Storage – NCRS Portfolio Properties , and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime Storage - NCRS Portfolio Mortgage Loan, the borrowers may partially prepay the Prime Storage - NCRS Portfolio Mortgage Loan and obtain the release of one or more individual Prime Storage – NCRS Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount (the “Release Price”) equal to the greater of (a) 120% of the allocated loan amount for the individual Prime Storage – NCRS Portfolio Property being released, and (b) lender’s allocation of 100% of the net sales proceeds applicable to such individual Prime Storage – NCRS Portfolio Property, (ii) the borrowers deliver a REMIC opinion, and (iii) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Prime Storage - NCRS Portfolio Properties is equal to or greater than the greater of (a) 1.35x, and (b) the debt service coverage ratio for all of the Prime Storage – NCRS Portfolio Properties immediately prior to date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime Storage - NCRS Portfolio Mortgage Loan in an amount which would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the lender cash or an acceptable letter of credit in an amount that, if applied to the reduction of the Prime Storage - NCRS Portfolio Mortgage Loan, would result in, a debt service coverage ratio equal to or greater than 1.15x for two consecutive calendar quarters (i.e. would result in a Debt Service Coverage Ratio Cure described above).

In addition, partial releases of individual Prime Storage – NCRS Portfolio Properties are permitted with prepayment of the Release Price, and satisfaction of the conditions set forth above, prior to the Prepayment Release Date and after an event of default, in order to cure such event of default relating to such individual Prime Storage – NCRS Portfolio Properties, provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrowers or the use of any income from any other Prime Storage – NCRS Portfolio Properties to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrowers or an affiliate in bad faith to circumvent the requirements of the Prime Storage – NCRS Portfolio Mortgage Loan document partial release provisions. Such a prepayment does not require payment of a prepayment fee or yield maintenance.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Various
Borrower Sponsor(s):	Benjamin Herbst	Collateral:	Fee
Borrower(s):	Ben Arlington, LLC, Orange Harrison, L.L.C., Ben Central, LLC, Orange Center LLC and Ben Harrison LLC	Location(3):	Various, NJ
Original Balance:	$35,000,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$35,000,000	Property Management:	Benjamin H. Realty Corp.
% by Initial UPB:	5.6%	Size:	301 Units
Interest Rate:	6.73000%	Appraised Value / Per Unit(4):	$56,800,000 / $188,704
Note Date:	May 1, 2025	Appraisal Date(4):	January 28, 2025
Original Term:	60 months	Occupancy:	98.0% (as of March 19, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.6%
Original Amortization:	NAP	Underwritten NOI:	$3,266,224
Interest Only Period:	60 months	Underwritten NCF:	$3,187,455
First Payment Date:	June 6, 2025
Maturity Date:	May 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,355,849 (TTM December 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$3,179,416
Call Protection:	L(27),D(30),O(3)	2022 NOI:	$3,033,037
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	$3,028,120

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$116,279
Taxes:	$323,659	$107,886	NAP	Maturity Date Loan / Unit:	$116,279
Insurance:	$0	Springing	NAP	Cut-off Date LTV(4):	61.6%
Replacement Reserves:	$0	$6,193	NAP	Maturity Date LTV(4):	61.6%
Deferred Maintenance:	$363,969	$0	NAP	UW NOI DY:	9.3%
Other Reserves(2):	$512,050	$0	NAP	UW NCF DSCR:	1.33x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$28,654,627	81.9%
			Sponsor Equity	3,090,236	8.8
			Closing Costs(5)	2,055,459	5.9
			Upfront Reserves	1,199,678	3.4
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of a $300,100 roof replacement reserve. The $211,950 litigation reserve funded at origination by the borrowers was disbursed to the borrowers on June 17, 2025. Pursuant to a Tri-Party Escrow Agreement between the lender, the borrowers, and First American Title Insurance Company, the borrowers also deposited $300,000 with First American Title Insurance Company, to be distributed in satisfaction of certain outstanding judgements against the borrowers in favor of PSE&G provided that the borrowers are unable to negotiate a different settlement within six months of the Cut-Off Date.
(3)	See the chart titled “Portfolio Summary” under “The Properties” below.
(4)	Appraised Value represents the “As-Portfolio” value of the Herbst Multifamily Portfolio Properties (as defined below), which includes a 4.4% portfolio premium. Based on the aggregate “As-Is” appraised value of the Herbst Multifamily Portfolio Properties of approximately $54,400,000, the Herbst Multifamily Portfolio Mortgage Loan results in a Cut-off Date LTV and Maturity Date LTV of 64.3% and 64.3%, respectively.
(5)	Closing Costs include a rate buydown fee of $350,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The Loan. The sixth largest mortgage loan (the “Herbst Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 301-unit, five property multifamily portfolio located throughout East Orange and Orange, New Jersey (the “Herbst Multifamily Portfolio Properties”). The Herbst Multifamily Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Herbst Multifamily Portfolio Mortgage Loan was originated on May 1, 2025 by CREFI and accrues interest at a fixed rate of 6.73000% per annum. The Herbst Multifamily Portfolio Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Herbst Multifamily Portfolio Mortgage Loan is May 6, 2030.

The Properties. The Herbst Multifamily Portfolio Properties are comprised of five multifamily properties totaling 301 units, located throughout East Orange and Orange, New Jersey.

The following table presents certain information relating to the Herbst Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)(3)
The Sapphire Orange	Orange, NJ	1946 / 2024	105	97.1%	$11,200,000	32.0%	$1,093,946	33.5%	$17,400,000
The Plaza	East Orange, NJ	1950 / 2021-2024	84	97.6%	$9,100,000	26.0%	$792,165	24.3%	$14,100,000
The Promenade	Orange, NJ	1950 / 2023-2024	44	100.0%	$7,600,000	21.7%	$727,042	22.3%	$11,700,000
The Sunrise Park	Orange, NJ	1963 / 2023-2024	43	97.7%	$3,800,000	10.9%	$379,345	11.6%	$6,100,000
The Sapphire East Orange	East Orange, NJ	1919 / 2023-2024	25	100.0%	$3,300,000	9.4%	$273,727	8.4%	$5,100,000
Total/ Wtd. Avg			301	98.0%	$35,000,000	100.0%	$3,266,224	100.0%	$54,400,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated March 19, 2025. Occupancy includes five superintendent units that are occupied but as to which no rent is attributable.
(3)	The Total Appraised Value represents the aggregate “As-Is” appraised value. The “As-Portfolio” appraised value, inclusive of a 4.4% portfolio premium, is $56,800,000.

The Sapphire Orange

The Sapphire Orange property consists of a two-story, 105-unit, garden-style multifamily property located in Orange, New Jersey (“The Sapphire Orange Property”). The Sapphire Orange Property was originally constructed in 1946 and most recently renovated in 2024. Renovation costs totaled approximately $1,275,000 and included upgrades to unit interiors, pipework and boilers, and roof repairs. The Sapphire Orange Property has a unit mix of 77 one-bedroom units and 28 two-bedroom units. Amenities at The Sapphire Orange Property include hardwood floors and 21 on-site individual parking garages, resulting in a parking ratio of 0.20 per unit. As of March 19, 2025, The Sapphire Orange Property was 97.1% leased.

The Plaza

The Plaza property consists of a four-story, 84-unit, mid-rise multifamily property comprised of two buildings located in East Orange, New Jersey (“The Plaza Property”). The Plaza Property was originally constructed in 1950 and most recently renovated from 2021 to 2024. Renovation costs totaled approximately $1,325,000 and included upgrades to unit interiors, pipework and boilers, and roof repairs. The Plaza Property has a unit mix of 68 one-bedroom units and 16 two-bedroom units. Amenities at The Plaza Property include on-site laundry facilities, hardwood floors, and 21 surface parking spaces, resulting in a parking ratio of 0.25 per unit. As of March 19, 2025, The Plaza Property was 97.6% leased.

The Promenade

The Promenade property consists of a two-story, 44-unit, garden-style multifamily property comprised of three buildings located in Orange, New Jersey (“The Promenade Property”). The Promenade Property was originally constructed in 1950 and most recently renovated from 2023 to 2024. Renovation costs totaled approximately $410,000 and included upgrades to unit interiors, pipework and boilers, and roof repairs. The Promenade Property has a unit mix of seven two-bedroom units, 29 three-bedroom units, and eight four-bedroom units. Amenities at The Promenade Property include on-site laundry facilities, hardwood floors, and 41 surface and garage parking spaces, resulting in a parking ratio of approximately 0.93 per unit. As of March 19, 2025, The Promenade Property was 100.0% leased.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The Sunrise Park

The Sunrise Park property consists of a three-story, 43-unit, garden-style multifamily property located in Orange, New Jersey (“The Sunrise Park Property”). The Sunrise Park Property was originally constructed in 1963 and most recently renovated from 2023 to 2024. Renovation costs totaled approximately $400,000 and included upgrades to unit interiors, pipework and boilers. The Sunrise Park Property has a unit mix of six studio units, 20 one-bedroom units, and 17 two-bedroom units. Amenities at The Sunrise Park Property include on-site laundry facilities, hardwood floors, and 40 parking spaces, which are comprised of 5 covered spaces and 35 open spaces, resulting in a parking ratio of approximately 0.93 per unit. As of March 19, 2025, The Sunrise Park Property was 97.7% leased.

The Sapphire East Orange

The Sapphire East Orange property consists of a four-story, 25-unit, mid-rise multifamily property located in East Orange, New Jersey (“The Sapphire East Orange Property”). The Sapphire East Orange Property was originally constructed in 1919 and most recently renovated from 2023 to 2024. Renovation costs totaled approximately $300,000 and included upgrades to unit interiors. The Sapphire East Orange Property has a unit mix of six one-bedroom units, ten two-bedroom units, and nine three-bedroom units. Amenities at The Sapphire East Orange Property include on-site laundry facilities, hardwood floors, and 25 surface parking spaces, resulting in a parking ratio of 1.00 per unit. As of March 19, 2025, The Sapphire East Orange Property was 100.0% leased.

The following table presents certain information relating to the unit mix at the Herbst Multifamily Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit
The Sapphire Orange
1 Bedroom	77	73.3%	75	97.4%	780	$1,609	$1,700
2 Bedroom	28	26.7%	27	96.4%	1,040	$1,854	$1,900
Property Total / Wtd Avg.(2)	105	100.0%	102	97.1%	849	$1,672	$1,753
The Plaza
1 Bedroom	68	81.0%	67	98.5%	780	$1,486	$1,700
2 Bedroom	16	19.0%	15	93.8%	1,040	$1,756	$1,900
Property Total / Wtd Avg.(3)	84	100.0%	82	97.6%	830	$1,537	$1,738
The Promenade
2 Bedroom	7	15.9%	7	100.0%	792	$1,837	$1,900
3 Bedroom	29	65.9%	29	100.0%	990	$2,050	$2,100
4 Bedroom	8	18.2%	8	100.0%	1,188	$2,662	$2,900
Property Total / Wtd Avg.	44	100.0%	44	100.0%	995	$2,127	$2,214
The Sunrise Park
Studio	6	14.0%	6	100.0%	420	$1,296	$1,375
1 Bedroom	20	46.5%	19	95.0%	630	$1,393	$1,700
2 Bedroom	17	39.5%	17	100.0%	840	$1,698	$1,900
Property Total / Wtd Avg.(4)	43	100.0%	42	97.7%	684	$1,498	$1,734
The Sapphire East Orange
1 Bedroom	6	24.0%	6	100.0%	600	$1,433	$1,700
2 Bedroom	10	40.0%	10	100.0%	800	$1,758	$1,900
3 Bedroom	9	36.0%	9	100.0%	1,000	$1,935	$2,100
Property Total / Wtd Avg.(5)	25	100.0%	25	100.0%	824	$1,743	$1,924
Portfolio Total / Wtd Avg.	301	100.0%	295	98.0%	839	$1,685	$1,828
(1)	Based on the underwritten rent rolls dated March 19, 2025. Average Monthly Rent Per Unit is based on occupied units and excludes the superintendent units.
(2)	The Saphire Orange Property includes one, two-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(3)	The Plaza Property includes two, one-bedroom superintendent units that are occupied but as to which no rent is attributable. The superintendent units are included in the total unit and occupancy count but are excluded from the Average Monthly Rent Per Unit.
(4)	The Sunrise Park Property includes one, two-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(5)	The Sapphire East Orange Property includes one, two-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Herbst Multifamily Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	2024	U/W	U/W Per Unit
Base Rent	$4,925,487	$5,109,921	$5,375,339	$5,768,855	$5,864,220	$19,482.46
Potential Income from Vacant Units	0	0	0	0	236,400	$785.38
Gross Potential Rent	$4,925,487	$5,109,921	$5,375,339	$5,768,855	$6,100,620	$20,267.84
Other Income(1)	72,940	76,460	77,707	99,967	99,967	$332.12
Net Rental Income	$4,998,427	$5,186,381	$5,453,046	$5,868,822	$6,200,588	$20,599.96
(Vacancy / Credit Loss)	0	0	0	0	($331,765)	($1,102.21)
Total Effective Gross Income	$4,998,427	$5,186,381	$5,453,046	$5,868,822	$5,868,822	$19,497.75

Real Estate Taxes	925,972	1,109,657	1,207,508	1,232,946	1,269,975	$4,219.18
Insurance	152,216	155,607	176,875	404,345	405,073	$1,345.76
Management Fee	149,953	155,591	163,591	176,065	176,065	$584.93
Other Expenses(2)	742,166	732,489	725,656	699,617	751,486	$2,496.63
Total Expenses	$1,970,307	$2,153,344	$2,273,630	$2,512,973	$2,602,598	$8,646.51

Net Operating Income	$3,028,120	$3,033,037	$3,179,416	$3,355,849	$3,266,224	$10,851.24
Replacement Reserves	0	0	0	0	78,769	$261.69
Net Cash Flow	$3,028,120	$3,033,037	$3,179,416	$3,355,849	$3,187,455	$10,589.55

Occupancy	97.0%	97.8%	98.0%	98.0%	94.6%(3)
NCF DSCR	1.27x	1.27x	1.33x	1.41x	1.33x
NOI Debt Yield	8.7%	8.7%	9.1%	9.6%	9.3%
(1)	Other Income includes pet income, parking income, late charges, termination fees, and application fees.
(2)	Other Expenses include payroll and benefits, repairs and maintenance, and utilities.
(3)	Represents economic occupancy.

Appraisal. The appraisals concluded to an “As-Portfolio” value for the Herbst Multifamily Portfolio Properties of $56,800,000 as of January 28, 2025, which includes a 4.4% portfolio premium. The aggregate “As-Is” value of the individual properties in the Herbst Multifamily Portfolio is $54,400,000.

Herbst Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
The Sapphire Orange	$17,400,000	6.00%
The Plaza	$14,100,000	6.00%
The Promenade	$11,700,000	6.00%
The Sunrise Park	$6,100,000	6.00%
The Sapphire East Orange	$5,100,000	6.00%
Total / Wtd. Avg.	$54,400,000	6.00%
Portfolio Total	$56,800,000	5.75%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental site assessments, each dated March 27, 2025, identified recognized environmental conditions at each of the certain of the Herbst Multifamily Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Herbst Multifamily Portfolio Properties are located in Orange, New Jersey (three properties, 67.4% of underwritten NOI) and East Orange, New Jersey (two properties, 32.6% of underwritten NOI). The Herbst Multifamily Portfolio is located within the Newark-NJ-PA metropolitan area (the “Newark MSA”). Major employers in the Newark MSA include Newark International Airport, the University of Medicine and Dentistry of New Jersey, Verizon, United Airlines, and Prudential Financial Inc. According to the appraisals, the Newark MSA has a concentration of white-collar and pharmaceutical jobs with a highly educated workforce and is in a central location with proximity to highways and transportation centers.

According to the appraisals, all of the Herbst Multifamily Portfolio Properties are located within the Essex County multifamily submarket of the Newark MSA. As of the fourth quarter of 2024, the Essex County multifamily submarket had inventory of 74,525 units, a vacancy rate of 5.7%, average asking rent of $1,906 per unit, and positive net absorption of 2,679 units.

According to the appraisals, the average 2024 population within a one-, three- and five- mile radius of the Herbst Multifamily Portfolio Properties was 52,812, 361,832, and 816,745, respectively. The 2024 average household income within the same radii was $86,288, $102,893, and $114,582, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

The following table presents certain information relating to comparable multifamily properties to the Herbst Multifamily Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(1)
The Sapphire Orange(2) Orange, NJ	-	1946 / 2024	105	97.1%	1 Bedroom	780 SF	$1,609
					2 Bedroom	1,040 SF	$1,854
418 Central Avenue	0.1 mi	1925 / NAP	15	100.0%	1 BR / 1 BA	555 SF	$1,550
418 Central Avenue					2 BR / 1 BA	740 SF	$1,950
Orange, NJ					3 BR / 1 BA	925 SF	$2,350
Wedgewood House	0.4 mi	1968 / NAP	80	100.0%	Studio	350 SF	$1,400
434 Lincoln Avenue					1 BR / 1 BA	725 SF	$1,800
Orange, NJ					2 BR / 1 BA	1,100 SF	$2,400
The Promenade(2) Orange, NJ	-	1950 / 2023-2024	44	100.0%	2 Bedroom	792 SF	$1,837
					3 Bedroom	990 SF	$2,050
					4 Bedroom	1,188 SF	$2,662
The Bordeau	1.1 mi	1920 / NAP	75	97.3%	Studio	500 SF	$1,175
445 Central Avenue					1 BR / 1 BA	650 SF	$1,400
Orange, NJ					2 BR / 1 BA	900 SF	$1,675
					3 BR / 1 BA	1,100 SF	$2,225
86 Hillyer Street Apartments	1.5 mi	1968 / NAP	38	100.0%	Studio	560 SF	$1,100
80-92 Hillyer Street					1 BR / 1 BA	735 SF	$1,475
Orange, NJ					2 BR / 1 BA	870 SF	$1,600
					3 BR / 1 BA	1,176 SF	$2,100
The Plaza(2) East Orange, NJ	-	1950 / 2021-2024	84	97.6%	1 Bedroom	780 SF	$1,486
					2 Bedroom	1,040 SF	$1,756
120 South Harrison Street	1.1 mi	1930 / 2016	44	72.7%	1 BR / 1 BA	750 SF	$2,000
120 South Harrison Street					2 BR / 1 BA	1,000 SF	$2,388
East Orange, NJ					3 BR / 1 BA	1,500 SF	$2,836
					4 BR / 1 BA	1,600 SF	$3,595
179 South Harrison	1.2 mi	1924 / NAP	50	94.0%	1 BR / 1 BA	900 SF	$1,800
179 South Harrison Street					2 BR / 1 BA	1,175 SF	$2,150
East Orange, NJ					3 BR / 1 BA	1,450 SF	$2,605
					4 BR / 1 BA	1,450 SF	$2,990
The Sunrise Park(2) Orange, NJ	-	1963 / 2023-2024	43	97.7%	Studio	420 SF	$1,296
					1 Bedroom	630 SF	$1,393
					2 Bedroom	840 SF	$1,698
60 North Arlington	1.8 mi	1920 / NAP	52	98.1%	1 BR / 1 BA	450 SF	$1,350
60 North Arlington Avenue					2 BR / 1 BA	1,065 SF	$1,550
East Orange, NJ					3 BR / 1 BA	1,379 SF	$1,900
					4 BR / 2BA	1,379 SF	$2,475
The Sapphire East Orange(2) East Orange, NJ	-	1919 / 2023-2024	25	100.0%	1 Bedroom	600 SF	$1,433
					2 Bedroom	800 SF	$1,758
					3 Bedroom	1,000 SF	$1,935
75 Prospect Street	1.0 mi	1928 / 2018	44	100.0%	1 BR / 1 BA	1,170 SF	$1,650
75 Prospect Street					2 BR / 1 BA	1,560 SF	$2,189
East Orange, NJ					3 BR / 2 BA	1,950 SF	$2,492
					4 BR / 2 BA	2,340 SF	$2,891
107 New Street	1.4 mi	1950 / 2017	64	100.0%	Studio	540 SF	$1,343
107 New Street					1 BR / 1 BA	810 SF	$1,645
East Orange, NJ					2 BR / 1 BA	1,080 SF	$1,933
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated March 19, 2025. Average Unit Size and Average Rent Per Unit reflects the average value for occupied units and excludes super intendent units.

The Borrowers and the Borrower Sponsor. The borrowers are Ben Arlington, LLC, Orange Harrison, L.L.C., Ben Central, LLC, Orange Center LLC and Ben Harrison LLC, each a New Jersey limited liability company and single purpose entity having at least one independent director in its organizational structure. The borrowers are obligated to satisfy the SPE covenants contained in the Herbst Multifamily Portfolio Loan documents going forward, however, the borrowers have prior SPE infractions that cannot be cured. See “Description of the Mortgage Pool—Single-Purpose Entity Covenants” in the Preliminary Prospectus. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herbst Multifamily Portfolio Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Benjamin Herbst, a real estate professional with experience in property ownership, management, and acquisitions. Benjamin Herbst manages a portfolio of 36 buildings totaling 1,385 residential units, primarily located in Orange and East Orange, New Jersey.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

Property Management. The Herbst Multifamily Portfolio Properties are managed by Benjamin H. Realty Corp., a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Herbst Multifamily Portfolio Mortgage Loan, the borrowers deposited approximately (i) $363,969 into a reserve for immediate repairs, (ii) $323,659 into a reserve account for real estate taxes, and (iii) $300,100 into a reserve account for roof replacements. The $211,950 litigation reserve funded by the borrowers at origination was disbursed to the borrowers on June 17, 2025 in accordance with the Herbst Multifamily Portfolio Mortgage Loan documents. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $107,886).

Insurance Reserve – If the liability or casualty policy maintained by the borrowers covering the Herbst Multifamily Portfolio Properties do not constitute an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $6,193.

Lockbox / Cash Management. The Herbst Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all commercial tenants (if any) at the Herbst Multifamily Portfolio Properties directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Herbst Multifamily Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Herbst Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Herbst Multifamily Portfolio Mortgage Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Herbst Multifamily Portfolio Mortgage Loan documents, the lender may apply funds to the Herbst Multifamily Portfolio Mortgage Loan in such priority as it may determine. In connection with a partial defeasance described below, the funds in the lockbox and cash management account allocated to the applicable individual Herbst Multifamily Portfolio Property that is the subject of the partial defeasance is required to be released to the applicable individual borrower and the remaining balance of funds is required to remain in the lockbox account or cash management account.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Herbst Multifamily Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.12x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Herbst Multifamily Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.12x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Herbst Multifamily Portfolio Mortgage Loan documents, at any time after the earlier of (x) May 1, 2029 and (y) the date that is two years after the closing date of the Benchmark 2025-V16 securitization and prior to May 6, 2030, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Herbst Multifamily Portfolio Properties, provided that, among other conditions, (i) the portion of the Herbst Multifamily Portfolio Mortgage Loan that is defeased is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Herbst Multifamily Portfolio Property or Properties being released, and (b) the net sales proceeds applicable to such individual Herbst Multifamily Portfolio Property or Properties, (ii) the borrowers deliver a REMIC opinion, (iii) the release is not reasonably likely to result in a material adverse effect under the Herbst Multifamily Portfolio Mortgage Loan documents, and (iv) after giving effect to the release, (I) the debt service coverage ratio with respect to the remaining Herbst Multifamily Portfolio Properties is at least equal to the greater of (a) 1.33x, and (b) the debt service coverage ratio for all of the individual Herbst Multifamily Portfolio Properties immediately prior to the release, (II) the debt

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Multifamily – Various Various Various, NJ	Collateral Asset Summary – Loan No. 6 Herbst Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 61.6% 1.33x 9.3%

yield with respect to the remaining Herbst Multifamily Portfolio Properties is at least equal to the greater of (a) 9.11%, and (b) the debt yield for all of the individual Herbst Multifamily Portfolio Properties immediately prior to the release, and (III) the loan-to-value ratio with respect to the remaining Herbst Multifamily Portfolio Properties is at least equal to the lesser of (a) 64.34%, and (b) the loan-to-value ratio for all of the individual Herbst Multifamily Portfolio Properties immediately prior to the release.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Joel Wertzberger	Collateral:	Fee
Borrower(s):	Upton Metropolitan, LLC	Location:	Brooklyn, NY
Original Balance(1):	$23,000,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance(1):	$23,000,000	Property Management:	Joyland Management LLC
% by Initial UPB:	3.7%	Size(4):	136 Units
Interest Rate:	5.91000%	Appraised Value / Per Unit:	$122,300,000 / $899,265
Note Date:	April 2, 2025	Appraisal Date:	November 21, 2024
Original Term:	60 months	Occupancy(4):	95.6% (as of March 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.4%
Original Amortization:	NAP	Underwritten NOI(5):	$6,763,382
Interest Only Period:	60 months	Underwritten NCF:	$6,711,854
First Payment Date:	May 6, 2025
Maturity Date:	April 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(6):	NAV
Additional Debt Balance(1):	$65,000,000	2024 NOI(6):	NAV
Call Protection:	L(28),D(25),O(7)	2023 NOI(6):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(6):	NAV

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit(4):	$647,059
Taxes:	$13,061	$6,443	NAP	Maturity Date Loan / Unit(4):	$647,059
Insurance:	$9,619	$9,619	NAP	Cut-off Date LTV:	72.0%
Replacement Reserves:	$0	$3,012	NAP	Maturity Date LTV:	72.0%
Other Reserves(3):	$6,404,148	$0	$0	UW NOI DY:	7.7%
				UW NCF DSCR:	1.27x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$88,000,000	100.0%	Loan Payoff	$63,617,572	72.3%
			Borrower Sponsor Equity	13,732,874	15.6
			Upfront Reserves	6,426,828	7.3
			Closing Costs(7)	4,222,725	4.8
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%
(1)	The Wave Mortgage Loan (as defined below) is part of The Wave Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $88,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance of The Wave Whole Loan as of the Cut-off Date.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	Other reserves include an approximately $79,148 gap rent reserve for five residential units with executed lease start dates between June 2025 and July 2025 and a $6,325,000 retail space holdback reserve which will be released upon the execution of a retail lease at a minimum annual rent of $500,000 with no unilateral tenant termination options for a minimum term of ten years.
(4)	Size, Occupancy, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based on the multifamily component of The Wave Property (as defined below) and exclude 14,250 square feet of commercial space which was not occupied as of origination of The Wave Whole Loan.
(5)	As of origination of The Wave Whole Loan, a letter of intent had been signed for the commercial space for which $513,000 of annual commercial rental income has been underwritten. There can be no assurance that the parties to the letter of intent will execute a lease or that rent will be received for the commercial space as specified in the letter of intent or at all.
(6)	Historical NOI information is not available because The Wave Property was recently constructed in 2024.
(7)	Closing Costs include a rate buydown fee of $2,640,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
76

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The Loan. The Wave mortgage loan (“The Wave Mortgage Loan”) is secured by the borrower’s fee interest in a Class A, nine-story, 136-unit high rise multifamily building with 14,250 square feet of commercial space located in the East Williamsburg neighborhood of Brooklyn, New York (“The Wave Property”). The Wave Mortgage Loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $88,000,000 (“The Wave Whole Loan”). The Wave Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.91000% per annum on an Actual/360 basis. The Wave Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $23,000,000.

The relationship between the holders of The Wave Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Wave Whole Loan is serviced under the pooling and servicing agreement for the BBCMS 2025-5C34 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2025-5C34	Yes
A-2	$23,000,000	$23,000,000	Benchmark 2025-V16	No
Whole Loan	$88,000,000	$88,000,000

The Property. The Wave Property is a recently constructed, 136-unit, nine-story, Class A, high-rise multifamily property. The Wave Property was completed in 2024 and is located on an approximately 0.53-acre site, and in addition to the multifamily space, The Wave Property features 14,250 square feet of commercial space, a 22-car parking garage and 22 storage units. Amenities at The Wave Property include a fitness center, business center, concierge/doorman, and rooftop area. The commercial space at The Wave Property includes 8,050 square feet of ground floor retail, 2,700 square feet of lower-level space, and 3,500 square feet of rooftop space. As of origination of The Wave Whole Loan, the commercial rental space was not occupied but a letter of intent had been signed for the entirety of the space for which $513,000 of such annual commercial income has been underwritten. There can be no assurance that the parties to the letter of intent will execute a lease or that rent will be received for the commercial space as specified in the letter of intent or at all.

The unit mix at The Wave Property consists of 12 studio units, 74 one-bedroom units, and 50 two-bedroom units. Unit amenities at The Wave Property include full appliance packages including a dishwasher, electric stove/oven, refrigerator/freezer, and in-unit washer/dryers. As of March 6, 2025, the multifamily units at The Wave Property were 95.6% leased.

The Wave Property benefits from a 35-year, Section 421-a Affordable New York Housing Tax Exemption Program exemption. To qualify for the tax exemption, at least 25% of the units at The Wave Property must be leased as “affordable units.” For the first 25 years of such exemption, 100% of the projected assessed value of The Wave Property improvements on the tax lot will be exempt from real estate taxes and for the remaining 10 years of the exemption 25.74% (the percentage of the units which are affordable) of such value will be exempt. In addition, the Section 421-a tax exemption requires that the units be rent stabilized, that at least 35 units must be restricted to tenants earning at or below 130% of AMI, and at least 10% of units be restricted to tenants at or below 40% of AMI, 10% at or below 60% of area median income (“AMI”) and 5% at or below 130% of AMI. As of March 6, 2025, 35 units were rent stabilized accounting for 8.8% of underwritten residential base rent. Taxes were underwritten to the five-year average estimated taxes of $89,928 versus the five-year average estimated full tax liability of $2,778,183. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The Wave Property is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “Wave Declaration”) pursuant to which 30 of the 136 units at The Wave Property must be affordable housing units, for which the weighted average of all income bands may not exceed 60% of AMI, no income band may exceed 130% of AMI and at least 10% of the residential floor area within the inclusionary housing units must be affordable within a 40% of AMI income band. Under the Wave Declaration, 12 units are restricted to tenants earning not more than 40% of AMI, 13 units are restricted to tenants earning not more than 60% of AMI, and five units are restricted to tenants earning not more than 100% of AMI. In addition, to obtain additional floor area ratio, the borrower entered into a regulatory agreement (the “Wave Agreement,” and together with the Wave Declaration, the “Wave Regulatory Documents”) pursuant to which it agreed that an additional two units at The Wave Property would be affordable units restricted to tenants earning not more than 80% of AMI. The Wave Regulatory Documents require the affordable units to be rent stabilized. Maximum rent for each affordable unit is 30% of the related percentage of AMI. The lender entered into subordination agreements subordinating The Wave Whole Loan to the Wave Regulatory Documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
77

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The following table presents certain information relating to the multifamily unit mix at The Wave Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Market Rent Per Unit(2)
Studio - Fair Market	9	6.6%	9	100.0%	369	$3,583	$3,800
Studio - Affordable	3	2.2%	3	100.0%	367	$1,951	$1,951
1 Bedroom - Fair Market	55	40.4%	55	100.0%	504	$4,636	$4,600
1 Bedroom - Affordable	19	14.0%	19	100.0%	521	$1,310	$1,310
2 Bedroom - Fair Market	37	27.2%	33	89.2%	786	$7,083	$6,800
2 Bedroom - Affordable	13	9.6%	11	84.6%	770	$1,797	$2,057
Total/Wtd. Avg.	136	100.0%	130	95.6%	596	$4,396	$4,384
(1)	Based on the underwritten rent roll dated March 6, 2025, unless otherwise indicated. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The following table presents certain information relating to the Underwritten Net Cash Flow of The Wave Property:

Cash Flow Analysis(1)
	U/W	U/W Per Unit(2)
Base Rent - Residential	$6,857,712	$50,424
Potential Income from Vacant Units	410,076	3,015
Gross Potential Income - Residential	$7,267,788	$53,440
Other Income – Residential(3)	235,410	1,731
Net Rental Income	$7,503,198	$55,171
(Vacancy / Credit Loss)	(410,076)	(3,015)
Total Effective Gross Income - Residential	$7,093,122	$52,155

Base Rent - Commercial	$540,000	$38
Potential Income from Vacant Units	0	0
Gross Potential Income - Commercial	$540,000	$38
Other Income – Commercial	0	0
Net Rental Income - Commercial	$540,000	$38
(Vacancy / Credit Loss)	(27,000)	(2)
Effective Gross Income - Commercial(4)	$513,000	$36

Total Effective Gross Income	$7,606,122	$55,927

Real Estate Taxes(5)	89,928	661
Insurance	109,929	808
Management Fee	228,184	1,678
Other Expenses(6)	414,699	3,049
Total Expenses	$842,740	$6,197

Net Operating Income	$6,763,382	$49,731
Replacement Reserves - Residential	34,000	250
Replacement Reserves - Commercial	2,138	0
Normalized TI/LC	15,390	113
Net Cash Flow	$6,711,854	$49,352

Occupancy	94.4%(7)
NCF DSCR	1.27x(8)
NOI Debt Yield	7.7%(8)
(1)	Based on the underwritten rent roll dated March 6, 2025.
(2)	The per unit column is based on total multifamily units (136 units) for all line items except for commercial items which are based on total commercial SF at The Wave Property (14,250 SF).
(3)	Other Income - Residential includes parking and storage income as well as amenity fees.
(4)	No lease is currently in place for the commercial space. As of origination of The Wave Whole Loan, a letter of intent had been signed for the commercial space for which $513,000 of annual commercial rental income has been underwritten. There can be no assurance that the parties to the letter of intent will execute a lease or that rent will be received for the commercial space as specified in the letter of intent or at all.
(5)	The Wave Property benefits from a Section 421-a tax abatement. Real Estate Taxes were underwritten to the five-year average estimated taxes of $89,928 versus the five-year average estimated full tax liability of $2,778,183. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(7)	Represents economic occupancy.
(8)	Metrics are based solely on The Wave Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

Appraisal. According to the appraisal, The Wave Property had an “as-is” appraised value of $122,300,000 as of November 21, 2024, as shown in the table below.

The Wave Appraised Value(1)
Property	Value	Capitalization Rate
The Wave	$122,300,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated November 19, 2024, there was no evidence of any recognized environmental conditions at The Wave Property.

The Market. The Wave Property is located at 828 Metropolitan Avenue, in the East Williamsburg multifamily submarket of Brooklyn, New York. Primary access to the neighborhood is provided by Bushwick Avenue with public transportation provided by the L subway line located approximately two blocks from The Wave Property. The Wave Property is located across the street from Cooper Park and is approximately 0.4-miles, 0.7-miles, and 0.7-miles away from Brooklyn Steel, The Brooklyn Monarch, and McCarren Park, respectively.

According to a third-party market research report, The Wave Property is located in the Williamsburg multifamily submarket of the New York metropolitan multifamily market. As of March 10, 2025, the Williamsburg multifamily submarket had total inventory of 42,283 units, a vacancy rate of 3.9%, asking rent of $4,467 per unit and positive net absorption of 196 units. Furthermore, according to a third-party market research report, The Wave Property is located within the North Brooklyn retail submarket which, as of March 10, 2025, had inventory of 51,832,546 square feet, a vacancy rate of 2.9% and asking rent of $55.14 per square foot.

According to the appraisal, the 2024 population within the 11211 zip code of Brooklyn was 67,467. The 2024 average household income within the neighborhood was $152,842.

The following table presents certain information relating to comparable multifamily properties to The Wave Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit(1)
The Wave(2) 828 Metropolitan Avenue Brooklyn, NY 11211	-	2024 / NAP	136	Studio - Fair Market	369 SF	$3,583
				1 Bedroom - Fair Market	504 SF	$4,636
				2 Bedroom - Fair Market	786 SF	$7,083
597 Grand Street Brooklyn, NY, 11211	0.4 mi	2023 / NAP	134	Studio	400 SF	$3,772
				1 BR / 1 BA	600 SF	$4,326
				2 BR / 2 BA	900 SF	$6,818
130 Hope Street Brooklyn, NY, 11211	0.6 mi	2022 / NAP	144	Studio	400 SF	$3,762
				1 BR / 1 BA	570 SF	$4,889
				2 BR / 2 BA	850 SF	$6,519
				3 BR / 2 BA	1,000 SF	$7,952
123 Hope Street Brooklyn, NY, 11211	0.6 mi	2017 / NAP	136	Studio	535 SF	$3,525
				1 BR / 1 BA	650 SF	$4,150
				2 BR / 1 BA	906 SF	$5,725
125 Borinquen Place Brooklyn, NY, 11211	0.7 mi	2017 / NAP	133	1 BR / 1 BA	708 SF	$3,936
				2 BR / 1 BA	984 SF	$4,846
275 Lorimer Street Brooklyn, NY, 11206	0.8 mi	2023 / NAP	270	Studio	500 SF	$4,150
				1 BR / 1 BA	600 SF	$4,700
				2 BR / 1 BA	850 SF	$4,800
				2 BR / 2 BA	900 SF	$6,500
				3 BR / 2 BA	1,100 SF	$6,500
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 6, 2025. Average Rent Per Unit reflects the average rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

The Borrower and the Borrower Sponsor. The borrower is Upton Metropolitan, LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Wave Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joel Wertzberger. Joel Wertzberger is the founder and chief executive officer of Hamilton Eastman, a real estate holding company based in Brooklyn which has multiple additional brands including Joyland Group and Joyland Management LLC.

Property Management. The Wave Property is managed by Joyland Management LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of The Wave Whole Loan, the borrower deposited approximately (i) $13,061 into a reserve account for real estate taxes, (ii) $9,619 into a reserve account for insurance premiums, (iii) $6,325,000 into an earnout reserve account related to the retail space, and (iv) $79,148 into a reserve account for gap rent.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $6,443).

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $9,619).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $3,012 into a replacement reserve.

Retail Space Earnout Reserve – The funds in the retail space earnout reserve will be released to the borrower only if the borrower has satisfied the following conditions by April 6, 2027 (the “Release Deadline”): (a) the borrower has delivered a signed lease or leases for all or a portion of the retail space with terms and provisions reasonably acceptable to the lender and customary and usual for the market in which The Wave Property is located, which terms must include annual rent of at least $500,000, a term of not less than 10 years and a third party tenant not affiliated with the borrower; (b) such lease or leases must have no remaining conditions to effectiveness; (c) the applicable tenant(s) are paying full unabated rent (other than any market free rent period that is discernible in length and which has been reserved for with the lender); (d) if such lease or leases requires the borrower to perform or pay for any work or leasing commissions, any such amounts have been paid and certain other requirements have been satisfied in connection with such work, and (e) no Trigger Period (as defined below) exists. If such conditions are not satisfied by the Release Deadline, funds in the retail space reserve are required to continue to be held by the lender as collateral for The Wave Whole Loan and not released to the borrower.

Lockbox / Cash Management. The Wave Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all commercial tenants at The Wave Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with The Wave Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Wave Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Wave Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Wave Whole Loan documents, the lender may apply funds in the accounts to The Wave Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Wave Whole Loan documents and (ii) the debt service coverage ratio being less than 1.15x and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Wave Whole Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
81

Multifamily – High Rise 828 Metropolitan Avenue Brooklyn, NY 11211	Collateral Asset Summary – Loan No. 7 The Wave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 72.0% 1.27x 7.7%

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

MMortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Retail/Office
Borrower Sponsor(s):	Mark Hutchinson	Collateral:	Fee
Borrower(s):	DE Orinda Borrower LLC and Orinda Dunhill LLC	Location:	Orinda, CA
Original Balance:	$22,000,000	Year Built / Renovated:	1941 / 1990
Cut-off Date Balance:	$22,000,000	Property Management:	Dunhill Partners West
% by Initial UPB:	3.5%	Size:	91,283 SF
Interest Rate:	6.99700%	Appraised Value / Per SF:	$32,400,000 / $355
Note Date:	July 8, 2025	Appraisal Date:	May 21, 2025
Original Term:	60 months	Occupancy:	86.4% (as of July 8, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	87.5%
Original Amortization:	NAP	Underwritten NOI:	$2,389,232
Interest Only Period:	60 months	Underwritten NCF:	$2,356,872
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,086,326 (TTM March 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,923,960
Call Protection:	L(24),D(31),O(5)	2023 NOI:	$1,997,675
Lockbox / Cash Management(1):	Springing / Springing	2022 NOI(4):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$241
Taxes:	$30,723	$65,000(3)	NAP	Maturity Date Loan / SF:	$241
Insurance:	$0	$9,053	NAP	Cut-off Date LTV:	67.9%
Replacement Reserves:	$0	$1,521	NAP	Maturity Date LTV:	67.9%
Rollover Reserve:	$500,000	$9,509	NAP	UW NOI DY:	10.9%
				UW NCF DSCR:	1.51x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	95.6%	Loan Payoff	$20,992,601	91.2%
Sponsor Equity	$1,015,222	4.4%	Closing Costs(5)	1,491,899	6.5%
			Upfront Reserves	530,723	2.3%
Total Sources	$23,015,222	100.0%	Total Uses	$23,015,222	100.0%
(1)	The lockbox springing condition has been met as of the origination date, and will be in place by the first monthly payment date.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	The borrower is required to deposit $65,000 into a real estate tax reserve, on each monthly payment date occurring in September 2025, October 2025, November 2025, and December 2025, and (iii) on each monthly payment date thereafter, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, $36,340).
(4)	2022 NOI is unavailable because the borrower sponsor did not provide.
(5)	Closing Costs include a rate buydown fee of $880,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The Loan. The eighth largest mortgage loan (the “Orinda Theatre Square Mortgage Loan”) is secured by the borrower’s fee interest in Orinda Theatre Square, a 91,283 square foot, mixed-use center located at 2 Theatre Square in Orinda, CA (the “Orinda Theatre Square Property”). The Orinda Theatre Square Mortgage Loan was originated by German American Capital Corporation on July 8, 2025, has a 5-year interest-only term and accrues interest at a rate of 6.99700% per annum on an Actual/360 basis. The Orinda Theatre Square Mortgage Loan has an original term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the Orinda Theatre Square Mortgage Loan is the payment date in August 2030.

The Property. The Orinda Theatre Square Property is a two and three-story mixed-use property that spans a full city block in Downtown Orinda, CA. The Orinda Theatre Square Property is centered around the historic Orinda Theatre (15.7% NRA; 4.1% of annual base rent), a three-screen art deco theatre that was originally constructed in 1941. The remainder of the Orinda Theatre Square Property was constructed in 1990 and features a variety of boutique retailers, restaurants, and entertainment options situated below two floors of office space and connected with open air outdoor spaces and courtyards. The Orinda Theatre Square Property is approximately 86.4% leased as of July 8, 2025 to a roster of 31 tenants and is comprised of approximately 45.4% office space and approximately 39.0% retail space with the remainder attributed to the theatre. The two largest tenants based on underwritten base rent, Law Offices of Gillin, Jacobson, Ellis, Larsen, and Lucey (“GJEL Accident Attorneys”) (12.7% of NRA; 15.4% of underwritten base rent) and Morgan Stanley Smith Barney Financing LLC (“Morgan Stanley”) (9.8% of NRA; 15.1% of underwritten base rent), have each been at the Orinda Theatre Square Property for over 25 years and both have renewed their leases within the last three years. Outside of the top three tenants based on square feet at the Orinda Theatre Square Property, no other tenant comprises more than 5.7% of NRA or 6.7% of underwritten base rent. The Orinda Theatre Square Property has a weighted average tenure of 14.5 years

Additionally, the office suites at the Orinda Theatre Square Property are approximately 93.8% leased as of July 8, 2025 and average approximately 3,800 sq. ft. appealing to a wide range of potential users. The Orinda Theatre Square Property is directly across the street from the Orinda Bay Area Rapid Transit Station. The Orinda Bay Area Rapid Transit Station also provides direct access to downtown San Francisco within 30-minutes. Additionally, the Orinda Theatre Square Property has a subterranean 324 space parking garage (approximately 3.55 spaces per 1,000 SF).

Major Tenants. The three largest tenants based on underwritten base rent are GJEL Accident Attorneys, Morgan Stanley and Wells Fargo Advisors, LLC (“Wells Fargo”).

Law Offices of Gillin, Jacobson, Ellis, Larsen, and Lucey (11,569 square feet; 12.7% of net rentable area; 15.4% of underwritten base rent). GJEL Accident Attorneys was founded by partners Andy Gillin and Ralph Jacobson in the 1970’s.. GJEL Accident Attorneys has served the state of California for over 40 years with over $950 million recovered for their clients. GJEL Accident Attorneys has been at the Orinda Theatre Square Property since 1997. GJEL Accident Attorneys has one two-year extension option and a termination right every six months beginning June 30, 2026 with six months’ notice.

Morgan Stanley (8,902 square feet; 9.8% of net rentable area; 15.1% of underwritten base rent). Morgan Stanley are professionals dedicated to serving high net worth individuals and their families, as well as corporations, foundations and endowments. Morgan Stanley has one five-year extension option at the Orinda Theatre Square Property. Morgan Stanley has an on-going right to terminate the lease only in the event that the landlord leases any ground floor space to any national stock brokerage firm. If the borrower leases ground floor space to a national stock brokerage firm and Morgan Stanley elects to exercise its termination option, Morgan Stanley will have up to six months from the national stock brokerage firm’s occupancy to exercise its option to terminate. Morgan Stanley has been at the Orinda Theatre Square Property since 1995.

Wells Fargo Advisors, LLC (3,886 square feet; 4.3% of net rentable area; 6.7% of underwritten base rent). Wells Fargo is a financial services firm, serving investors nationwide. Wells Fargo helps clients succeed financially with investment planning and advice designed to help them achieve their life needs and financial goals. Wells Fargo has two five-year extension options at the Orinda Theatre Square Property and no termination options. Wells Fargo has been at the Orinda Theatre Square Property since 2012.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The following table presents certain information relating to the top tenants at the Orinda Theater Square property (by U/W Base Rent):

Tenant Summary(1)
Tenant	Property Type	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Top 10 Tenants
GJEL Accident Attorneys	Office	NR/NR/NR	11,569	12.7%	484,872	$41.91	15.4%	6/30/2028	Y(3)	1 x 2 yr
Morgan Stanley	Office	A1/A-/A+	8,902	9.8%	473,124	53.15	15.1%	12/31/2028	Y(4)	1 x 5 yr
Wells Fargo Advisors, LLC	Office	A1/BBB+/A+	3,886	4.3%	211,332	54.38	6.7%	5/31/2028	N	2 x 5 yr
Bell Investments Advisors	Office	NR/NR/NR	3,135	3.4%	158,004	50.40	5.0%	8/30/2030	N	None
The Fourth Bore Tap Room & Grill	Retail	NR/NR/NR	2,373	2.6%	154,911	65.28	4.9%	11/30/2028	N	None
Old Republic Title Company	Retail	NR/NR/NR	2,666	2.9%	147,510	55.33	4.7%	11/30/2028	N	1 x 5 yr
Anytime Fitness	Retail	NR/NR/NR	5,200	5.7%	142,171	27.34	4.5%	4/30/2029	N	2 x 5 yr
Terra Nova Trading, Inc.	Office	NR/NR/NR	2,610	2.9%	135,492	51.91	4.3%	4/30/2028	N	None
Orinda Theatre	Theatre	NR/NR/NR	14,290	15.7%	$128,318	8.98	4.1%	11/30/2027	N	1 x 5 yr
Saffron	Retail	NR/NR/NR	1,806	2.0%	121,116	67.06	3.9%	MTM	N	1 x 5 yr
Top Ten Tenants			56,437	61.8%	$2,156,849	$38.22	68.7%
Remaining Tenants			22,393	24.5%	$984,022	$43.94	31.3%
Occupied Total / Wtd. Avg. Occupied			78,830	86.4%	$3,140,871	$39.84	100.0%
Vacant			12,453	13.6%
Total			91,283	100.0%
(1)	Based on the underwritten rent roll dated July 8, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	GJEL Accident Attorneys has a termination right every six months beginning June 30, 2026 with six months’ notice.
(4)	Morgan Stanley has an on-going right to terminate the lease only in the event that the borrower leases any ground floor space to any national stock brokerage firm. If the borrower leases ground floor space to a national stock brokerage firm and Morgan Stanley elects to exercise its termination option, Morgan Stanley will have up to six months from the national stock brokerage firm’s occupancy to exercise its option to terminate.

The following table presents certain information relating to the lease rollover schedule at the Orinda Theatre Square property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2025	4,679	5.1%	5.13%	$286,325	9.1%	$61.19	4
2026	6,740	7.4%	12.5%	$253,288	8.1%	$37.58	5
2027	18,471	20.2%	32.7%	$314,389	10.0%	$17.02	6
2028	37,689	41.3%	74.0%	$1,855,037	59.1%	$49.22	10
2029	5,200	5.7%	79.7%	$142,171	4.5%	$27.34	1
2030	3,985	4.4%	84.1%	$222,354	7.1%	$55.80	3
2031	1,383	1.5%	85.6%	$41,490	1.3%	$30.00	1
2032	683	0.7%	86.4%	$25,817	0.8%	$37.80	1
2033	0	0.0%	86.4%	$0	0.00%	$0.00	0
2034	0	0.0%	86.4%	$0	0.00%	$0.00	0
2035 & Thereafter	0	0.0%	86.4%	$0	0.00%	$0.00	0
Vacant	12,453	13.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	91,283	100.0%	100.0%	$3,140,871	100.0%	$39.84	31
(1)	Based on the underwritten rent roll dated July 8, 2025.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orinda Theatre Square Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	U/W(2)	Per SF
Base Rent	$3,174,087	$3,015,795	$3,213,150	$3,140,871	34.41
Rent Steps	0	0	0	83,963	0.92
Vacant Income	0	0	0	577,723	6.33
Gross Potential Rent	$3,174,087	$3,015,795	$3,213,150	$3,802,557	$41.66
Total Reimbursements	671,102	584,494	601,583	660,000	7.23
Other Income	130,972	137,288	137,455	170,200	1.86
Net Rental Income	$3,976,161	$3,737,577	$3,952,188	$4,632,757	$50.75
(Vacancy/Credit Loss)	0	0	0	(577,723)	(6.33)
Effective Gross Income	$3,976,161	$3,737,577	$3,952,188	$4,055,034	$44.42

Total Expenses(3)	$1,978,486	$1,813,616	$1,865,862	$1,665,801	$18.25

Net Operating Income	$1,997,675	$1,923,960	$2,086,326	$2,389,232	$26.17
TI/LC	0	0	0	14,104	0.15
Cap Ex	0	0	0	18,257	0.20
Net Cash Flow	$1,997,675	$1,923,960	$2,086,326	$2,356,872	$25.82

Occupancy	85.0%	87.0%	85.1%	87.5%(4)
NCF DSCR	1.28	1.23	1.34	1.51
NOI Debt Yield	9.1%	8.7%	9.5%	10.9%
(1)	TTM reflects the trailing 12 months ending March 31, 2025.
(2)	Based on the underwritten rent rolls dated July 8, 2025, inclusive of contractual rent steps through June 1, 2026.
(3)	Total Expenses includes management fees, common area maintenance, other expenses, real estate taxes and insurance.
(4)	Based on economic occupancy.

Appraisal. According to the appraisal, the Orinda Theatre Square Property had an “as-is” appraised value of $32,400,000 as of May 21, 2025, as shown in the table below.

Orinda Theatre Square Appraised Value(1)
Property	Value	Capitalization Rate
Orinda Theatre Square	$32,400,000	7.25%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated May 28, 2025, there was no evidence of any recognized environmental conditions at the Orinda Theatre Square Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The Market. The Orinda Theatre Square Property is located in the East Bay – CA USA retail market and the Lamorinda retail submarket. According to the appraisal, as of the first quarter of 2025, the Lamorinda submarket had approximately 1,943,028 square feet of occupied retail space (including sublet space), resulting in an occupancy rate of 96.7% for the submarket. This reflects a decrease from the previous quarter’s occupancy of 97.1%, and a small decrease from an occupancy rate of 97.1% from last year. The submarket occupancy rate is above the 94.6% market occupancy. The submarket experienced negative 6,101 square feet of net absorption for the current quarter. This indicates a decline from the previous quarter’s positive 6,001 square feet of net absorption, and a decline from the negative 4,557 square feet of net absorption from a year ago. The submarket’s current net absorption of negative 6,101 square feet is below the overall market net absorption of positive 100,226 square feet.

The submarket achieved average asking rent of $39.71 per square foot, which indicates a small decrease from the previous quarter’s asking rent of $39.76 per square foot, and a small decrease from the asking rent of $39.76 per square foot from last year. The submarket’s current asking rent of $39.71 per square foot compares favorably with the overall market asking rent of $32.75 per square foot.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Orinda Theatre Square Property is 5,171, 29,062 and 179,524, respectively. The 2024 average household income within the same radii is $308,962, $313,545 and $236,941, respectively.

The following table presents information relating to comparable retail and office rentals for the Orinda Theatre Square Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Rent (PSF)
Orinda Theatre Square(2) 2 Theatre Square Orinda, CA	1941 / 1990	The Fourth Bore Tap Room & Grill	2,373	Aug-11	$65.28
San Miguel Center 1250-1280 Newell Avenue Walnut Creek, CA	1980 / NAP	Jersey Mike’s	1,310	Feb-23	$38.72
Pleasant Hill Plaza 1888-1979 Contra Costa Blvd Pleasant Hill, CA	1979 / NAP	Sourdough & Co.	1,770	Nov-22	$40.00
Class C Office 10 S. Knoll Road Mill Valley, CA	1984 / NAP	First American Title	2,030	Jul-23	$51.60
Harbor Drive Exec. Park 1 and 3 Harbor Drive Sausalito, CA	1981 / NAP	Vine Connections	3,155	Oct-23	$57.00
Orinda Commercial 1 Bates Boulevard Orinda, CA	1989 / NAP	Clearwater Counseling	1,830	Mar-22	$45.00
818 & 821 5th Avenue 818 & 821 5th Avenue San Rafael, CA	1972 / 2019	Radiant Logic	6,620	May-24	$51.00
Lafayette Terrace 3697 Mt. Diablo Boulevard Lafayette, CA	1985 / NAP	Madison Park Financial	5,010	May-23	$46.80
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated July 6, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

The Borrower and the Borrower Sponsor. The borrowers are DE Orinda Borrower LLC and Orinda Dunhill LLC, both Delaware limited liability companies, each having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Orinda Theatre Square Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Mark Hutchinson. Mark Hutchinson is the executive vice president of Dunhill Partners. Dunhill Partners was established in 1984 and has since done over $5 billion in transaction volume. The company specializes in acquiring, selling, managing, and leasing retail shopping centers.

Property Management. The Orinda Theatre Square Property is managed by Dunhill Partners West, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the Orinda Theatre Square Mortgage Loan, the borrower deposited approximately (i) $30,723 into a real estate tax reserve and (ii) $500,000 into a leasing reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on each monthly payment date occurring in September 2025, October 2025, November 2025, and December 2025, $65,000, and (iii) on each monthly payment date thereafter, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, $36,340.32).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. (initially estimated to be approximately $9,053.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $1,521.

Rollover Reserve –The borrowers are required to deposit into a rollover reserve, on a monthly basis, approximately $9,509 for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The Orinda Theatre Square Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower will enter into a clearing account agreement with a financial institution pursuant to which from and after the occurrence of a Lockbox Trigger Event (as defined below), a lockbox and clearing account controlled by the lender (the "Clearing Account") will be established by the borrowers with such financial institution, into which all rents, revenues and receipts from the Orinda Theatre Square Property are required to be deposited directly by the tenants. The borrower will provide (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing all tenants to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Lockbox Trigger Event. Following the occurrence of a Lockbox Trigger Event, all sums deposited into the Clearing Account will be transferred into the borrower's operating account on a daily basis unless a Trigger Period (as defined below) then exists. Following a Trigger Period, any transfers to the borrower's operating account will cease and such sums on deposit in the Clearing Account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the Orinda Theatre Square Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds being held by the lender as additional collateral for the Orinda Theatre Square Mortgage Loan. As of the origination date, a Lockbox Trigger Event exists and the Clearing Account will be in place as of the first monthly payment date.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, (iii) if the manager is an affiliate of borrowers or guarantor and is adjudicated bankrupt or insolvent and (iv) ) if the borrower or the guarantor becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) (x) clause (ii) above, the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, (y) clause (iii) above, if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, such replacement manager and the borrower has executed and delivered an assignment and subordination agreement satisfactory to the lender, and (z) clause (iv) above if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower, the guarantor or any affiliate of the borrowers or the guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case, or proceeding, upon the same being discharged or dismissed within 90 days of such filing.

A “Lockbox Trigger Event” means the occurrence of the Closing Date of the Orinda Theatre Square Mortgage Loan.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
90

Mixed Use – Retail/Office 2 Theatre Square Orinda, CA 94563	Collateral Asset Summary – Loan No. 8 Orinda Theatre Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 67.9% 1.51x 10.9%

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
91

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
92

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
93

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Michael Schofel and Peter Schofel	Collateral:	Fee
Borrower(s):	110 Chanticleer Property LLC	Location:	Myrtle Beach, SC
Original Balance:	$20,700,000	Year Built / Renovated:	2004 / 2023, 2024
Cut-off Date Balance:	$20,700,000	Property Management:	Asset Plus USA, LLC
% by Initial UPB:	3.3%	Size:	149 Units
Interest Rate:	6.00000%	Appraised Value / Per Unit:	$32,500,000 / $218,121
Note Date:	July 9, 2025	Appraisal Date:	November 6, 2024
Original Term:	60 months	Occupancy:	94.0% (as of June 4, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	83.0%
Original Amortization:	NAP	Underwritten NOI:	$1,562,368
Interest Only Period:	60 months	Underwritten NCF:	$1,525,118
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,479,431 (TTM May 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,153,101
Call Protection:	L(24),D(29),O(7)	2023 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(3):	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$138,926
Taxes:	$144,238	$18,030	NAP	Maturity Date Loan / Unit:	$138,926
Insurance:	$36,083	$12,028	NAP	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	$3,104	NAP	Maturity Date LTV:	63.7%
Other Reserves(2):	$2,700,000	$0	NAP	UW NOI DY(4):	8.7%
				UW NCF DSCR:	1.21x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,700,000	100.0%	Loan Payoff	$14,958,845	72.3%
			Upfront Reserves	2,880,321	13.9
			Sponsor Equity	1,555,568	7.5
			Closing Costs	1,305,265	6.3
Total Sources	$20,700,000	100.0%	Total Uses	$20,700,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of a $2,700,000 holdback reserve.
(3)	2022 NOI and 2023 NOI Information are not available because the borrower acquired The Brixley at Carolina Forest Property (as defined below) in May 2023.
(4)	UW NOI DY is calculated net of the $2,700,000 holdback reserve which will be released six months following the origination date upon The Brixley at Carolina Forest Property achieving a Holdback Debt Yield (as defined below) of 8.5%. UW NOI DY based on the total balance of The Brixley at Carolina Forest Mortgage Loan of $20,700,000 is 7.5%.

The Loan. The ninth largest mortgage loan (“The Brixley at Carolina Forest Mortgage Loan”) is secured by the borrower’s fee simple interest in a 149 unit, garden-style apartment complex located in Myrtle Beach, South Carolina (“The Brixley at Carolina Forest Property”). The Brixley at Carolina Forest Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $20,700,000. The Brixley at Carolina Forest Mortgage Loan was originated on July 9, 2025 by CREFI and accrues interest at a fixed rate of 6.00000% per annum. The Brixley at Carolina Forest Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of The Brixley at Carolina Forest Mortgage Loan is August 6, 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
94

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

The Property. The Brixley at Carolina Forest Property is a 149-unit, garden-style apartment complex located in Myrtle Beach, South Carolina. The Brixley at Carolina Forest Property is comprised of 16 buildings situated on an approximately 26.29-acre site, including 12 three-story residential buildings, an amenity building, and a clubhouse / leasing office maintenance building. The borrower purchased The Brixley at Carolina Forest Property in May 2023 and began a renovation plan to transition The Brixley at Carolina Forest Property from student housing to conventional apartments. Renovations have totaled approximately $2,362,975 and include upgraded units with new paint, kitchen cabinets, stainless steel appliances, new granite or quartz countertops, new bathroom vanity and toilets, new flooring, and updated plumbing and lighting fixtures, along with exterior and amenity refreshes.

Amenities at The Brixley at Carolina Forest Property include a sport court, fitness center, leasing office, clubhouse, business center, pool, barbeque grill, outdoor lounge, theatre room, and cabana/pergola. The Brixley at Carolina Forest Property also features 432 parking spaces, resulting in a parking ratio of 2.90 spaces per unit. The unit mix at The Brixley at Carolina Forest Property consists of four studio units, one one-bedroom unit, 63 three-bedroom non-renovated units, 15 three-bedroom partially renovated units, and 66 three-bedroom renovated units with fully renovated three-bedroom units having a $164 (10.8%) rental premium relative to unrenovated units. As of June 4, 2025, The Brixley at Carolina Forest Property was 94.0% occupied.

The following table presents certain information relating to the unit mix at The Brixley at Carolina Forest Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
Studio	4	2.7%	4	100.0%	450	$1,123	$1,255
1BR/1BA	1	0.7%	1	100.0%	450	$1,060	$1,050
3BR/3BA	63	42.3%	55	87.3%	1250	$1,519	$1,600
3BR/3BA Partial Renovated	15	10.1%	14	93.3%	1250	$1,630	$1,725
3BR/3BA Renovated	66	44.3%	66	100.0%	1250	$1,683	$1,800
Total/Wtd. Avg.	149	100.0%	140	94.0%	1223	$1,593	$1,688
(1)	Based on the underwritten rent roll dated June 4, 2025. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
95

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

The following table presents certain information relating to the historical and underwritten net cash flow at The Brixley at Carolina Forest Property:

Cash Flow Analysis
	12/31/2024(1)	TTM 5/2025(1)	U/W	U/W Per Unit(2)
Base Rent	$2,873,307	$2,844,255	$2,675,688	$17,957.64
Potential Income from Vacant Units	0	0	174,300	$1,169.80
Gross Potential Income	$2,873,307	$2,844,255	$2,849,988	$19,127.44
Other Income(2)	326,927	413,876	413,876	$2,777.69
Net Rental Income	$3,200,234	$3,258,131	$3,263,864	$21,905.13
(Vacancy / Credit Loss)	($817,774)	($501,931)	($483,853)	($3,247.34)
Total Effective Gross Income	$2,382,459	$2,756,199	$2,780,011	$18,657.79

Real Estate Taxes	206,055	209,356	205,667	$1,380.31
Insurance	127,819	129,910	137,459	$922.55
Management Fee	71,474	82,686	83,400	$559.73
Utilities	321,954	319,536	319,536	$2,144.54
Other Expenses(3)	502,056	535,280	471,580	$3,164.97
Total Expenses	$1,229,358	$1,276,769	$1,217,643	$8,172.10

Net Operating Income	$1,153,101	$1,479,431	$1,562,368	$10,485.69
Replacement Reserves - Residential	0	0	37,250	$250.00
Net Cash Flow	$1,153,101	$1,479,431	$1,525,118	$10,235.69

Occupancy	76.0%	87.2%	83.0%(4)
NCF DSCR	0.92x	1.17x	1.21x
NOI Debt Yield(5)	6.4%	8.2%	8.7%
(1)	The increase from 12/31/2024 Net Operating Income to TTM 5/2025 Net Operating Income is primarily attributable to the renovations and subsequent lease-up of The Brixley at Carolina Forest Property in 2024.
(2)	Other Income includes utilities reimbursement, cable and internet, resident liability insurance, cleaning and damages, application fees, late fees, lease termination/notice fees, and pet fees
(3)	Other Expenses include payroll and benefits, repairs and maintenance, and general and administrative expenses.
(4)	Represents economic occupancy.
(5)	NOI Debt Yield is calculated net of the $2,700,000 holdback reserve which will be released six months following the origination date upon The Brixley at Carolina Forest Property achieving a Holdback Debt Yield (as defined below) of 8.5%. The 12/31/2024, TTM 5/2025, and U/W NOI Debt Yields based on the total balance of The Brixley at Carolina Forest Mortgage Loan of $20,700,000 are, 5.6%, 7.1%, and 7.5%, respectively.

Appraisal. According to the appraisal, The Brixley at Carolina Forest Property had an “as-is” appraised value of $32,500,000 as of November 6, 2024, as shown in the table below.

The Brixley at Carolina Forest Appraised Value(1)
Property	Value	Capitalization Rate
The Brixley at Carolina Forest	$32,500,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated April 21, 2025, there was no evidence of any recognized environmental conditions at The Brixley at Carolina Forest Property.

The Market. The Brixley at Carolina Forest Property is located at 110 Chanticleer Village Drive in Myrtle Beach, South Carolina, within the Myrtle Beach-Conway-North Myrtle Beach SC-NC metropolitan statistical area (the “Myrtle Beach MSA”). The Brixley at Carolina Forest Property is located approximately 10.9 miles west of the Myrtle Beach Pier and 11.9 miles west of the Myrtle Beach International Airport. The Myrtle Beach MSA is a popular destination for tourists and retirees and has experienced strong population growth with a 4.3% increase in population from 2021 to 2022 and 2022 to 2023. Top employers in the Myrtle Beach MSA include Walmart, Coastal Carolina University, Food Lion, Conway Medical Center, and Grand Strand Regional Medical Center.

According to the appraisal, The Brixley at Carolina Forest Property is located in the Myrtle Beach multifamily market. As of the third quarter of 2024, the Myrtle Beach multifamily market had a total inventory of 9,739 units, a vacancy rate of 10.1%, and asking rent of $1,462 per unit. Furthermore, the appraisal compared The Brixley at Carolina Forest Property to 2000 to 2009 vintage properties and found that average asking rates for similar vintage properties was $1,610 per unit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
96

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of The Brixley at Carolina Forest Property was 1,406, 19,810 and 55,053, respectively. The 2023 average household income within the same radii was $99,908, $89,229 and $90,772, respectively.

The following table presents certain information relating to comparable multifamily properties to The Brixley at Carolina Forest Property:

Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit(1)
	-	2004 / 2023, 2024	149	Studio	450	$1,123
The Brixley at Carolina Forest(2)				1BR/1BA	450	$1,060
110 Chanticleer Village Drive				3BR/3BA	1250	$1,519
Myrtle Beach, SC				3BR/3BA Partial Renovated	1250	$1,630
				3BR/3BA Renovated	1250	$1,683
Reserve at Ridgewood 4911 Signature Drive	0.6 mi	1998 / NAP	180	2BR/2BA	1,140	$1,434
Myrtle Beach, SC				3BR/3BA	1,315	$1,590
Grandview At Clear Pond	2.6 mi	2020 / NAP	252	1BR/1BA	772	$1,250
101 Grand Bahama Drive				2BR/2BA	1,013	$1,600
Myrtle Beach, SC				3BR/3BA	1,200	$1,820
The Cloisters At Carolina Forest 2118 Silvercrest Drive	5.1 mi	2019 / NAP	152	2BR/2BA	1,050	$1,482
Myrtle Beach, SC				3BR/3BA	1,250	$1,584
River Landing	7.5 mi	2002 / 2023	340	1BR/1BA	728	$1,152
200 River Landing Boulevard				2BR/2BA	993	$1,356
Myrtle Beach, SC				3BR/2BA	1,456	$1,583
Flintlake	8.2 mi	1996 / 2021	272	1BR/1BA	810	$1,175
650 West Flintlake Court				2BR/2BA	1,103	$1,327
Myrtle Beach, SC				3BR/2.5BA	1,508	$1,545
Seaside Grove	9.2 mi	2002 / 2013	312	1BR/1BA	787	$1,157
101 Augusta Plantation Drive				2BR/2BA	989	$1,357
Myrtle Beach, SC				3BR/3BA	1,229	$1,583
Cape Landing	11.6 mi	1997 / NAP	288	1BR/1BA	717	$1,231
3851 Cape Landing Drive				2BR/2BA	1,008	$1,399
Myrtle Beach, SC				3BR/3BA	1,356	$1,665
Seapath on 67th 6715 Wahoo Drive	13.7 mi	2018 / NAP	224	1BR/1BA	814	$1,314
Myrtle Beach, SC				2BR/2BA	1,095	$1,745
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 4, 2025. Average Rent Per Unit reflects the average base rent for occupied units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
97

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

The Borrower and the Borrower Sponsors. The borrower is 110 Chanticleer Property LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantors are Michael Schofel and Peter Schofel of Eastman Companies. Founded in 1978, Eastman Companies is a full-service real estate development, construction and management company that owns, manages, or has developed more than eight million square feet of office, retail, industrial and multifamily properties. Furthermore, Eastman Companies launched Eastman Residential in 2020 with a focus on acquiring well-located multifamily properties in markets with robust economic drivers and future growth potential.

Property Management. The Brixley at Carolina Forest Property is managed by Asset Plus USA, LLC, an independent third party management company.

Initial and Ongoing Reserves. At origination of The Brixley at Carolina Forest Mortgage Loan, the borrower deposited approximately (i) $144,238 into a reserve account for real estate taxes, (ii) $36,083 into a reserve account for insurance premiums and (iii) $2,700,000 into a holdback reserve (which will be released six months following the origination date upon The Brixley at Carolina Forest Property achieving a Holdback Debt Yield of 8.5%).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $18,030).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $12,028).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $3,104.

Lockbox / Cash Management. The Brixley at Carolina Forest Mortgage Loan is structured with a springing lockbox and springing cash management. Promptly following receipt of notice from the lender of the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue derived from The Brixley at Carolina Forest Property into such lender-controlled lockbox. Within five business days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all non-residential tenants occupying space in The Brixley at Carolina Forest Property directing them to remit all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Brixley at Carolina Forest Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Brixley at Carolina Forest Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Brixley at Carolina Forest Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Brixley at Carolina Forest Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Brixley at Carolina Forest Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x (provided, however, that no Trigger Period shall be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Brixley at Carolina Forest Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

“Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in an amount of the Collateral Deposit Amount (as defined below), and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount necessary to equal the Collateral Deposit Amount. The lender is required to promptly return such collateral to the borrower, provided no event of default is continuing under The Brixley at Carolina Forest Mortgage Loan documents, at such time as the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter without taking into account such collateral.

The “Collateral Deposit Amount” means an amount equal to the positive difference between the Underwritable Cash Flow (as defined below) that produces a debt service coverage ratio of 1.20x and the Underwritable Cash Flow that produces a debt service coverage ratio of 1.00x, in each case, as the debt service coverage ratio is calculated hereunder as of the date such amount is determined.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
98

Multifamily – Garden 110 Chanticleer Village Drive Myrtle Beach, SC 29579	Collateral Asset Summary – Loan No. 9 The Brixley at Carolina Forest	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,700,000 63.7% 1.21x 8.7%

“Underwritable Cash Flow” means an amount calculated by lender on a monthly basis equal to the sum of gross rents plus operating income (either (i) at all times prior to the date that is 12 months after August 1, 2025, for the period between August 1, 2025 and the applicable date of determination, annualized, or (ii) thereafter, for the trailing 12 months), less the trailing 12 months of operating expenses, each of which shall be subject to lender’s application of the Cash Flow Adjustments (as defined below).

“Cash Flow Adjustments” means adjustments made by lender in its calculation of Underwritable Cash Flow and the components thereof, in each case, based upon lender and rating agency underwriting criteria, which such adjustments shall include, without limitation, adjustments (A) for (i) items of a non-recurring nature, (ii) a credit loss/vacancy/concessions allowance equal to the greater of actual vacancy and 5.0% and (iii) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to taxes and insurance premiums); and (B) to exclude rental income attributable to any (i) tenant that is in arrears of the full amount of rent required by its lease for more than 30 days, and/or (ii) tenant whose tenancy at the property is month-to-month.

“Holdback Debt Yield” means, as of any date of any calculation of the holdback reserve, a ratio conveyed as a percentage in which: (i) the numerator is the Underwritable Cash Flow (calculated using, instead of gross rents, rental income for the trailing three months actually paid by tenant(s) pursuant to their lease(s), annualized), and (ii) the denominator is the then outstanding principal balance of The Brixley at Carolina Forest Mortgage Loan less the amount of holdback reserve funds that would remain on deposit, if any, following disbursement of the Holdback Reserve Funds Release Amount (as defined below).

“Holdback Reserve Funds Release Amount” means, as of the date the borrower requests a disbursement from the holdback reserve, the greatest amount of holdback reserve funds for which the Holdback Debt Yield equals or exceeds 8.50%; provided, however, that if such amount to be released is less than $250,000, such released amount shall be deemed to be $0.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
99

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
100

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
101

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality - Full Service
Borrower Sponsor(s):	AVR Enterprises LLC	Collateral(4):	Fee / Leasehold
Borrower(s):	First Class Hotels, LLC	Location:	New Orleans, LA
Original Balance(1):	$20,000,000	Year Built / Renovated:	1893 / 2019
Cut-off Date Balance(1):	$20,000,000	Property Management:	Waldorf Astoria Management, LLC
% by Initial UPB:	3.2%	Size:	504 Rooms
Interest Rate:	6.87000%	Appraised Value / Per Room:	$243,000,000 / $482,143
Note Date:	June 30, 2025	Appraisal Date:	January 31, 2025
Original Term:	60 months	Occupancy:	70.2% (as of March 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	70.2%
Original Amortization:	NAP	Underwritten NOI:	$20,303,668
Interest Only Period:	60 months	Underwritten NCF:	$16,966,806
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$20,230,238 (TTM March 31, 2025)
Additional Debt Balance(1):	$110,000,000	2024 NOI(5)(6):	$17,640,551
Call Protection(2):	L(25),D(28),O(7)	2023 NOI(6):	$19,034,524
Lockbox / Cash Management:	Soft / Springing	2022 NOI:	$19,739,027
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$257,937
Taxes:	$0	Springing	NAP	Maturity Date Loan Per Room:	$257,937
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.5%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV:	53.5%
Ground Lease Subleases Reserve:	$322,055	$0	NAP	UW NOI DY:	15.6%
PIP Reserve:	$0	Springing	NAP	UW NCF DSCR:	1.87x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	95.0%	Loan Payoff	$135,590,278	99.1%
Borrower Sponsor Equity	6,841,400	5.0	Closing Costs	929,067	0.7
			Upfront Reserves	322,055	0.2
Total Sources	$136,841,400	100.0%	Total Uses	$136,841,400	100.0%
(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan that is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $130,000,000 (“The Roosevelt New Orleans Whole Loan”). The Financial Information presented in the chart above is based on The Roosevelt New Orleans Whole Loan.
(2)	Defeasance of The Roosevelt New Orleans Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 30, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2025-V16 securitization in August 2025. The actual lockout period may be longer.
(3)	For a full description of Reserves, see “Initial and Ongoing Reserves” below.
(4)	An annex portion of The Roosevelt Hotel Property attached to the main structure of The Roosevelt New Orleans Property (as defined below), which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property. For a full description of the ground lease, see “Ground Lease” below.
(5)	The increase in NOI between 2024 and TTM is primarily attributable to ADR increasing from $297.26 to $313.68.
(6)	The decline in NOI between 2023 and 2024 is primarily attributable to an increase in insurance expenses and real estate taxes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
102

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

The Loan. The Roosevelt New Orleans mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold interests in a full-service hospitality property located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan consists of six pari passu promissory notes, has a five-year term, accrues interest at a rate of 6.87000% per annum on an Actual/360 basis and is interest only for the entire term. The Roosevelt New Orleans Whole Loan was co-originated by Barclays and Wells Fargo Bank, N.A. (“WFBNA”). The Roosevelt New Orleans Mortgage Loan is evidenced by the non-controlling Note A-2 by Barclays. The A-1, A-3 and A-4 notes are currently held by Barclays and are expected to be contributed to one or more future securitization trust(s). The A-5-1 note is expected to be contributed to the WFCM 2025-5C5 transaction by WFBNA and the A-5-2 note is currently held by WFBNA.

The Roosevelt New Orleans Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Outside-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Roosevelt New Orleans Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	Barclays	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2025-V16	No
A-3(1)	$19,500,000	$19,500,000	Barclays	No
A-4(1)	$5,000,000	$5,000,000	Barclays	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5(2)	No
A-5-2(1)	$15,800,000	$15,800,000	WFBNA	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more securitization trusts.
(2)	The WFCM 2025-5C5 securitization is expected to close on or about July 30, 2025.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses The Roosevelt New Orleans Property’s hotel rooms and an annex portion of The Roosevelt New Orleans Property, which includes The Roosevelt New Orleans Property’s spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007. At the time of acquisition, The Roosevelt New Orleans Property had been closed since 2005 due to damage incurred during Hurricane Katrina. The borrower sponsor subsequently invested approximately $145 million to gut renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested $4.4 million in meeting space renovations and in 2019, The Roosevelt New Orleans Property underwent a $13.0 million renovation to update all guest rooms and a full corridor upgrade. In 2024, the borrower sponsor began a $5.5 million renovation intended to modernize all of the guest and service elevators in the building, and in 2025, planned a $2.75 million addition of an 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suite and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms) Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at the Roosevelt and Teddy’s café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. Total revenue at The Roosevelt New Orleans Property is comprised of four components: rooms (60.7% of underwritten revenue), food and beverage (33.8% of underwritten revenue), other operated departments (3.7% of underwritten revenue) and miscellaneous income (1.8% of underwritten revenue). According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

The following table presents certain information relating to the historical operating performance of The Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR
	The Roosevelt New Orleans(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	61.9%	$301.32	$186.62	57.3%	$274.30	$157.13	108.1%	109.9%	118.8%
2023	68.6%	$282.75	$193.85	59.7%	$267.54	$159.75	114.8%	105.7%	121.3%
2024	69.3%	$297.26	$206.00	63.1%	$277.08	$174.87	109.8%	107.3%	117.8%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone and The Ritz-Carlton, New Orleans.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Roosevelt New Orleans Property:

Operating History and Underwritten Net Cash Flow
	2022	2023(4)	2024(4)(5)	TTM(1)(5)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14
Room Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352	60.7%
Food and Beverage Revenue	20,487,138	22,722,954	21,392,222	22,543,671	22,543,671	44,730	33.8
Other Operated Departments	2,520,957	2,560,293	2,452,356	2,477,408	2,477,408	4,915	3.7
Miscellaneous Income	1,486,642	1,498,245	1,327,284	1,218,805	1,218,805	2,418	1.8
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415	100.0%
Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016	19.9%
Food and Beverage Expense	10,845,102	12,334,732	12,230,144	12,578,908	12,578,908	24,958	55.8
Other Operated Departments Expense	1,665,222	1,743,906	1,830,311	1,875,856	1,875,856	3,722	75.7
Total Departmental Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696	33.8%
Total Departmental Profit	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719	66.2%
Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645	25.4
Gross Operating Profit	$24,567,791	$24,731,727	$24,582,642	$27,253,083	$27,253,083	$54,074	40.8%
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972	3.0
Real Estate Taxes	1,071,340	1,129,326	1,668,824	1,645,134	1,645,134	3,264	2.5
Insurance	1,217,803	2,335,737	3,142,639	3,132,777	2,980,109	5,913	4.5
Ground Rent	307,555	307,554	307,554	307,554	322,055	639	0.5
Total Other Expenses	$4,828,764	$5,697,203	$6,942,091	$7,022,844	$6,949,414	$13,789	10.4%
Net Operating Income	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$20,303,668	$40,285	30.4%
FF&E	$0	$0	$0	$0	$3,336,862	$6,621	5.0
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664	25.4%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 504 rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Decline in NOI between 2023 and 2024 is primarily attributable to an increase in insurance expenses and real estate taxes.
(5)	Increase in NOI between 2024 and TTM is primarily attributable to ADR increasing from $297.26 to $313.68.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

Appraisal. According to the appraisal, The Roosevelt New Orleans Property had an “as-is” appraised value of $243,000,000 as of January 31, 2025. The table below shows the appraisal’s “as-is” conclusions:

The Roosevelt New Orleans Appraised Value(1)
Property	Appraised Value	Capitalization Rate
The Roosevelt New Orleans	$243,000,000	7.20%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at The Roosevelt New Orleans Property.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage and world-famous music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in the New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. The appraisal describes the neighborhood as being characterized by high-rise office and residential buildings, hotels, world-renowned restaurants, upscale shopping centers and retail shops, entertainment venues and tourism attractions. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome and the Smoothie King Center. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted two hotels, ARRIVE by Palisociety (93 keys) and a Fairmont/Element Dual Brand hotel (466 keys), that are currently under construction in the greater New Orleans lodging market. Of the hotels currently under construction, only the Fairmont component (250 keys) is expected to have some degree of competitive interaction with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information relating to the primary hotel competition for The Roosevelt New Orleans Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting and Group	Commercial	Occupancy	ADR	RevPAR
The Roosevelt New Orleans	2009(2)	504	42%	33%	25%	70.2%(3)	$313.68(3)	$220.14(3)
Ritz-Carlton New Orleans	2000	528	35%	50%	15%	55.0%-60.0%	$375.00-$400.00	$230.00-$240.00
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%	55.0%-60.0%	$450.00-$475.00	$260.00-$270.00
Hotel Monteleone New Orleans	1886	522	70%	20%	10%	60.0%-65.0%	$270.00-$280.00	$160.00-$170.00
Secondary Competition	Various	1,930	40%	40%	20%	65.0%	$223.51	$145.28
(1)	Source: Appraisal’s estimates of 2024 Occupancy, ADR and RevPAR, unless stated otherwise.
(2)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.
(3)	Based on TTM as of March 31, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
105

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

The Borrower and the Borrower Sponsor. The borrowing entity for The Roosevelt New Orleans Whole Loan is First Class Hotels, LLC, a Louisiana limited liability company and special purpose entity. The borrower is required to have at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Roosevelt New Orleans Whole Loan.

The borrower sponsor and non-recourse guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels, multifamily apartments, retail centers, office buildings and ground-up developments. AVR Realty Company has a net worth and liquidity of approximately $765 million and $366 million, respectively. There is ongoing litigation involving controlling parties of AVR Enterprises, LLC. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, a third-party management company affiliated with Hilton Worldwide.

Initial and Ongoing Reserves. At origination, the borrower reserved $322,055, which represents one year’s worth of ground rent and all other charges under The Roosevelt New Orleans Subleases (as defined below).

Tax Reserve – So long as an Escrow Sweep Triggering Event (as defined below) has not occurred, taxes due with regard to The Roosevelt New Orleans Property will be paid by the property manager of The Roosevelt New Orleans Property and the borrower will not be required to deposit monthly reserves with respect to taxes. Following a Escrow Sweep Triggering Event, the borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve – So long as an Escrow Sweep Triggering Event has not occurred and insurance premiums due with regard to The Roosevelt New Orleans Property are paid by the property manager of The Roosevelt New Orleans Property, the borrower will not be required to deposit monthly reserves with respect to insurance. Following an Escrow Sweep Triggering Event, the borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless no event of default has occurred or is continuing and the borrower maintains a blanket insurance policy in accordance with The Roosevelt New Orleans Whole Loan documents.

FF&E Reserve – So long as an Escrow Sweep Triggering Event has not occurred, the property manager of The Roosevelt New Orleans Property will maintain a separate FF&E reserve account and pay for FF&E required for the operation of The Roosevelt New Orleans Property in accordance with the management agreement. Following an Escrow Sweep Triggering Event, the borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 5% of the gross revenue generated in the immediately preceding calendar year.

PIP Reserve – To the extent not reserved by the property manager or following an Escrow Sweep Triggering Event, the borrower is required to deposit with the lender in the form of cash or a letter of credit all fees and costs incurred or anticipated to be incurred in connection with PIP work as set forth in the borrower’s good faith budget as reasonably approved by the lender subject to the PIP approval process set forth in The Roosevelt New Orleans Whole Loan documents. The borrower can elect to make monthly deposits into the PIP reserve account so long as such deposits provide adequate funds to complete PIP work within the timeframe required by the PIP.

An “Escrow Sweep Triggering Event” means the termination or expiration of the management agreement between the borrower and Waldorf Astoria Management, LLC (“The Roosevelt New Orleans Management Agreement”).

An “Escrow Sweep Cure” means (A) either (i) the borrower has delivered to the lender evidence reasonably satisfactory to the lender that the manager has renewed or extended The Roosevelt New Orleans Management Agreement pursuant to terms reasonably acceptable to the lender for a term of not less than three years past the maturity date or (ii) a management cure has been effectuated as outlined in The Roosevelt New Orleans Whole Loan documents, and (B) if either (i) the borrower has entered into a replacement management agreement as required by The Roosevelt New Orleans Whole Loan documents (a “Roosevelt New Orleans Replacement Management Agreement”) or (ii) if the renewal or extension of The Roosevelt New Orleans Management Agreement requires the borrower to enter into a PIP, the borrower will be required to have delivered the PIP deposit to the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
106

Hospitality – Full Service 130 Roosevelt Way New Orleans, LA 70112	Collateral Asset Summary – Loan No. 10 The Roosevelt New Orleans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 53.5% 1.87x 15.6%

Lockbox / Cash Management. The Roosevelt New Orleans Whole Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for The Roosevelt New Orleans Whole Loan and disbursed in accordance with the terms of The Roosevelt New Orleans Whole Loan documents.

A “Cash Management Period” means the occurrence of (a) an event of default under The Roosevelt New Orleans Whole Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of an Escrow Sweep Triggering Event and (d) the occurrence of a DSCR Trigger Event (as defined below).

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with The Roosevelt New Orleans Whole Loan documents (ii) clause (b) above, the borrower replacing the manager with a qualified manager in accordance with The Roosevelt New Orleans Whole Loan documents; (iii) clause (c) above, the occurrence of an Escrow Sweep Cure; and (iv) clause (d) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A “DSCR Trigger Event” means any two consecutive calendar quarters for each of which the debt service coverage ratio for The Roosevelt New Orleans Property is less than 1.25x.

A “DSCR Trigger Event Cure” means The Roosevelt New Orleans Property maintaining after the end of two consecutive calendar quarters, a debt service coverage ratio of at least 1.30x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. The Roosevelt New Orleans Leasehold Component is subject to a ground lease (“The Roosevelt New Orleans Main Ground Lease”) which is subleased to the borrower pursuant to two subleases (“The Roosevelt New Orleans Subleases”). An affiliate of the borrower purchased the leased fee portion from The Administrators of the Tulane Educational Fund in 2016 and is the ground lessor under the Roosevelt New Orleans Main Ground Lease (the “Ground Lessor”) with Belmont Delaware LLC, an unaffiliated third party (the “Ground Lessee”), as ground lessee.

The borrower subleases The Roosevelt New Orleans Leasehold Component from the Ground Lessee pursuant to The Roosevelt New Orleans Subleases, which have combined annual payments of $322,055. The Roosevelt New Orleans Main Ground Lease and one of The Roosevelt New Orleans Subleases are co-terminus and expire September 30, 2049, and the other one of The Roosevelt New Orleans Subleases has a current maturity date of December 31, 2028 and a fully extended maturity date of September 30, 2049. At origination, the Ground Lessor under The Roosevelt New Orleans Main Ground Lease signed a joinder to The Roosevelt New Orleans Subleases and agreed to enter into a direct lease with the borrower upon expiration or earlier termination of The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases, including provision for an extension of such direct lease term to December 31, 2060.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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